     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 2000


                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                              NOTE EXCHANGE OFFER
                                       ON


                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          RHYTHMS NETCONNECTIONS INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                           4813                          33-0747515
 (State or other jurisdiction     (Primary Standard Industrial           (I.R.S. Employee
      of incorporation or          Classification Code Number)        Identification Number)
         organization)

                            9100 EAST MINERAL CIRCLE
                           ENGLEWOOD, COLORADO 80112
                                 (303) 476-4200
(Name, address, including zip code and telephone number, including area code, of agent for service)


                                CATHERINE HAPKA
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          RHYTHMS NETCONNECTIONS INC.
                            9100 EAST MINERAL CIRCLE
                           ENGLEWOOD, COLORADO 80112
                                 (303) 476-4200
(Name, address, including zip code and telephone number, including area code, of agent for service)


                                   COPIES TO:

                              RICHARD R. PLUMRIDGE
                                  LEXI METHVIN
                        BROBECK, PHLEGER & HARRISON, LLP
                             370 INTERLOCKEN BLVD.
                           BROOMFIELD, COLORADO 80209
                                 (303) 410-2000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practiable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G. check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registation statement for the same offering. / /


    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS



                               OFFER TO EXCHANGE
               14% SENIOR NOTES DUE 2010, SERIES A (UNREGISTERED)
                   FOR UP TO $300,000,000 IN PRINCIPAL AMOUNT
                   OUTSTANDING OF 14% SENIOR NOTES DUE 2010,
                             SERIES B (REGISTERED)

                                     [LOGO]

                          RHYTHMS NETCONNECTIONS INC.

                                  ------------

    We currently have outstanding $300.0 million in principal amount of 14% Senior Notes due 2010, Series A (the "old notes"). We are offering to exchange new registered 14% Senior Notes due 2010, Series B (the "new notes") for any and all of the old notes.


    TO EXCHANGE YOUR UNREGISTERED OLD NOTES FOR REGISTERED NEW NOTES, YOU MUST TENDER YOUR OLD NOTES NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON JULY 17, 2000, UNLESS EXTENDED.


                              -------------------

    No public market currently exists for the new notes. We do not expect that an active public market in the new notes will develop. We do not intend to list the new notes on any securities exchange or on the Nasdaq National Market.

                              -------------------

    SEE THE "RISK FACTORS" SECTION ON PAGE 9 FOR INFORMATION THAT YOU SHOULD CONSIDER BEFORE YOU DECIDE TO PARTICIPATE IN THIS EXCHANGE OFFER.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW NOTES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------


                 The date of this prospectus is June 16, 2000.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Summary.....................................................       1
Risk Factors................................................       9
Use of Proceeds.............................................      22
Capitalization..............................................      23
Selected Consolidated Financial Data........................      24
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................      26
Forward-Looking Statements..................................      35
Description of Indebtedness.................................      36
Business....................................................      37
Management..................................................      64
Certain Relationships and Related Transactions..............      77
Principal Stockholders......................................      82
The Exchange Offer..........................................      84
Certain Terms of the New Notes..............................      92
Description of the Notes....................................      93
Certain United States Federal Tax Consequences..............     124
Plan of Distribution........................................     125
Legal Matters...............................................     126
Experts.....................................................     126
Where You Can Find More Information.........................     126
Glossary of Terms...........................................     A-1
Index to Financial Statements...............................     F-1

                            ------------------------

    You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

    This prospectus is based on information provided by us and by other sources that we believe are reliable. We cannot assure you that this information is accurate or complete. This prospectus summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our company and the terms of the offering and the new notes, including the merits and risks involved.

    We are not making any representation to any purchaser of the new notes regarding the legality of an investment in the new notes by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the notes.

                            ------------------------

    We own applications for federal registration and claim rights in the following trademarks: APPLINET-TM-; CHOICE ROUTE-TM-; DSL ... CAN YOU HANDLE THE SPEED?-TM-; HOME.RHYTHMS-TM-; LOOP.RHYTHMS-TM-; NET.RHYTHMS-TM-; NETRHYTHMS-TM-; RHYTHM

WORKS-TM-; RHYTHMS-TM-; RHYTHMS COGNITIVE NETWORK-TM-; RHYTHMS LINKS-TM-; RHYTHMS.NET-TM-; RHYTHMS NETCONNECTIONS-TM-; RHYTHMS NETSELECT-TM-; RHYTHMS NETWORKNOW-TM-; RHYTHMS PBXPRESS-TM-; RHYTHMS TOOLBAR-TM-; RHYTHMS TOTAL ACCESS SOLUTIONS-TM-; RHYTHMS U.S. LAN-TM-; RING.RHYTHMS-TM-; WHERE INTERNET CONNECTIONS ARE MOVING-TM-; WORK.RHYTHMS-TM- and [LOGO].

    This prospectus also refers to trade names and trademarks of other companies.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS ASPECTS OF OUR BUSINESS AND THIS EXCHANGE OFFER WHICH WE CONSIDER TO BE SIGNIFICANT, BUT YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL DATA AND RELATED NOTES, BEFORE DECIDING TO PARTICIPATE IN THE EXCHANGE OFFER. WHEN WE REFER TO OUR COMPANY IN THIS PROSPECTUS, WE REFER TO US AND OUR SUBSIDIARIES, AS A COMBINED ENTITY, EXCEPT WHERE WE INDICATE OTHERWISE. WE HAVE PROVIDED A GLOSSARY OF TERMS FOR YOUR CONVENIENCE BEGINNING ON PAGE A-1. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS."

                                  OUR COMPANY

    We are a leading provider of broadband local access communication services to businesses and consumers. Our services include high-speed, "always on" connections to the Internet and to private networks. We also offer a growing suite of network features and applications including Internet services, that bring added value to our service offerings. We use multiple Digital Subscriber Line (DSL) technologies to provide data transfer rates ranging from 128 kbps to
7.1 Mbps delivering data to the user and from 128 kbps to 1.5 Mbps receiving data from the user. Accordingly, we believe that our peak network transfer rates to and from the user are higher than those of other national DSL service providers. For customers that subscribe at the 7.1 Mbps rate, our network provides data speeds to the user up to 125 times the speed of the fastest dial-up modem and over 55 times the speed of integrated services digital network
(ISDN) lines. We believe that our Internet Protocol (IP)-over-DSL network capability is unique compared to other national DSL service providers because it allows us to provide a broader range of IP internetworking capabilities in a simpler, more cost-effective way than those offered by traditional networking alternatives.

    Our customers include Internet service providers (ISPs), telecommunications carriers and broadband communication services resellers, which we refer to as broadband service providers. We also sell to businesses or enterprises that are not otherwise served by our broadband service provider customers. Internet service providers and broadband communication services resellers typically purchase our services in order to provide high-speed Internet access to their business and consumer end users. Telecommunications carriers typically purchase our services for resale to their Internet service provider affiliates and business customers. Enterprise customers typically purchase our services indirectly from our telecommunications carriers or directly from us to provide their employees, branch offices and other affiliates with high-speed remote access to the enterprise's local and wide area networks.

    We believe we have one of the nation's largest DSL networks with over 1,350 built or operational collocation sites in incumbent carrier central offices providing access to approximately 35 million homes and businesses as of March 31, 2000. At March 31, 2000, we had approximately 20,000 DSL lines in service and were providing service to approximately 3,400 broadband service providers and businesses. Our broadband service provider customers include MCI WorldCom, AT&T, Qwest, Level 3 Communications, Williams Communications, Intermedia Communications, UUNET, Microsoft Network, Flashcom, PSINet, SAVVIS Communications, CAIS Internet, Telocity, Phoenix Networks, Digital Island/Sandpiper Networks and iPhysicianNet. Our enterprise customers include Cisco, Ford Motor Company and SGI, among others. We believe our higher data transfer rates, combined with our network features and applications, allow us to record the highest average revenue per installed line per month among national DSL service providers. From our inception in February 1997 through March 31, 2000, our average revenue per installed line was approximately $119 per month.

    As of March 31, 2000, we offered our services in 46 markets and 83 of the largest metropolitan statistical areas (MSAs) in the United States, of which there are 314 total. We expect to complete the initial build-out of our network by the end of 2000. At that time, we anticipate that our services will be offered in 70 markets and 108 MSAs, and our network will pass a total of 51 million homes and businesses, representing approximately 45% of U.S. homes and 50% of U.S. businesses.

    In addition to our high speed access services, we plan to offer an increasing variety of network features and applications, such as voice-over-DSL. We believe these new services are important to increase our revenue. First, these services expand the size of our addressable market by enhancing and enabling new broadband services, such as video streaming, that cannot be practically achieved with narrowband communications connections. Second, certain of these services require higher speed connections that may result in higher average revenue per installed line per month for us. Third, some of these services may contain additional network features and applications that may provide us with additional recurring monthly revenue from our broadband communication services resellers and business customers.

    To further our goal of offering network features and applications, we expect to continue to enter into business arrangements and trials with broadband service providers, such as our arrangement with Digital Island/Sandpiper Networks, as well as telecommunications carriers, such as our arrangements with MCI WorldCom and Level 3 Communications, and leading networking equipment providers, such as our arrangement with Cisco.

    We intend to continue to explore expansion of our DSL network both in the United States and internationally. In October 1999, we invested $5.3 million in OCI Communications Inc., the parent company of Optel Communications Corporation, a competitive local exchange carrier in Canada. This investment was made in connection with our establishing a joint venture company, Rhythms Canada, with Optel in January 2000. Rhythms Canada is expected to develop a Canadian DSL network and offer dedicated high-speed DSL services to enterprise customers and telecommunications carriers throughout Canada.

    Our investors and strategic partners include MCI WorldCom, Qwest, Microsoft, Cisco, Enron Communications (a subsidiary of Enron Corp.), Kleiner Perkins Caufield & Byers and Hicks, Muse, Tate & Furst Inc.

OUR MARKET OPPORTUNITY

    We believe that we have a substantial business opportunity for the following reasons:

    - there is a growing demand for broadband local access communications services;

    - DSL is a cost-effective technology for broadband local access communications services; and

    - the current regulatory environment facilitates the growth of competitive broadband local access communications service providers.

OUR COMPETITIVE STRENGTHS

    WE OFFER AN ATTRACTIVE VALUE PROPOSITION COMPARED TO ALTERNATIVE LOCAL ACCESS COMMUNICATIONS SERVICES. For end users that subscribe at the 7.1 Mbps rate, our network provides transfer speeds over 55 times the speed of ISDN lines at monthly rates similar to or lower than those for heavily used ISDN lines, and over four times the speed of T1 private lines and frame relay circuits at a substantially lower price. Because we use dedicated connections from each end user to the network of our broadband service providers and business customers, end users can receive dependable data transfer rates and reduce the risk of unauthorized access.

    Unlike dial-up modems and ISDN lines, the DSL solution is "always on" and provides 24-hour continuous connection. Users are not required to dial-up to connect to the Internet or their private network for each use. In addition, our DSL network has been designed to allow us, for certain customers and services, to proactively and continuously monitor our network to the end user's DSL modem or router, eliminating the need for the end user to initiate a report of network malfunctions, as is the case with dial-up modems or ISDN lines.

    OUR NETWORK HAS BEEN DESIGNED TO BE FLEXIBLE AND EASILY UPGRADEABLE TO SUPPORT NEW NETWORK FEATURES AND APPLICATIONS. Because our network utilizes multiple technology platforms, we can provide higher end user speeds than other national providers, a broad range of IP internetworking capabilities in addition to traditional virtual point-to-point connectivity and various types of network traffic including data, voice and video.

    The quality and characteristics of each end user's copper telephone wire are different. Because we use a variety of technologies, we are able to select a solution that provides the highest speed available for each end user. As a result, as of March 31, 2000, users on our network were capable of receiving average data transfer rates of 1.7 Mbps.

    Our network supports traditional transmission protocols such as Asynchronous Transfer Mode and frame relay, as well as the rapidly growing IP transmission protocol. Our IP-over-DSL network capability allows us to provide a broad range of IP internetworking capabilities in a simpler, more cost-effective manner compared to traditional protocols. For example, our network can give each user simultaneous access to the Internet and private networks using a single connection, the ability to take advantage of distributed content caching services in an internetworked environment and the ability to add other emerging IP services such as voice-over-IP using their existing connection.

    Our network has also been designed to support multiple types of network traffic, starting with data and expanding to voice applications, including a variety of voice-over-DSL technologies, and video applications, such as conferencing and streaming. Our network can also be easily upgraded, as it has been designed to incorporate new applications and features, thereby avoiding costly and time consuming network upgrades.

    WE HAVE LEVERAGED OUR EARLY MOVER ADVANTAGE TO RAPIDLY EXPAND OUR DENSE, NATIONAL NETWORK AND GROW OUR NUMBER OF INSTALLED LINES. We were among the first to widely roll out national DSL services, offering commercial services in our first market in April 1998. This early start enabled us to rapidly expand our network to our targeted markets and develop early relationships with customers requiring a dense, national footprint. Because our initial network footprint in each market or MSA is extensive in coverage, we typically are able to make our services available to at least 70% of our customers' end user homes and businesses.

    WE HAVE BEEN ABLE TO ESTABLISH CUSTOMER RELATIONSHIPS WITH RECOGNIZED LEADERS IN THE NETWORKING INDUSTRY. We currently have strategic and/or customer relationships with many of the major telecommunications carriers, including MCI WorldCom, AT&T, Qwest, Level 3 Communications and Williams Communications. We also have customer relationships with many of the leading national business and consumer ISPs, including UUNET, Microsoft Network, PSINet, SAVVIS, Flashcom, Telocity and Phoenix Networks. MCI WorldCom has designated us as their preferred provider in its alternative carrier access provisioning system for DSL services in certain circumstances. MCI WorldCom and Qwest have committed to purchase an aggregate of 200,000 lines over a seven year period subject to penalties for failure to reach target commitments. Under the terms of our strategic partnership with Cisco, Cisco has agreed to jointly market and sell our networking solutions to its customer base in conjunction with our telecommunications carrier customers and engage in joint development projects with us including voice-over-DSL and video streaming applications.

    OUR MANAGEMENT TEAM HAS EXTENSIVE EXPERIENCE. Our senior management team has extensive experience in developing next generation networking businesses. Our Chairman and Chief Executive Officer, Catherine Hapka, was previously the founder, President and Chief Operating Officer of !NTERPRISE Networking Services, U S WEST's data networking business. Steve Stringer, our President and Chief Operating Officer, was previously the Global Chief Operating Officer of GE Capital IT Solutions.

OUR BUSINESS STRATEGY

    Our goal is to become the leading national service provider of high performance networking solutions for businesses and consumers. We intend to implement the following strategies to achieve our goal:

    - complete our dense, national network build-out in our target markets and MSAs;

    - maintain and expand our sales and marketing relationships with leading broadband service provider customers;

    - expand the number of network features and applications we offer;

    - lead the industry in customer service and build a reputation for being a desirable business partner;

    - capitalize on new regulatory developments to advance our business; and

    - evaluate and selectively pursue attractive international markets.

RECENT DEVELOPMENTS

    In April 2000, the Company entered into an agreement to form a multiyear strategic relationship with Excite@Home. Excite@Home is a leading broadband provider. Under the terms of the agreement, the Company will make a $15.0 million investment in @Home Solutions, an affiliate of Excite@Home. The Company will become @Home Solutions' exclusive provider of a residential DSL connectivity for Excite@Home in several specific markets outside of Excite@Home's current cable footprint. Excite@Home will be a preferred internet service provider for new consumers in those markets. The new relationship will offer broadband connectivity, a custom software package, Excite for broadband content and ISP services such as e-mail. This agreement is subject to various customary closing conditions.

                              -------------------

    Our principal executive office is located at 9100 East Mineral Circle, Englewood, Colorado 80112, and our telephone number is (303) 476-4200 or (800) RHYTHMS.

                         SUMMARY OF THE EXCHANGE OFFER

Registration rights agreement................  You are entitled under the registration agreement to exchange your unregistered notes for registered notes
                                               with substantially, identical terms. We are now
                                               offering to exchange your unregistered old notes for
                                               registered new notes with substantially the same
                                               terms in the exchange offer. The exchange offer is
                                               intended to satisfy our obligations under the
                                               registration rights agreement. After the exchange
                                               offer is completed, you will no longer be entitled to
                                               any exchange or registration rights with respect to
                                               your old notes.

                                               The registration rights agreement requires us to file
                                               a registration statement for a continuous offering in
                                               accordance with Rule 415 under the Securities Act for
                                               your benefit if you would not receive freely
                                               tradeable registered notes in the exchange offer or
                                               you are ineligible to participate in the exchange
                                               offer and indicate that you wish to have your old
                                               notes registered under the Securities Act. See "The
                                               exchange offer--Procedures for tendering."

The exchange offer...........................  We are offering to exchange $1,000 principal amount of new notes, our Series B 14% Senior Notes due 2010
                                               which have been registered under the Securities Act,
                                               for each $1,000 principal amount of old notes, our
                                               Series A 14% Senior Notes due 2010 which were issued
                                               on February 23, 2000 in a private placement. In
                                               order to be exchanged, an old note must be properly
                                               tendered and accepted. All old notes that are validly
                                               tendered and not validly withdrawn will be exchanged
                                               for new notes.

                                               As of this date, there is $300.0 million aggregate
                                               principal amount of old notes outstanding.

                                               We will issue the new notes promptly after the
                                               expiration of the exchange offer.

Resales of the registered notes..............  We believe that the new notes may be offered for resale, resold and otherwise transferred by you
                                               without compliance with the registration and
                                               prospectus delivery provisions of the Securities Act
                                               if you meet the following conditions:

                                               - The new notes to be acquired by you in the exchange
                                                 offer are acquired by you in the ordinary course of
                                                 your business;

                                               - you are not engaging in and do not intend to engage
                                               in a distribution of the new notes;

                                               - you do not have an arrangement or understanding
                                               with any person to participate in the distribution of
                                                 the new notes; and

                                               - you do not control us, you are not controlled by
                                               us, and you are not under common control with us,
                                                 either directly or indirectly.

                                               If you do not meet the above conditions, you may
                                               incur liability under the Securities Act if you
                                               transfer any new note without delivering a prospectus
                                               meeting the requirements of the Securities Act. We do
                                               not assume or indemnify you against the liability.

                                               Each broker-dealer that receives new notes in the
                                               exchange offer for its own account in exchange for
                                               old notes which were acquired by that broker-dealer
                                               as a result of market-making activities or other
                                               trading activities must acknowledge that it will
                                               deliver a prospectus meeting the requirements of the
                                               Securities Act in connection with any resales of the
                                               registered notes. A broker-dealer may use this
                                               prospectus for an offer to resell or to otherwise
                                               transfer these new notes.

Expiration date..............................  The exchange offer will expire at 5:00 p.m., New York
                                               City time, on July 17, 2000, unless we decide to
                                               extend the exchange offer. We do not intend to extend
                                               the exchange offer, although we reserve the right to
                                               do so.

Conditions to the exchange offer.............  The only conditions to completing the exchange offer are that the exchange offer not violate applicable
                                               law or any applicable interpretation of the staff of
                                               the Securities and Exchange Commission and no
                                               injunction, order or decree has been issued which
                                               would prohibit, prevent or materially impair our
                                               ability to proceed with the exchange offer. See "The
                                               exchange offer--Conditions."

Withdrawal...................................  You may withdraw the tender of your old notes at any time prior to 5:00 p.m., New York City time, on the
                                               expiration date. We will return to you any old notes
                                               not accepted for exchange for any reason without
                                               expense to you as promptly as we can after the
                                               expiration or termination of the exchange offer.

Exchange agent...............................  State Street Bank Trust Company of California N.A. is
                                               serving as the exchange agent in connection with the
                                               exchange offer.

Consequences of failure to exchange..........  If you do not participate in the exchange offer, upon completion of the exchange offer, the liquidity of
                                               the market for your old notes could be adversely
                                               affected. If the liquidity of the market for your old
                                               notes is adversely affected, you may be unable to
                                               sell or transfer your old notes and the value of your
                                               old notes may decline. See "Risk factors--The value
                                               of your old notes may decline if you fail to exchange
                                               your old notes for new notes."

Federal income tax consequences..............  The exchange of the new notes for the old notes will not be a taxable event for federal income tax
                                               purposes. See

                                               "Certain United States Federal Income Tax
                                               Considerations."

                              SUMMARY OF NEW NOTES

The new notes................................  $300,000,000 aggregate principal amount of 14% senior notes due 2010, Series B.

Maturity.....................................  February 15, 2010.

Interest payment dates.......................  February 15 and August 15, beginning August 15, 2000.

Ranking......................................  The new notes will be unsecured and rank equally with our senior unsecured debt. The new notes will be
                                               subordinated to our secured debt as to the assets
                                               securing such debt.

                                               As of March 31, 2000:

                                               - we had outstanding approximately $812.0 million of
                                               senior unsecured debt and

                                               - we had outstanding approximately $0.4 million of
                                               senior secured debt.

                                               As of March 31, 2000, our subsidiaries had no
                                               outstanding debt.

Optional redemption..........................  We may redeem some or all of the new notes, at any time on or after February 15, 2005 at the redemption
                                               price described in this prospectus.

Change of control............................  When a change of control event occurs, each holder of new notes may require us to repurchase all or a
                                               portion of its new notes at a purchase price equal to
                                               101% of the principal amount of the new notes, plus
                                               accrued interest.

Public equity offering and strategic equity    Before February 15, 2003, we may redeem up to 35% of
sale optional redemption.....................  the aggregate principal amount of the new notes with the net proceeds of certain public equity offerings
                                               and/or certain private sales of capital stock at 114%
                                               of the principal amount of the new notes, plus
                                               accrued interest, if at least $195.0 million of the
                                               aggregate principal amount of the new notes
                                               originally issued remains outstanding immediately
                                               after such redemption.

Covenants....................................  The indenture governing the new notes contains covenants that, among other things, will limit our
                                               ability and the ability of our restricted
                                               subsidiaries to:

                                               - incur additional debt,

                                               - pay dividends on, redeem or repurchase our capital
                                                 stock,

                                               - make investments,

                                               - grant security interests in our assets,

                                               - consolidate, merge or transfer all or substantially
                                               all of our assets,

                                               - restrict dividend or other payments to us by our
                                               restricted subsidiaries,

                                               - dispose of the proceeds of asset sales,

                                               - issue and sell capital stock of our restricted
                                                 subsidiaries,

                                               - engage in transactions with related persons,

                                               - enter new lines of business,

                                               - issue guarantees of our other debt by our
                                               restricted subsidiaries,

                                               - engage in sale/leaseback transactions and

                                               - designate unrestricted subsidiaries.

                                               These covenants are subject to important exceptions
                                               and qualifications, which are described under the
                                               heading "Description of the Notes" in this
                                               prospectus.

Risk factors.................................  See "Risk Factors" and the other information in this prospectus for a discussion of factors you should
                                               carefully consider before deciding to tender the old
                                               notes for the new notes.

                                  RISK FACTORS

    THE NEW NOTES, LIKE THE OLD NOTES, ENTAIL A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO TENDER OLD NOTES FOR NEW NOTES. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING OUR COMPANY.

WE CANNOT PREDICT OUR SUCCESS BECAUSE WE HAVE A SHORT OPERATING HISTORY

    We formed our company in February 1997, and we have a short operating history for you to review in evaluating our business. We have limited historical financial and operating data upon which you can evaluate our business and prospects. We entered into our first interconnection agreement with an incumbent carrier in July 1997 and began to offer commercial services in our first market in April 1998. We have limited commercial operations and have recognized limited revenues since our inception. In addition, our senior management team and our other employees have worked together at our company for only a short period of time.

BECAUSE OUR MARKET IS NEW AND EVOLVING, WE CANNOT PREDICT ITS FUTURE GROWTH OR ULTIMATE SIZE, AND WE MAY BE UNABLE TO COMPETE EFFECTIVELY

    The market for broadband local access DSL communication services using copper telephone lines is in the early stages of development. Since this market is new and evolving and because our current and future competitors are likely to introduce competing services, we cannot accurately predict the rate at which this market will grow, if at all, or whether new or increased competition will result in market saturation. Various providers of broadband local access DSL communication services are testing products from various suppliers for various applications. Certain critical issues concerning commercial use of DSL for Internet and private network access, including security, reliability, ease and cost of access and quality of service, remain unresolved and may impact the growth of these services. If the markets for our services fail to develop, grow more slowly than anticipated or become saturated with competitors, these events could materially and adversely affect our business, prospects, operating results and ability to repay our debt, including the new notes.

    Our success will depend on the development of this new and rapidly evolving market and our ability to compete effectively in this market. To address these risks, we must, among other things:

    - rapidly expand the geographic coverage of our network services;

    - raise additional capital;

    - enter into interconnection agreements and working arrangements with additional incumbent carriers, substantially all of which we expect to be our competitors;

    - deploy an effective network infrastructure;

    - attract and retain customers;

    - successfully develop and maintain relationships and activities with our broadband service providers, including MCI WorldCom, Microsoft, Qwest, Level 3 Communications and Cisco;

    - continue to attract, retain and motivate qualified personnel;

    - accurately assess potential markets and effectively respond to competitive developments;

    - continue to develop and integrate our operational support system and other back office systems;

    - obtain any required governmental authorizations;

    - comply with evolving governmental regulatory requirements;

    - increase awareness of our services;

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
    - rapidly scale our operations and the systems that support those operations;

    - continue to upgrade our technologies; and

    - effectively manage our expanding operations.

    We may not be successful in addressing these and other risks, and our failure to address risks would materially and adversely affect our business, prospects, operating results and ability to repay our debt, including the new notes.

OUR SUBSTANTIAL DEBT CREATES FINANCIAL AND OPERATING RISK

    We are highly leveraged, and we intend to seek additional debt funding in the future. As of March 31, 2000, we had approximately $812.4 million of outstanding debt and our debt made up 60.5% of our capitalization. Please see "Capitalization." We are not generating sufficient revenue to fund our operations or to repay our debt, including the new notes. Our substantial leverage poses the risks that:

    - we may be unable to repay our debt, including the new notes, due to one or more events discussed in "Risk Factors;"

    - we may be unable to obtain additional financing;

    - we must dedicate a substantial portion of our cash flow from operations to servicing our debt once our debt requires us to make cash interest payments, and any remaining cash flow may not be adequate to fund our planned operations; and

    - we may be more vulnerable during economic downturns, less able to withstand competitive pressures and less flexible in responding to changing business and economic conditions.

WE WILL NEED SIGNIFICANT ADDITIONAL FUNDS, WHICH WE MAY NOT BE ABLE TO OBTAIN

    The expansion and development of our business will require significant additional capital. We intend to seek substantial additional financing in the future to fund the growth of our operations, including funding the significant capital expenditures and working capital requirements necessary for us to provide service in our targeted markets. We believe that our current capital resources will be sufficient to fund our aggregate capital expenditures and working capital requirements, including operating losses, through approximately August 2001. Although we expect that our initial build-out will be complete by this date, we anticipate that we will continue building our network beyond our initial build-out plans and will need significant additional capital, whether or not our estimate on how long current capital resources will last is accurate. In addition, our actual funding requirements may differ materially if our assumptions underlying this estimate turn out to be incorrect. Therefore, you should consider our estimate in light of the following facts:

    - we have no meaningful history of operations or revenues;

    - our estimated funding requirements do not reflect any contingency amounts and may increase, perhaps substantially, if we are unable to generate revenues in the amount and within the time frame we expect or if we have unexpected cost increases; and

    - we face many challenges and risks, including those discussed elsewhere in "Risk Factors."

    We may be unable to obtain any future equity or debt financing on acceptable terms or at all. Recently the financial markets have experienced extreme price fluctuations. A market downturn or general market uncertainty may adversely affect our ability to secure additional financing. The indentures that govern the new and old notes, the 1998 senior discount notes and the 1999 senior notes restrict our ability to obtain additional debt financing. Any future borrowing instruments, such as credit facilities and lease agreements, are likely to contain similar or more restrictive covenants and could require us to pledge assets as security for the borrowings. If we are unable to obtain additional capital or are required to obtain it on terms less satisfactory than what we desire, we will need to delay deployment of our network services or take other actions that could adversely affect our business, prospects, operating results and financial condition. If we are unable to generate sufficient cash flow or obtain funds necessary to meet required payments of our debt, then we will be in default on our debt instruments. To date, our cash flow from operations has been insufficient to cover our expenses and capital needs. For more details about our financial condition, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

WE CANNOT PREDICT OUR SUCCESS BECAUSE OUR BUSINESS MODEL IS UNPROVEN

    We have not validated our business model and strategy in the market. We believe that the combination of our unproven business model and the highly competitive and fast changing market in which we compete makes it impossible to predict the extent to which our network services will achieve market acceptance and our overall success. To be successful, we must develop and market network services that are widely accepted at profitable prices. We may never be able to deploy our network as planned, achieve significant market acceptance, favorable operating results or profitability or generate sufficient cash flow to repay our debt. Of the approximately 20,000 lines that are in service, we installed approximately 52% to only five customers, with approximately 30% of these total lines to Cisco. None of our large business customers, with the exception of Cisco, has rolled out our services broadly to its employees and none of our broadband service provider customers has rolled out our services broadly to its end-users, and we cannot be certain when or if these rollouts will occur. We will not receive significant revenue from our large customers unless these rollouts occur. Any continued or ongoing failure for any reason of large customers to roll out our services, failure to validate our business model in the market, including failure to build-out our network, achieve widespread market acceptance or sustain desired pricing would materially and adversely affect our business, prospects, operating results and financial condition.

WE EXPECT OUR LOSSES TO CONTINUE

    We have incurred losses and experienced negative operating cash flow for each month since our formation. As of March 31, 2000, we had an accumulated deficit of approximately $375.7 million. We intend to rapidly and substantially increase our expenditures and operating expenses in an effort to expand our network services. We expect to have annual interest and amortization expense relating to the old and new notes, our 1998 senior discount notes and our 1999 senior notes of approximately $89.0 million in 2000 and increasing to $123.0 million in 2003. In addition, we may incur more debt in the future. In addition, dividends on the Series E preferred stock of approximately
$126.0 million will accrue through February 2005 and dividends on the Series F preferred stock of approximately $5.1 million are payable quarterly. We have the option to deliver shares of our common stock to the transfer agent for the preferred stock, which will resell those shares of common stock and use the proceeds to pay cash dividends to the holders of the Series F Preferred Stock. No cash dividends on the Series E Preferred Stock will be payable until 2005, and at our option such dividends may continue to accrue as liquidation preference. As a result of these factors, we expect to incur substantial operating and net losses and negative operating cash flow for the foreseeable future. We will need to obtain additional financing to pay our expenses and to make payments on our debt. We cannot give you any assurance about whether or when we will have sufficient revenues to satisfy our funding requirements or pay our debt service obligations.

OUR OPERATING RESULTS IN ONE OR MORE FUTURE PERIODS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY AND MAY FAIL TO MEET OR EXCEED THE EXPECTATIONS OF SECURITIES ANALYSTS OR INVESTORS

    Our annual and quarterly operating results are likely to fluctuate significantly in the future due to numerous factors, many of which are outside of our control. These factors include:

    - the rate of customer acquisition and turnover;

    - the prices our customers are willing to pay which may decline due to competitive factors;

    - the amount and timing of expenditures relating to the expansion of our services and infrastructure;

    - the timing and availability of incumbent carrier central office collocation facilities and transport facilities;

    - our ability to effectively develop and market network features and applications;

    - the mix of our services that our customers purchase at different prices;

    - our ability to scale our business to meet the demands of our customers;

    - our ability to control our corporate overhead while rapidly growing our business;

    - the success of our relationships with our partners and distributors, including MCI WorldCom, Microsoft, Qwest and Cisco;

    - our ability to deploy our network on a timely basis;

    - introduction of new services or technologies by our competitors;

    - price competition;

    - the ability of our equipment and service suppliers to meet our needs;

    - regulatory developments, including interpretations of the 1996 Telecommunications Act;

    - technical difficulties or network downtime;

    - the success of our strategic alliances; and

    - the condition of the telecommunication and network service industries and general economic conditions.

    Because of these factors, our operating results in one or more future periods could fail to meet or exceed the expectations of securities analysts or investors. In that event, any trading price of our notes would likely decline.

WE DEPEND ON THIRD PARTIES FOR THE MARKETING AND SALES OF OUR SERVICES

    We rely significantly on indirect sales channels for the marketing and sales of our services. We will seek to continue to establish and maintain relationships with numerous broadband service providers in order to gain access to end users. Our agreements to date with these broadband service providers are non-exclusive, and we anticipate that future agreements will also be on a non-exclusive basis, allowing these broadband service providers to sell services offered by our competitors. These agreements are generally short term, and can be cancelled by the these broadband service providers without significant financial consequence. We cannot control how these broadband service providers perform and cannot be certain that their performance will be satisfactory to us or our customers. Many of these companies have similar arrangements with our competitors and also compete directly with us. If the number of customers we obtain through indirect sales channels is significantly lower than our forecast for any reason, or if these broadband service providers with which we have contracted are unsuccessful in competing in their own intensely competitive markets, these events would have a material and adverse effect on our business, prospects, operating results and ability to repay our debt, including the new notes.

IF FORECASTED SALES FOR SERVICES SOLD DIRECTLY TO OUR BUSINESS CUSTOMERS FOR A PARTICULAR PERIOD ARE NOT REALIZED IN THAT PERIOD DUE TO THE LENGTHY SALES CYCLE OF OUR SERVICES, OUR OPERATING RESULTS FOR THAT PERIOD WILL BE HARMED

    The sales cycle of our network services can be very lengthy, particularly for large businesses. Our sales cycle for large businesses typically lasts at least six months. During this lengthy sales cycle, we will incur significant expenses in advance of the receipt of revenues. If sales that we forecast for a particular period do not occur because of our lengthy sales cycle, this event could materially and adversely affect our business, prospects, operating results and ability to make payments on our debt, including the notes, during that period.

WE DEPEND ON INCUMBENT CARRIERS FOR COLLOCATION AND TRANSMISSION FACILITIES

    We must use copper telephone lines controlled by the incumbent carriers to provide DSL connections to customers. We also depend on the incumbent carriers for collocation and for a substantial portion of the transmission facilities we use to connect our equipment in incumbent carrier central offices to our Metro Service Centers. In addition, we depend on the incumbent carriers to test and maintain the quality of the copper telephone lines that we use. In many cases, we may be unable to obtain access to collocation and transmission facilities from the incumbent carriers, or to gain access at acceptable rates, terms and conditions, including timeliness. We have experienced, and expect to experience in the future, lengthy periods between our request for and the actual provision of the collocation space and copper telephone lines. An inability to obtain or maintain adequate and timely access to collocation space or transmission facilities on acceptable terms and conditions from incumbent carriers could have a material and adverse effect on our business, prospects, operating results and ability to repay our debt, including the new notes.

    Because we compete with incumbent carriers in our markets, they may be reluctant to cooperate with us. The incumbent carriers may experience, or claim to experience, a shortage of collocation space or transmission capacity. If this occurs, we may not have alternate means of connecting our DSL equipment with the copper telephone lines or connecting our equipment in central offices to Metro Service Centers. We have experienced rejections of some of our collocation applications on the grounds that no space is available. We may receive additional rejections in the future. The number of other competitive local exchange carriers that request collocation space will also affect the availability of collocation space and transmission capacity. If we are unable to obtain physical collocation space or transmission capacity from our targeted incumbent carriers, we may face delays, additional costs or an inability to provide services in certain locations. Where we use virtual collocation in our network, it reduces our control over our equipment, and therefore may reduce the level of quality and service we provide to our customers. Delays in obtaining access to collocation space and copper telephone lines or the rejection of our applications for collocation could result in delays in, and increased expenses associated with, the rollout of our services, which in turn could have a material and adverse effect on our business, prospects, operating results and ability to repay our debt, including the new notes.

WE ARE UNABLE TO CONTROL THE TERMS AND CONDITIONS UNDER WHICH WE GAIN ACCESS TO INCUMBENT CARRIER COLLOCATION AND TRANSMISSION FACILITIES

    We cannot control the terms under which we collocate our equipment, connect to copper telephone lines or gain the use of an incumbent carrier's transmission facilities. State tariffs, state public utility commissions, the Federal Communications Commission and interconnection agreements with the incumbent carriers determine the price, terms and conditions under which collocation space is made available, and they make these administrative determinations in ongoing hearings. Interconnection agreements and state public utility commissions also determine the terms and conditions of access to copper telephone lines and other components of an incumbent carrier's network. We may be unable to negotiate or enter into interconnection agreements on acceptable terms or at all. In addition, we cannot be sure that incumbent carriers will abide by their obligations under those agreements. Delays in obtaining interconnection agreements would delay our entry into certain markets. In addition, disputes may arise between us and the incumbent carriers with respect to interconnection agreements, and we may be unable to resolve disputes in our favor. If we are unable to enter into, or experience a delay in obtaining, interconnection agreements, this inability or delay could adversely affect our business, prospects, operating results and ability to repay our debt, including the new notes. Further, the interconnection agreements are generally short term, and we may be unable to renew the interconnection agreements on acceptable terms or at all. The state commissions, the Federal Communications Commission and the courts oversee, in varying degrees, interconnection arrangements as well as the terms and conditions under which we gain access to incumbent carrier copper telephone lines and transmission facilities. These government entities may modify the terms or prices of our interconnection agreements and our access to incumbent carrier copper telephone lines and transmission facilities in ways that would be adverse to our business. The Federal Communications Commission and state regulatory commissions establish the rates for DSL-capable copper telephone lines as well as other rates, terms and conditions of our dealings with the incumbent carriers in ongoing public hearings. Participation in these hearings will involve significant management time and expense. Incumbent carriers may from time to time propose new rates, and the outcomes of hearings and rulings could have a material and adverse effect on our business, prospects, operating results and ability to repay our debt, including the new notes.

THE MARKET IN WHICH WE OPERATE IS HIGHLY COMPETITIVE, AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY, ESPECIALLY AGAINST ESTABLISHED INDUSTRY COMPETITORS WITH SIGNIFICANTLY GREATER FINANCIAL RESOURCES

    We will face competition from many competitors with significantly greater financial resources, well-established brand names and large, existing installed customer bases. We expect the level of competition to intensify in the future. We expect significant competition from incumbent local exchange carriers, traditional and new interexchange carriers, other DSL providers, cable modem service providers, Internet service providers, wireless and satellite data service providers and other competitive carriers. Incumbent local exchange carriers have existing metropolitan area networks and circuit-switched local access networks. In addition, most incumbent local exchange carriers are establishing their own Internet service provider businesses and are in some stage of market trials and retail sales of DSL-based access services. Incumbent local exchange carriers are aggressively marketing these services to their residential customers at attractive prices. We believe that incumbent local exchange carriers have the potential to quickly overcome many of the issues that have delayed widespread deployment of DSL services in the past. It is possible that present or future competitors may reduce prices for competitive services, perhaps drastically. In addition, we may experience substantial customer turnover in the future. Many providers of telecommunications and networking services experience high rates of customer turnover.

    Many of the leading traditional long distance carriers, including AT&T Corporation, MCI WorldCom and Sprint, are expanding their capabilities to support high-speed, end-to-end networking services. The newer long distance carriers, including Williams, Level 3 Communications, Inc. and Qwest, are building and managing high bandwidth, nationwide packet networks and partnering with Internet service providers to offer services directly to the public. Cable modem service providers, like Excite@Home Networks, are offering or preparing to offer high-speed Internet access over hybrid fiber networks to consumers, and @Work has positioned itself to do the same for businesses. Several new companies are emerging as wireless, including satellite-based, data service providers. Internet service providers, including some with significant and even nationwide presences, provide Internet access to residential and business customers, generally over the incumbent carriers' circuit switched networks, although some offer competitive DSL-based access. Certain competitive carriers, including Covad Communications Group, Inc. and NorthPoint Communications, Inc., offer competitive DSL-based access services, and, like us, have attracted strategic equity investors, marketing allies and product development partners. Others are likely to do the same in the future. In addition, regional Internet service providers and competitive carriers, including HarvardNet, Inc., Network Access Solutions Corp. and DSL.net, Inc. offer competitive DSL-based services that compete with the services we offer. As a result of increasing competition for our services, we are experiencing substantial price competition, particularly with respect to sales generated through our indirect sales channels.

    Many of these competitors are offering, or may soon offer, technologies and services that will directly compete with some or all of our service offerings. Some of the technologies used by these competitors for local access connections include ISDN, DSL, wireless data and cable modems. Some of the competitive factors in our markets include transmission speed, reliability of service, breadth of service availability, price, network security, ease of access and use, content bundling, customer support, brand recognition, operating experience, capital availability and exclusive contracts. We believe that we compare unfavorably with many of our competitors with regard to, among other things, brand recognition, existing relationships with end users, available pricing discounts, central office access, capital availability and exclusive contracts. Substantially all of our competitors and potential competitors have substantially greater resources than us. We may not be able to compete effectively in our target markets. Our failure to compete effectively would have a material and adverse effect on our business, prospects, operating results and ability to repay our debt, including the new notes. For more details about our competitors, please see "Business--Competition."

OUR NETWORK SERVICES MAY NOT ACHIEVE SIGNIFICANT MARKET ACCEPTANCE BECAUSE OUR PRICES ARE OFTEN HIGHER THAN THOSE CHARGED FOR COMPETING SERVICES

    Our prices are in some cases higher than those that our competitors charge for some of their services. Prices for digital communications services have fallen historically, and we expect prices in the industry in general, and for the services we offer now and plan to offer in the future, to continue to fall. We may be required to reduce prices periodically to respond to competition and to generate increased sales volume. Our prices may not permit our network services to gain a desirable level of commercial acceptance, and we may be unable to sustain any current or future pricing levels. Due to these factors, we cannot accurately forecast our revenues or the rate at which we will add new customers.

OUR SERVICES ARE SUBJECT TO GOVERNMENT REGULATION, AND CHANGES IN CURRENT OR FUTURE LAWS OR REGULATIONS COULD RESTRICT THE WAY WE OPERATE OUR BUSINESS

    A significant portion of the services that we offer through our subsidiaries is subject to regulation at the federal, state and/or local levels. Future federal or state regulations and legislation may be less favorable to us than current regulation and legislation and therefore have an adverse impact on our business, prospects, operating results and ability to repay our debt, including the notes. In addition, we may expend significant financial and managerial resources to participate in rule-setting proceedings at either the federal or state level, without achieving a favorable result. In particular, we believe that incumbent carriers will work aggressively to modify or restrict the operation of many provisions of the 1996 Telecommunications Act. We expect incumbent carriers will pursue litigation in courts, institute administrative proceedings with the Federal Communications Commission and other regulatory agencies and lobby the United States Congress, all in an effort to affect laws and regulations in a manner favorable to the incumbent carriers and against the interest of competitive carriers such as us. If the incumbent carriers succeed in any of their efforts, if these laws and regulations change or if the administrative implementation of laws develops in an adverse manner, these events could have a material and adverse effect on our business, prospects, operating results and ability to repay our debt, including the new notes. For more details about our regulatory situation, please see "Business--Government Regulation."

OUR FAILURE TO MANAGE GROWTH COULD ADVERSELY AFFECT US

    We have rapidly and significantly expanded our operations. We anticipate further significant expansion of our operations and the systems supporting those operations in an effort to achieve our network rollout and deployment objectives. Our expansion to date has strained our management, financial controls, operations systems, personnel and other resources. Any future rapid expansion would increase these strains. If our marketing strategy is successful, we may experience difficulties responding to customer demand for services and technical support in a timely manner and in accordance with their expectations. As a result, rapid growth of our business would make it difficult to implement successfully our strategy to provide superior customer service. To manage any growth of our operations, we must:

    - improve existing and implement new operational, financial and management information controls, operational support systems, reporting systems and procedures;

    - hire, train and manage additional qualified personnel;

    - expand and upgrade our core technologies; and

    - effectively manage multiple relationships with our customers, suppliers and other third parties.

    We may not be able to install operational support systems or management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. Failure to manage our future growth effectively could adversely affect the expansion of our customer base and service offerings. Any failure to successfully address these issues could materially and adversely affect our business, prospects, operating results and ability to repay our debt, including the new notes.

FAILURE TO EFFECTIVELY DEVELOP AND MARKET NETWORK FEATURES AND APPLICATIONS COULD LIMIT OUR REVENUE GROWTH

    Our business model relies on network features and applications to increase our revenues. We have only recently begun to develop these network features and applications. In order to be successful, we must develop and effectively market network features and applications that are widely accepted, at profitable prices. We cannot assure you that we will be able to do so. Our failure to develop and market these features and applications could materially and adversely affect our business, prospects, operating results and ability to repay our debt, including the new notes.

THE TELECOMMUNICATIONS INDUSTRY IS UNDERGOING RAPID TECHNOLOGICAL CHANGE, AND NEW TECHNOLOGIES MAY BE SUPERIOR TO THE TECHNOLOGY WE USE

    The telecommunications industry is subject to rapid and significant technological changes, such as continuing developments in DSL technology and alternative technologies for providing high-speed data communications. We cannot predict the effect of technological changes on our business. We will rely in part on third parties, including certain of our competitors and potential competitors, for the development of and access to communications and networking technology. We expect that new products and technologies applicable to our market will emerge. New products and technologies may be superior to and/or render obsolete the products and technologies that we currently use. Our future success will depend, in part, on our ability to anticipate and adapt to technological changes and evolving industry standards. We may be unable to obtain access to new technology on acceptable terms or at all, and we may be unable to adapt to new technologies and offer services in a competitive manner. Our joint development projects with Cisco and MCI WorldCom and our strategic arrangement with Microsoft may not produce useful technologies or services for us. Further, new technologies and products may not be compatible with our technologies and business plan. In addition, many of the products and technologies that we intend to use in our network services are relatively new and unproven and may be unreliable.

WE MAY BE UNABLE TO EFFECTIVELY EXPAND OUR NETWORK SERVICES AND PROVIDE HIGH PERFORMANCE TO A SUBSTANTIAL NUMBER OF END USERS

    Due to the limited deployment of our network services, we cannot guarantee that our network will be able to connect and manage a substantial number of end users at high transmission speeds. We may be unable to scale our network to service a substantial number of end users while achieving high performance. Further, our network may be unable to achieve and maintain competitive digital transmission speeds. While digital transmission speeds of up to 7.1 Mbps are possible on certain portions of our network, that speed is not available over a majority of our network. Actual transmission speeds on our network will depend on a variety of factors and many of these factors are beyond our control, including the type of DSL technology deployed, the distance an end user is located from a central office, the quality of the telephone lines, the presence of interfering transmissions on nearby lines and other factors. As a result, we may not be able to achieve and maintain digital transmission speeds that are attractive in the market.

OUR SERVICES MAY SUFFER OR BE UNAVAILABLE BECAUSE THE COPPER TELEPHONE LINES WE REQUIRE MAY BE UNAVAILABLE OR IN POOR CONDITION

    Our ability to provide DSL-based services to potential customers depends on the quality, physical condition, availability and maintenance of copper telephone lines within the control of the incumbent carriers. We believe that the current condition of copper telephone lines in many cases will be inadequate to permit us to fully implement our network services. In addition, the incumbent carriers may not maintain the copper telephone lines in a condition that will allow us to implement our network effectively. The copper telephone lines may not be of sufficient quality or the incumbent carriers may claim they are not of sufficient quality to allow us to fully implement or operate our network services. Further, some telephone services employ technologies other than copper lines, and DSL might not be available over these telephone lines.

OUR SUCCESS DEPENDS ON OUR RETENTION OF CERTAIN KEY PERSONNEL AND ON THE PERFORMANCE OF THOSE PERSONNEL

    Our success depends on the performance of our officers and key employees, especially our Chief Executive Officer and our President and Chief Operating Officer. Members of our senior management team have worked together for only a short period of time. We do not have "key person" life insurance policies on any of our employees nor do we have employment agreements for fixed terms with any of our employees. Any of our employees, including any member of our senior management team, may terminate his or her employment with us at any time. Given our early stage of development, we depend on our ability to retain and motivate high quality personnel, especially our management. Our future success also depends on our continuing ability to identify, hire, train and retain highly qualified technical, sales, marketing and customer service personnel. Moreover, the industry in which we compete has a high level of employee mobility and aggressive recruiting of skilled personnel. We may be unable to continue to employ our key personnel or to attract and retain qualified personnel in the future. We face intense competition for qualified personnel, particularly in software development, network engineering and product management. For more details about our officers and key employees, please see "Business--Employees" and "Management."

WE DEPEND ON THIRD PARTIES FOR EQUIPMENT, INSTALLATION AND PROVISION OF FIELD SERVICE

    We currently plan to purchase all of our equipment from many vendors and outsource the majority of the installation and field service of our networks to third parties. Our reliance on third party vendors involves a number of risks, including the absence of guaranteed capacity and reduced control over delivery schedules, quality assurance, production yields and costs. If any of our suppliers reduces or interrupts its supply, or if any significant installer or field service provider interrupts its service to us, this reduction or interruption could disrupt our business. Although multiple manufacturers currently produce or are developing equipment that will meet our current and anticipated requirements, our suppliers may be unable to manufacture and deliver the amount of equipment we order, or the available supply may be insufficient to meet our demand. Currently, almost all of the DSL modem and DSL multiplexing equipment we use for a single connection over a copper telephone line must come from the same vendor since there are no existing interoperability standards for the equipment used in our higher speed services. If our suppliers or licensors enter into competition with us, or if our competitors enter into exclusive or restrictive arrangements with the suppliers or licensors, then these events may materially and adversely affect the availability and pricing of the equipment we purchase and the technology we license.

A SYSTEM FAILURE OR BREACH OF NETWORK SECURITY COULD CAUSE DELAYS OR INTERRUPTIONS OF SERVICE TO OUR CUSTOMERS

    Our operations depend on our ability to avoid damages from fires, earthquakes, floods, power losses, excessive sustained or peak user demand, telecommunications failures, network software flaws, transmission cable cuts and similar events. A natural disaster or other unanticipated problem at our owned or leased facilities could interrupt our services. Additionally, if an incumbent carrier, competitive carrier or other service provider fails to provide the communications capacity we require, as a result of a natural disaster, operational disruption or any other reason, then this failure could interrupt our services.

    Despite the implementation of security measures, our network may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Corporate networks and Internet service providers have in the past experienced, and may in the future experience, interruptions in service as a result of accidental or intentional actions of Internet users, current and former employees and others. Unauthorized access could also potentially jeopardize the security of confidential information stored in the computer systems of our customers, which might cause us to be liable to our customers, and also might deter potential customers. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to our customers and our customers' end users.

INTERFERENCE OR CLAIMS OF INTERFERENCE COULD DELAY OUR ROLLOUT OR HARM OUR SERVICES

    All transport technologies deployed on copper telephone lines have the potential to interfere with, or to be interfered with by, other transport technologies on the copper telephone lines. We believe that our DSL technologies, like other transport technologies, do not interfere with existing voice services. We believe that a workable plan that takes into account all technologies could be implemented in a scalable way across all incumbent carriers using existing plant engineering principles. There are several initiatives underway to establish national standards and principles for the deployment of DSL technologies. We believe that our technologies can be deployed consistently with these evolving standards. Nevertheless, incumbent carriers may claim that the potential for interference permits them to restrict or delay our deployment of DSL services. Interference could degrade the performance of our services or make us unable to provide service on selected lines. The procedures to resolve interference issues between competitive carriers and incumbent carriers are still being developed, and these procedures may not be effective. We may be unable to successfully negotiate interference resolution procedures with incumbent carriers. Moreover, incumbent carriers may make claims regarding interference or unilaterally take action to resolve interference issues to the detriment of our services. State or federal regulators could also institute responsive actions. Interference, or claims of interference, if widespread, would adversely affect our speed of deployment, reputation, brand image, service quality and customer satisfaction and retention.

WE DEPEND ON THIRD PARTIES FOR FIBER OPTIC TRANSPORT FACILITIES

    We depend on the availability of fiber optic transmission facilities from third parties to connect our equipment within and between metropolitan areas. These third party fiber optic carriers include long distance carriers, incumbent carriers and other competitive carriers. Many of these entities are, or may become, our competitors. This approach includes a number of risks. For instance, we may be unable to negotiate and renew favorable supply agreements. Further, we depend on the timeliness of these companies to process our orders for customers who seek to use our services. We have in the past experienced supply problems with certain of our fiber optic suppliers, and they may not be able to meet our needs on a timely basis in the future. Moreover, the fiber optic transport providers whose networks we lease may be unable to obtain or maintain permits and rights-of-way necessary to develop and operate existing and future networks.

UNCERTAIN FEDERAL AND STATE TAX AND OTHER SURCHARGES ON OUR SERVICES MAY INCREASE OUR PAYMENT OBLIGATIONS

    Telecommunications providers pay a variety of surcharges and fees on their gross revenues from interstate and intrastate services. The division of our services between interstate and intrastate services is a matter of interpretation, and in the future the Federal Communications Commission or relevant state commission authorities may contest this division. A change in the characterization of the jurisdiction of our services could cause our payment obligations to increase. In addition, pursuant to periodic revisions by state and federal regulators of the applicable surcharges, we may be subject to increases in the surcharges and fees currently paid.

OUR INTELLECTUAL PROPERTY PROTECTION MAY BE INADEQUATE TO PROTECT OUR PROPRIETARY RIGHTS, AND WE MAY BE SUBJECT TO INFRINGEMENT CLAIMS

    We rely on a combination of licenses, confidentiality agreements and other contracts to establish and protect our technology and other intellectual property rights. We have applied for trademarks and servicemarks on certain terms and symbols that we believe are important for our business. We currently have no patents or patent applications pending. The steps we have taken may be inadequate to protect our technology or other intellectual property. Moreover, our competitors may independently develop technologies that are substantially equivalent or superior to ours. Third parties may assert infringement claims against us and, in the event of an unfavorable ruling on any claim, we may be unable to obtain a license or similar agreement to use technology we rely upon to conduct our business. We also rely on unpatented trade secrets and know-how to maintain our competitive positions, which we seek to protect, in part, by confidentiality agreements with employees, consultants and others. However, these agreements may be breached or terminated, and we may not have adequate remedies for any breach. In addition, our competitors may otherwise learn or discover our trade secrets. Our management personnel were previously employees of other telecommunications companies. In many cases, these individuals are conducting activities for us in areas similar to those in which they were involved prior to joining us. As a result, we or our employees could be subject to allegations of violation of trade secrets and other similar claims.

RISKS ASSOCIATED WITH POTENTIAL GENERAL ECONOMIC DOWNTURN

    In the last few years the general health of the economy, particularly the economy of California where we have conducted a significant portion of our operations to date, has been relatively strong and growing, a consequence of which has been increasing capital spending by individuals and growing companies to keep pace with rapid technological advances. To the extent the general economic health of the United States or of California declines from recent historically high levels, or to the extent individuals or companies fear a decline is imminent, these individuals and companies may reduce expenditures such as those for our services. Any decline or concern about an imminent decline could delay decisions among certain of our customers to roll out our services or could delay decisions by prospective customers to make initial evaluations of our services. Any delays would have a material and adverse effect on our business, prospects, operating results and ability to repay our debt, including the notes.

WE MAY BE UNABLE TO SATISFY, OR MAY BE ADVERSELY CONSTRAINED BY, THE COVENANTS IN OUR DEBT SECURITIES

    The indentures governing the new and old notes, our 1998 senior discount notes and our 1999 senior notes impose significant restrictions on how we can conduct our business. For example, the restrictions prohibit or limit our ability to incur additional debt, make dividend payments and engage in certain business activities. The restrictions may materially and adversely affect our ability to finance future operations or capital needs or conduct additional business activities. Any future senior debt that we may incur will likely impose additional restrictions on us. If we fail to comply with any existing or future restrictions, we could default under the terms of the applicable debt and be unable to meet our debt obligations. If we default, the holders of the applicable debt could demand that we repay the debt, including interest, immediately. We may be unable to make the required payments or raise sufficient funds from alternative sources to make the payments. Even if additional financing is available in the event that we default, it may not be on acceptable terms.

OUR PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWN A SIGNIFICANT PERCENTAGE OF OUR COMPANY, HAVE INTERESTS THAT MAY CONFLICT WITH THE INTERESTS OF THE HOLDERS OF NOTES AND WILL BE ABLE TO EXERCISE SIGNIFICANT INFLUENCE OVER OUR COMPANY

    Our executive officers, directors and principal stockholders together beneficially own 46.6% of the total voting power of our company. Accordingly, these stockholders will be able to determine the composition of our Board of Directors, will retain the voting power to approve all matters requiring stockholder approval and will continue to have significant influence over our affairs. Certain decisions concerning our operations or financial structure may present conflicts of interest between the stockholders and the holders of new notes. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the stockholders' interests may conflict with those of the holders of new notes. In addition, the stockholders may wish to pursue acquisitions, divestitures, financings or other transactions and business strategies that, in their judgment, could enhance their equity investment in our company even though these transactions might involve increased risks to the holders of new notes.

IF WE ARE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY, WE WOULD BECOME SUBJECT TO SUBSTANTIAL REGULATION WHICH WOULD INTERFERE WITH OUR ABILITY TO CONDUCT OUR BUSINESS ACCORDING TO OUR BUSINESS PLAN

    As a result of our previous financings, we have substantial cash, cash equivalents and short-term investments. We plan to continue investing the excess proceeds of these financings in short-term instruments consistent with prudent cash management and not primarily for the purpose of achieving investment returns. Investment in securities primarily for the purpose of achieving investment returns could result in our being treated as an "investment company" under the Investment Company Act of 1940. The Investment Company Act requires the registration of companies that are primarily in the business of investing, reinvesting or trading securities or that fail to meet certain statistical tests regarding their composition of assets and sources of income even though they consider themselves not to be primarily engaged in investing, reinvesting or trading securities.

    We believe that we are primarily engaged in a business other than investing in or trading securities and, therefore, are not an investment company within the meaning of the Investment Company Act. If the Investment Company Act required us to register as an investment company, we would become subject to substantial regulation with respect to our capital structure, management, operations, transactions with affiliated persons and other matters. Application of the provisions of the Investment Company Act to us would materially and adversely affect our business, prospects, operating results and our ability to repay our debt, including the new notes.

THE NEW NOTES WILL BE EFFECTIVELY SUBORDINATED TO OUR SECURED DEBT AND OUR SUBSIDIARIES' DEBT

    The new notes will be senior unsecured obligations and will rank equally in right of payment with all other existing and future senior unsecured debt we incur, including our 1998 senior discount notes and our 1999 senior notes. Our assets, the assets of our current subsidiaries and the assets of any future subsidiaries will not secure the new notes. The indenture governing the new notes will permit us and our subsidiaries to incur certain secured debt in the future. Any secured debt would have a prior claim over the new notes to the extent of the assets that secure such debt. For example, the holders of secured debt would have the right to receive payment with respect to their collateral before any payment to the holders of general unsecured debt, including the new notes, if we or our subsidiaries were to default on the secured debt or if we or our subsidiaries undergo a bankruptcy, liquidation or reorganization. In addition, none of our current or future subsidiaries will guarantee the new notes; therefore, the new notes will rank behind all debt and other liabilities of our subsidiaries, including subordinated debt and trade payables.

CONSEQUENCES TO NON-TENDERING HOLDERS OF OLD NOTES

    Upon consummation of the exchange offer, we will have no further obligation to register the old notes. Thereafter, any holder of old notes who does not tender its old notes in the exchange offer, including any holder which is an "affiliate" of ours which cannot tender its old notes in the exchange offer, will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities, provided that an opinion of counsel is furnished to us that such an exemption is available. These restrictions may limit the trading market and price for the old notes.

THERE IS NO PUBLIC MARKET FOR THE NEW NOTES

    The new notes are being offered to the holders of the old notes. Prior to this exchange offer, there has been no existing trading market for the new notes. Although the new notes are eligible for trading in the PORTAL-SM- market, no liquid market may develop for the new notes, and their holders might be unable to sell them. Future trading prices of the new notes will depend on many factors, such as:

    - prevailing interest rates;

    - our operating results; and

    - the market for similar securities.

    In connection with the old note issuance, we were advised by the initial purchasers that they intended to make a market in the new notes. However, they are not obligated to do so, and they may discontinue any market-making activities at any time without notice. We do not intend to apply to list the new notes on any securities exchange or automated quotation system.

WE MAY BE UNABLE TO MAKE PAYMENTS UPON A CHANGE OF CONTROL

    If we merge, sell our company or sell most of our assets, then the indentures governing the new and old notes, our 1998 senior discount notes and our 1999 senior notes will require us to offer to repurchase all of the outstanding new and old notes, 1998 senior discount notes and 1999 senior notes for a cash purchase price of 101% of their principal amount or accreted value, as the case may be, plus any accrued interest and liquidated damages. If such an event occurs, we may be unable to repay all of our obligations under the new and old notes, the 1998 senior discount notes, the 1999 senior notes, and any other debt that may become payable because of that event. In addition, other debt we have incurred may restrict us from repurchasing the notes upon a change of control. We may be unable to refinance any of these obligations on commercially reasonable terms, if at all, and therefore we may be unable to repurchase any of the notes upon a change of control.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the exchange of the new notes for the old notes pursuant to this exchange offer.

    The aggregate net proceeds of the sale of the old notes were approximately $291.3 million after deducting estimated offering expenses and are expected to be used as follows:

    - to fund the expenditures incurred in the continuing deployment of network services in our existing markets, as well as our planned rollout in additional markets,

    - for expenses associated with the continued development of our sales and marketing activities,

    - to fund the addition of subscribers or end users,

    - to fund operating losses,

    - to pay our debt obligations, and

    - for general corporate purposes.

    Pending use of the net proceeds, we have invested them in short-term, investment grade securities to the extent permitted by the covenants governing the old and new notes, our existing 1998 senior discount notes and our 1999 senior notes and our existing debt and any statistical asset tests imposed by the Investment Company Act of 1940.

    The actual amounts we spend will vary significantly depending upon a number of factors, including future revenue growth, if any, capital expenditures, the amount of cash generated by our operations and other factors, many of which are beyond our control. Additionally, we may modify the number, selection and timing of our entry with respect to any or all of our targeted markets. Accordingly, our management retains broad discretion in the allocation of the net proceeds.

                                 CAPITALIZATION

    The following unaudited table shows our cash, cash equivalents and short-term investments and capitalization as of March 31, 2000.

    Please read this table in conjunction with our consolidated financial statements, the related notes to the financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

    In the following table:

    - the restricted cash balances below reflect the portion of the net proceeds from the issuance of our 1999 senior notes that were used to purchase a portfolio of U.S. government securities to fund the first six scheduled interest payments on the 1999 senior notes.

    - the bank note consists of a $1.0 million note payable to Silicon Valley Bank which is being amortized over a 36-month period that ends in April 2001.

    - the common stock component of stockholders' equity excludes 7,828,402 shares of our common stock issuable upon the exercise of outstanding warrants and 8,441,604 shares of our common stock issuable upon the exercise of outstanding options as of March 31, 2000, as well as the warrants issued in connection with the investment by Hicks Muse.

                                                              AS OF MARCH 31, 2000
                                                              --------------------
                                                                 (IN THOUSANDS)
Cash, cash equivalents and short-term investments...........       $1,046,373
                                                                   ==========
Restricted cash.............................................       $   98,258
                                                                   ==========
Debt:
  Bank note.................................................       $      389
  13 1/2% senior discount notes due 2008....................          186,992
  12 3/4% senior notes due 2009.............................          325,000
  14% senior notes due 2010.................................          300,000
                                                                   ----------
    Total debt..............................................          812,381
                                                                   ----------
Mandatorily redeemable common stock warrants................               42
                                                                   ----------
Series E mandatorily redeemable convertible preferred stock,
  par value $0.001; 250,000 shares authorized and issued....          173,101
Series F mandatorily redeemable convertible preferred stock, par value $0.001; 3,000,000 shares authorized and
  issued....................................................          292,692
                                                                   ----------
    Total mandatorily redeemable preferred stock............          465,793
                                                                   ----------
Stockholders' equity:
  Common stock, $0.001 par value; 250,000,000 shares
    authorized; 78,452,789 shares issued....................               78
  Treasury stock, at cost; 1,107,440 shares.................             (499)
  Additional paid-in capital................................          371,562
  Warrants..................................................           74,373
  Deferred compensation.....................................          (10,350)
  Accumulated deficit.......................................         (375,667)
  Accumulated comprehensive income..........................            4,811
                                                                   ----------
  Total stockholders' equity................................           64,308
                                                                   ----------
    Total capitalization....................................       $1,342,524
                                                                   ==========

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following statement of operations data for the period from February 27, 1997 to December 31, 1997 and the years ended December 31, 1998 and
December 31, 1999 and three months ended March 31, 1999 and March 31, 2000 and the balance sheet data as of December 31, 1997, December 31, 1998, December 31, 1999 and March 31, 2000 have been derived from our consolidated financial statements and the related notes to the financial statements. The following selected consolidated financial data should be read in conjunction with our consolidated financial statements and the related notes to the financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

    In the following table:

    - EBITDA consists of the net loss excluding net interest, depreciation and amortization of capital assets, deferred business acquisition costs and deferred compensation expense. EBITDA is presented to enhance an understanding of our operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles for the period indicated and may be calculated differently from EBITDA for other companies.

    - Adjusted EBITDA reflects EBITDA excluding total operating lease expenses to GATX Capital Corporation and Cisco Capital Corporation for the years ended December 31, 1998, December 31, 1999, and three months ended
      March 31, 1999 and March 31, 2000 which were $1,592,000, $22,004,000,
      $2,256,000, 12,130,000 respectively. No amounts were incurred for operating leases for the period ended December 31, 1997. Adjusted EBITDA is presented to enhance an understanding of our operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles for the period indicated and may be calculated differently from adjusted EBITDA for other companies.

    - The restricted cash balances in the balance sheet data table reflect the portion of the net proceeds from the issuance of our 1999 senior notes that were used to purchase a portfolio of U.S. government securities to fund the first six scheduled interest payments on the 1999 senior notes.

                                         FEBRUARY 27,                                      THREE MONTHS ENDED
                                             1997                YEARS ENDED            -------------------------
                                        (INCEPTION) TO   ----------------------------    MARCH 31,     MARCH 31,
                                         DECEMBER 31,    DECEMBER 31,    DECEMBER 31,      1999          2000
                                             1997            1998            1999       (UNAUDITED)   (UNAUDITED)
                                        --------------   -------------   ------------   -----------   -----------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenue............................      $    --         $     528       $  11,089     $     660     $   8,137
  Operating expenses:
    Network and service costs........           --             4,695          68,161         6,138        39,894
    Selling, marketing, general and
      administrative.................        2,534            23,153         114,689        13,665        61,457
    Depreciation and amortization....            1             1,081          12,639           782         9,400
    Amortization of deferred business
      acquisition costs..............           --                --           4,765           131         1,563
                                           -------         ---------       ---------     ---------     ---------
      Total operating expenses.......        2,535            28,929         200,254        20,716       112,314
                                           -------         ---------       ---------     ---------     ---------
  Loss from operations...............       (2,535)          (28,401)       (189,165)      (20,056)     (104,177)
  Interest and other income
    (expense), net...................          113            (7,933)        (29,715)       (3,843)      (13,854)
                                           -------         ---------       ---------     ---------     ---------
  Net loss...........................      $(2,422)        $ (36,334)      $(218,880)    $ (23,899)    $(118,031)
                                           -------         ---------       ---------     ---------     ---------
Preferred stock dividends and
  accretion..........................           --                --              --            --         2,609
Net loss available to common
  shareholders.......................      $(2,422)        $ (36,334)      $(216,247)    $ (23,899)    $(120,640)
                                           =======         =========       =========     =========     =========
  Net loss per common share (basic
    and diluted).....................      $ (1.12)        $  (12.18)      $   (4.15)    $   (5.38)    $   (1.63)
                                           =======         =========       =========     =========     =========

OTHER FINANCIAL DATA:
  EBITDA.............................      $(2,342)        $ (26,562)      $(167,870)    $ (18,507)    $ (91,369)
  Adjusted EBITDA....................       (2,342)          (24,970)       (145,866)      (16,251)      (79,239)
  Net cash used for operating
    activities.......................       (1,560)          (19,024)       (153,774)      (17,478)      (97,281)
  Net cash used for investing
    activities.......................       (1,345)         (139,032)       (471,401)      (31,966)     (781,440)
  Net cash provided by financing
    activities.......................       13,071           169,205         652,107        61,881       832,111
  Deficiency of earnings to cover
    fixed charges....................       (2,422)          (36,334)       (218,880)      (23,899)     (118,031)

                                                      AS OF           AS OF           AS OF          AS OF
                                                  DECEMBER 31,    DECEMBER 31,    DECEMBER 31,     MARCH 31,
                                                      1997            1998            1999           2000
                                                  -------------   -------------   -------------   -----------
                                                                        (IN THOUSANDS)            (UNAUDITED)
BALANCE SHEET DATA:
  Cash, cash equivalents and short-term
    investments................................      $10,166        $136,812        $340,255      $1,046,373
  Restricted cash..............................           --              --          96,233          98,258
  Equipment and furniture, net.................        1,621          11,510         124,831         137,170
  Collocation fees, net........................          327          13,804          57,421          64,547
  Total assets.................................       12,241         171,726         685,424       1,437,675
  Total debt...................................          568         158,270         506,140         812,381
  Mandatorily redeemable common stock
    warrants...................................           --           6,567              42              42
  Series E mandatorily redeemable convertible
    preferred stock............................           --              --              --         173,101
  Series F mandatorily redeemable convertible
    preferred stock............................                                           --         292,692
  Total stockholders' equity (deficit).........       10,346          (6,747)        116,287          64,308

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    We are a leading provider of broadband local access communication services to businesses and consumers. We began offering commercial services in the United States in April 1998. As of March 31, 2000, we offered our services in 46 markets and 83 of the largest of the 314 MSAs in the United States, and our national DSL network passed over 51 million homes and businesses. We intend to continue our United States network rollout into an additional 24 markets and 25 MSAs by the end of 2000.

    Since our inception in February 1997, our primary activities have consisted of:

    - obtaining required governmental authorizations;

    - negotiating and executing interconnection agreements with incumbent carriers;

    - entering into strategic alliances;

    - identifying collocation space and locations for our connection points, Metro Service Centers and business offices;

    - acquiring and deploying equipment and facilities;

    - launching service trials;

    - hiring management and other personnel;

    - raising capital;

    - forming a joint venture company, Rhythms Canada, to develop a Canadian DSL network;

    - adding end user subscribers to our network;

    - various marketing and sales activities;

    - launching a national brand campaign;

    - creating and expanding relationships with broadband service providers;

    - implementing process improvement and quality programs; and

    - developing, implementing and integrating our operations support system and other back office systems.

    Since January 1, 1999 we continued the development of our business operations as follows:

    - entered 36 new markets for a total of 46 markets at March 31, 2000;

    - added 1,180 central office locations for a total of 1,380 central offices at March 31, 2000;

    - added 19,500 DSL lines for a total of 20,000 DSL lines at March 31, 2000; and

    - increased headcount by 1,240 employees for a total of approximately 1,400 employees at March 31, 2000.

    We have incurred operating losses, net losses and negative operating cash flow for each month since our formation. As of March 31, 2000, we had an accumulated deficit of approximately $375.7 million. We intend to substantially increase our expenditures and operating expenses in an effort to expand our network infrastructure, network features and applications, and add end user subscribers. We expect to incur substantial operating losses, net losses and negative cash flow during the network build-out and initial penetration of each new market we enter. These losses are expected to continue for at least the next several years.

FACTORS AFFECTING OPERATIONS

    REVENUE

    The following factors affect our revenue:

    - SERVICE OFFERINGS. We derive a majority of our operating revenue from broadband local connection services, metropolitan area inter-network connection services and installation. For broadband local connection services, we bill our customers a flat rate, monthly recurring charge based on the data transfer speeds selected by the end user. We also bill our broadband local connection services customers for nonrecurring service activation and installation charges on each line. For our metropolitan area inter-network connection services, we bill fixed, monthly recurring charges and nonrecurring charges to each customer for the high-speed connection between our Metro Service Center and the customer's router and switch. To encourage potential customers to adopt our services, we sometimes offer reduced metropolitan area inter-network connection service prices for an initial period of time. In some situations we reduce the nonrecurring service activation and installation charges on our broadband local connection services for customers who sign long-term contracts of greater than 12 months. We expect that, as a result of competitive forces and our evolving service offerings, our prices will decline over time. We expect that the mix of services our customers purchase from us will change from time to time and that a mix more heavily weighted toward the lower priced services would reduce the average revenues.

    - NUMBER AND PENETRATION OF TARGET MARKETS. The total number of markets in which we choose to provide our service offerings, as well as the penetration within each market, will affect our revenues. We base our target market assessment on the number of local area networks in each market, which we believe is the best indication of data intensive business density and potential customers for our service offerings. For each target market, we expect to collocate in the appropriate number of incumbent local exchange carrier central (ILEC) offices to cover 70% of the total market opportunity within the metropolitan area.

    - TURNOVER. To date, our customer turnover has been minimal. We expect this to increase in the future as competition intensifies.

    NETWORK AND SERVICE COSTS

    Our network and service costs are generally comprised of the following:

    - END USER SUBSCRIBER INSTALLATION CHARGES. In each market, we require a number of field service technicians to perform installation services at end user locations. We currently outsource most of this function.

    - CUSTOMER PREMISE EQUIPMENT. We provide a DSL modem or router for use at the end user's location. We purchase this equipment from various DSL equipment providers.

    - MONTHLY RECURRING AND NONRECURRING LINE AND SERVICE CHARGES. We pay ILECs a one-time installation and activation fee and a monthly service fee for each copper telephone line.

    - METROPOLITAN AREA NETWORK TRANSPORT CHARGES. We incur monthly recurring and non-recurring charges for transport between our connection points and our Metro Service Centers. These charges are typically for DS-3 services from a competitive local exchange carrier (CLEC) or ILEC. These charges also include metropolitan area inter-network connections to our network.

    - NETWORK FACILITIES OPERATING EXPENSES. We incur various monthly recurring costs at our connection points and Metro Service Centers. These costs include facility rent and utility costs.

    - WIDE AREA NETWORK CONNECTION CHARGES. We pay interexchange carriers a one-time installation and activation fee and a monthly service fee for leasing wide area network connections over a frame relay or Asynchronous Transfer Mode (ATM) network.

    - EQUIPMENT OPERATING LEASE EXPENSES. We currently take advantage of short term operating leases to finance the acquisition of substantially all of our network equipment, including DSL multiplexers, ATM switches and routers.

    - LINE REPAIR AND SUPPORT COSTS. Similar to other telecommunications providers, we estimate that a small percentage of our lines may require repair or support. These costs will consist of field dispatch labor and a portion of our Network Operations Center costs.

    SELLING, MARKETING, GENERAL AND ADMINISTRATIVE COSTS

    Our selling, marketing, general and administrative expenses include customer service and technical support, information systems, billing and collections, general management and overhead, and administrative functions. Headcount in functional areas, such as customer service, engineering and operations, will increase as we expand our network, and if our number of customers and end user subscribers increases.

    - SALES AND MARKETING COSTS. Our sales and marketing efforts focus on attracting and retaining broadband service providers and business customers, as well as building and maintaining our brand.

    - GENERAL AND ADMINISTRATIVE COSTS. As we expand our network, we expect the number of employees located in specific markets to grow. Certain functions, such as customer service, network operations, information systems, marketing, quality, national sales management, finance, billing and site planning, are likely to remain centralized in order to achieve economies of scale.

    DEPRECIATION AND AMORTIZATION

    Depreciation expense arising from the capitalization of our equipment and furniture. Collocation fees are capitalized and amortized over an estimated useful life of ten years.

RESULTS OF OPERATIONS

  THREE MONTHS ENDED MARCH 31, 2000 COMPARED TO MARCH 31, 1999

    REVENUE

    Revenue for the three months ended March 31, 2000 was $8.1 million, or an increase of $7.4 million, compared to $0.7 million in the similar period in 1999. Net monthly recurring service fees totaled $0.5 million in the first three months of 1999 compared to $5.5 million in the first three months of 2000. Nonrecurring net installation revenue totaled $0.3 million in the first three months of 1999 compared to $2.6 million in the first three months of 2000. The significant increase in revenue for the first three months of 2000 compared to the same period in 1999 is a result of increased sales and marketing efforts and network deployment in 46 markets compared to 11 markets one year ago.

    NETWORK AND SERVICE COSTS

    Network and service costs for the three months ended March 31, 2000 were $39.9 million compared to $6.1 million for the same period in 1999. The increase in network and service costs is attributable to the expansion of the Company's network and increased sales and marketing efforts.

    SELLING, MARKETING, GENERAL AND ADMINISTRATIVE

    Selling, marketing, general and administrative expenses for the three months ended March 31, 2000 were $59.6 million compared to $13.1 million for the same period in 1999. This increase reflects continued growth in staffing levels, sales and marketing efforts, and legal expenses associated with the development and launch of new markets.

    DEPRECIATION AND AMORTIZATION

    Depreciation and amortization for the three months ended March 31, 2000 was $9.4 million compared to $0.8 million for the same period in 1999. This increase reflects the rapid expansion of the Company's network into 46 markets at March 31, 2000, a 318% increase compared to 11 markets at March 31, 1999. Depreciation and amortization is expected to continue to increase in the future as the Company continues to expand its network.

    During the first and second quarters of 1999, the Company entered into strategic arrangements with Microsoft Corp. and Qwest Communications International Inc. In addition to their investments in the Company totaling $45.0 million, the strategic arrangements provide for certain other business relationships. Combined, these business relationships were valued at $23.2 million and have been capitalized as deferred assets, which are being amortized over three- and five-year periods. For the three months ended
March 31, 1999 and March 31, 2000, $0.1 million and $1.6 million, respectively, in amortization for deferred business acquisition costs were recorded.

    DEFERRED COMPENSATION

    Deferred compensation expense increased to $1.8 million for the three months ended March 31, 2000 compared to $0.6 million for the same period in 1999. This increase reflects the granting of stock options to the Company employees and officers with per share exercise prices below the per share fair values of the Company's common stock at the dates of grant. The deferred compensation is amortized over the vesting period of such stock options.

    NET INTEREST INCOME AND EXPENSE

    Interest income during the three months ended March 31, 2000 was $8.3 million compared to $1.7 million for the same period in 1999. The increase is primarily attributable to an increase in invested cash balances. As of March 31, 2000, unrestricted cash and investments totaled $1.0 billion compared to $149.3 million at March 31, 1999. The increase resulted from a variety of financing activities, including:

    - issuing Series C and Series D Preferred Stock and warrants for cash proceeds totaling $75.0 million in March and April 1999;

    - issuing common stock upon initial public offering in April 1999 for net cash proceeds of $210.1 million;

    - issuing 12 3/4% senior debt in April 1999 for net cash proceeds of $314.5 million;

    - obtaining equipment lease lines of $175.0 million;

    - issuing common stock in a secondary public offering in September 1999 for net cash proceeds of $16.4 million;

    - issuing 14% senior debt in February 2000 for net cash proceeds of $291.3 million; and

    - issuing Series E and Series F Preferred Stock and warrants in the first quarter of 2000 for net cash proceeds totaling $527.3 million.

Interest expense and amortized debt discount and issue costs increased to $22.2 million for the three months ended March 31, 2000 as compared to $5.6 million for the same period in 1999. This increase primarily resulted from the senior notes issued in April 1999 and March 2000.

  YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

    REVENUE

    We recorded $11.1 million in revenue in 1999 compared to $0.5 million in revenue in 1998. Revenue consisted of net monthly recurring service fees of $7.5 million in 1999 compared to $0.3 million in 1998. Nonrecurring net installation revenue totaled $3.5 million for 1999 compared to $0.2 million in 1998. We recorded late fees of $0.1 million in 1999 compared to none in 1998. The substantial increase in revenue in 1999 is a result of our increased sales and marketing efforts and continued network deployment as more fully detailed above. Each new market we enter provides us with an additional revenue opportunity, but also higher costs until we have an established customer base in the market.

    NETWORK AND SERVICE COSTS

    Our network and service costs for 1999 were $68.2 million compared to $4.7 million in 1998. The significant increase in network and service costs in 1999 is a result of our continued network deployment as more fully detailed above.

    SELLING, MARKETING, GENERAL AND ADMINISTRATIVE

    Our selling, marketing, general and administrative expenses were $110.9 million in 1999, compared to $22.4 million for the same period one year ago. This increase reflects our continued growth in staffing levels, sales and marketing efforts, and legal expenses associated with the development and launch of new markets as more fully detailed above.

    DEPRECIATION AND AMORTIZATION

    Depreciation and amortization in 1999 was $12.6 million, a significant increase over the $1.1 million recorded in 1998. This increase reflects the rapid expansion of our network, as discussed above, and includes amortization of collocation fees and depreciation on operating equipment as we begin service in each new location. We expect depreciation and amortization to continue to increase in the future as we continue to expand our network.

    During the first and second quarters of 1999, we entered into strategic arrangements with Microsoft Corp. and Qwest Communications International Inc. In addition to their investments in our company totaling $45.0 million, the strategic arrangements provide for certain other business relationships. Combined, these business relationships along with certain warrant issuances are valued at $23.2 million and we have capitalized these costs as deferred assets. These assets are being amortized over three- and five-year periods. Accordingly, during 1999 we recorded $4.8 million in amortization for deferred business acquisition costs that have no corresponding amortization in the prior year.

    Deferred compensation expense increased to $3.7 million in 1999 as compared to $0.7 million for the same period one year ago and reflects the granting of stock options to our employees and officers with per share exercise prices below the per share fair values of our common stock at the dates of grant. We are amortizing the deferred compensation over the vesting period of the applicable options.

    NET INTEREST INCOME AND EXPENSE

    During 1999, we recorded interest income of $22.7 million, compared to $5.8 million in 1998. The increase between years resulted primarily from a substantial increase in invested cash balances. As of

December 31, 1999, we had unrestricted cash and investments totaling
$340.3 million, compared to unrestricted cash and investments of $136.8 million at December 31, 1998. The increase during 1999 resulted from a variety of financing activities, including:

    - issuing Series C and Series D preferred stock and warrants for cash proceeds totaling $75.0 million in March and April 1999;

    - issuing common stock upon our initial public offering in April 1999 for net cash proceeds of $210.1 million;

    - issuing 12 3/4% senior debt in April 1999 for net cash proceeds of $314.5 million;

    - executing additional equipment lease lines of $100.0 million;

    - issuing common stock upon our secondary public offering in September 1999 for net cash proceeds of $16.4 million.

    Interest expense and amortized debt discount and issue costs increased significantly to $52.5 million in 1999 as compared to $13.8 million in 1998. This increase primarily resulted from the senior notes we issued in April 1999.

    INCOME TAXES

    We generated net operating loss carryforwards of $2.1 million, $21.2 million, and $186.9 million in 1997, 1998, and 1999, respectively. We expect significant consolidated losses for the foreseeable future that will generate additional net operating loss carryforwards. However, our ability to use net operating losses may be subject to annual limitations. In addition, income taxes may be payable during this time due to operating income in certain tax jurisdictions. In the future, if we achieve operating profits and the net operating losses have been exhausted or have expired, we may incur significant tax expense. We continue to be in a net operating loss tax position through December 31, 1999; consequently, we have not recorded a provision for income taxes for periods through December 31, 1999.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO PERIOD ENDED DECEMBER 31, 1997 (FROM
  FEBRUARY 27, 1997 (INCEPTION))

    REVENUE

    We did not offer commercial services in 1997 and, as a result, did not record any revenue in 1997. During the year ended December 31, 1998, we continued the development of our business operations, commencing service in the San Diego market in April, the San Francisco, the Oakland/East Bay and San Jose markets in July, the Los Angeles and Orange County markets in September and the Chicago market in October. We recorded revenue of $0.5 million during this period, which was primarily from DSL service and installation charges, net of discounts given to customers.

    NETWORK AND SERVICE COSTS

    Since we did not offer commercial services in 1997, we did not record any network or service costs in 1997. For the year ended December 31, 1998, we recorded network and service costs of $4.7 million. We expect network and service costs to increase significantly in future periods as we expand our network into additional markets.

    SELLING, MARKETING, GENERAL AND ADMINISTRATIVE

    From inception through December 31, 1997, selling, marketing, general and administrative expenses were $2.3 million and consisted primarily of salaries and legal and consulting fees incurred to establish a management team and develop our business. For the year ended December 31, 1998, we recorded selling, marketing, general and administrative expenses of $22.4 million. This increase is attributable to a continued increase in staffing levels, increased marketing efforts coinciding with the launch of commercial services and increased legal fees associated with the development of additional markets. We expect selling, marketing, general and administrative expenses to continue to increase significantly as we expand our business.

    DEPRECIATION AND AMORTIZATION

    Depreciation from network equipment was minimal since substantially all of this equipment was leased. Depreciation and amortization was $1,000 for the period from inception through December 31, 1997 and was $1.1 million for the year ended December 31, 1998. The increase was due to the commencement of our operations in 1998.

    OTHER INCOME AND EXPENSE

    Other income and expense consists primarily of interest income from our cash and short-term investments and interest expense associated with our debt. From inception through December 31, 1997, net interest income was $0.1 million, which was primarily attributable to the interest income earned from the proceeds raised in our Series A preferred stock financing. For the year ended
December 31, 1998, we recorded net interest expense of $8.0 million, consisting of interest income of $5.8 million generated from invested cash balances, offset by $13.8 million in interest expense. The increase in the interest expense is substantially due to the accretion of interest on the senior discount notes that were issued in May 1998.

    INCOME TAXES

    We generated net operating loss carryforwards of $2.1 million from inception to December 31, 1997 and $21.2 million during the year ended December 31, 1998. We expect significant consolidated losses for the foreseeable future which will generate additional net operating loss carryforwards. However, our ability to use net operating losses may be subject to annual limitations. In addition, income taxes may be payable during this time due to operating income in certain tax jurisdictions. In the future, if we achieve operating profits and the net operating losses have been exhausted or have expired, we may experience significant tax expense. We recognized no provision for taxes because we operated at a loss throughout 1997 and 1998.

LIQUIDITY AND CAPITAL RESOURCES

    We have substantial indebtedness and debt service obligations. As of March 31, 2000, giving effect to the sale of the old notes, we had $812.4 million of total indebtedness. In addition, the development and expansion of our business requires significant capital expenditures. These capital expenditures primarily include network build-out costs such as the procurement, design and construction of our connection points and one or two Metro Service Center locations in each market, as well as other costs that support our network design.

    The number of targeted central offices in each market varies, as does the average capital cost to build our connection points in such market. Capital expenditures, including payments for collocation fees, were $193.3 million during in 1999 and $28.9 million during the three months ended March 31, 2000. We expect our capital expenditures to be higher in future periods, arising primarily from payments of collocation fees and the purchase of infrastructure equipment necessary for the development and expansion of our network.

    Through March 31, 2000, we have financed our operations and market build-outs primarily through:

    - private placements of equity totaling $105.8 million, net;

    - executing equipment lease lines totaling $201.5 million;

    - issuing 13 1/2% senior discount notes in May 1998 for $144.0 million in net proceeds;

    - issuing 12 3/4% senior notes in April 1999 for $314.5 million in net proceeds;

    - issuing common stock in April 1999 in our initial public offering for $210.1 million in net proceeds;

    - issuing common stock in September 1999 in a secondary public offering for $16.4 million;

    - issuing the old notes in February 2000 for $291.3 million in net proceeds;

    - issuing 6 3/4% Series F preferred stock in March 2000 for $291.0 million in net proceeds; and

    - issuing $250 million of Series E preferred stock to Hicks Muse in a privately negotiated transaction in March 2000.

    Please see "Certain Relationships and Related Transactions" and Note 10 of the accompanying consolidated financial statements for terms and descriptions of these transactions.

    The indentures for the new and old notes, the 1998 senior discount notes and the 1999 senior notes contain covenants that limit our ability to:

    - pay dividends on, redeem or repurchase our capital stock;

    - incur additional debt;

    - make investments;

    - consolidate, merge or transfer all or substantially all of our assets; and

    - restrict dividend or other payments to us by our restricted subsidiaries.

    As of March 31, 2000, we had $1.1 billion in cash and investments and we had an accumulated deficit of $375.7 million. Of this cash, $98.3 million is restricted in accordance with the terms of the 1999 senior notes.

    For the three months ended, March 31, 2000, the net cash used in our operating activities was $97.3 million. This cash was used for a variety of operating purposes, including salaries, consulting and legal expenses, network operations and overhead expenses. Our net cash used for investing activities for the three months ended, March 31, 2000 was $781.4 million and was used primarily for purchases of short-term investments and equipment and payments of collocation fees. Net cash provided by financing activities for the three months ended, March 31, 2000 was $832.1 million and primarily came from the issuance of equity and senior notes as described above.

    Our capital requirements may vary based upon the timing and success of our rollout and as a result of regulatory, technological, and competitive developments or if:

    - demand for our services or our anticipated cash flow from operations is less or more than expected;

    - our development plans or projections change or prove to be inaccurate;

    - we engage in any acquisitions; or

    - we accelerate deployment of our network services or otherwise alter the schedule or targets of our rollout plan.

    We believe that our existing cash and investment balances as of March 31, 2000 and anticipated future revenue generated from operations, will be sufficient to fund our operating losses, capital expenditures, lease payments, and interest payments through approximately December 2001. We expect our operating losses and capital expenditures to increase substantially in the near-term, primarily due to our network expansion. We expect that significant additional financing will be required in the future. We may attempt to raise financing through some combination of commercial bank borrowings, leasing, vendor financings, or the private or public sale of equity or debt securities. Future equity or debt financings may not be available to us at all, or, if available, may not be on favorable terms. If we are unable to obtain financing in the future, we will continue the expansion of our operations on a reduced scale based on our existing capital resources.

FINANCIAL INFORMATION

    The preceding discussion and analysis is based on our consolidated financial statements and the related notes and should be read in conjunction with the consolidated financial statements and the related notes included in this prospectus.

                           FORWARD-LOOKING STATEMENTS

    This prospectus includes forward-looking statements. These forward-looking statements address, among other things:

    - our network rollout plans and strategies;

    - development and management of our business;

    - our ability to attract, retain and motivate qualified personnel;

    - success of our strategic alliances;

    - our ability to attract and retain customers;

    - the extent of acceptance of our services;

    - the market opportunity and trends in the markets for our services;

    - our ability to upgrade our technologies;

    - prices of telecommunication services;

    - the nature of regulatory requirements that apply to us;

    - our ability to obtain any required governmental authorizations;

    - our future capital expenditures and needs;

    - our ability to obtain financing on commercially reasonable terms;

    - our ability to compete; and

    - the extent and nature of competition.

    These statements may be found in this section, in the front inside cover of this prospectus, in the sections of this prospectus entitled "Summary," "Risk Factors," "Use of Proceeds" and "Business" and in this prospectus generally.

    We have based these forward-looking statements on our current expectations and projections about future events. However, our actual results could differ materially from those anticipated in these forward-looking statements as a result of risks facing us, including risks stated in "Risk Factors," or faulty assumptions on our part. For example, assumptions that could cause actual results to vary materially from future results include, but are not limited to:

    - our ability to successfully market our services to current and new customers;

    - our ability to generate customer demand for our services in our target markets;

    - the development of our target market and market opportunities;

    - market pricing for our services and for competing services;

    - the extent of increasing competition;

    - our ability to acquire funds to expand our network;

    - the ability of our equipment and service suppliers to meet our needs;

    - trends in regulatory, legislative and judicial developments;

    - our ability to scale our business to meet the demands of our customers;

    - our ability to control our corporate overhead while rapidly growing our business;

    - the mix of our services that our customers purchase at different prices;

    - our ability to manage growth of our operations; and

    - our ability to access regions and enter into suitable interconnection agreements with incumbent carriers.

    We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                          DESCRIPTION OF INDEBTEDNESS

    In December 1997 and May 1998 we entered into 36-month lease lines for an aggregate $26.5 million in lease financing with Sun Financial Group, Inc., now GATX Capital Corporation, under which we lease office equipment, telecommunications equipment, network equipment and furniture on an operating lease basis. In connection with this leasing arrangement, we issued to GATX a warrant to purchase 574,380 shares of our common stock at a price of $1.85 per share. GATX transferred warrants to purchase an aggregate of 258,472 of these shares to two parties. These transferred warrants have been exercised. The remaining GATX warrant, exercisable for 315,908 shares of common stock, is immediately exercisable. In March 1999, we entered into additional 36-month lease lines for an aggregate of up to $24 million in lease financing with GATX to be used for equipment. In connection with these March 1999 leases, we issued to GATX warrants to purchase an aggregate of 45,498 shares of our common stock at a price of $10.55 per share. These warrants are immediately exercisable. In July 1999, we entered into an additional 36-month lease line for an aggregate of up to $26 million in lease financing with GATX to be used for equipment. In connection with this July 1999 lease, we issued to GATX a warrant to purchase 10,000 shares of common stock at a price of $50 per share. This warrant is immediately exercisable. In April 1999, we entered into an agreement with Cisco Systems Capital Corporation for up to $20 million in equipment lease financing and issued to Cisco a warrant to purchase up to 75,000 shares of common stock at an exercise price per share of $10.55. This warrant is immediately exercisable. In August 1999, we entered into an additional 36-month lease line for an aggregate of up to $30 million in lease financing with Cisco Systems Capital Corporation to be used for equipment. In January and February 2000, we entered into an additional 36-month lease line for an aggregate of up to $50 million in lease financing with GATX to be used for equipment. In February 2000, we entered into an additional $25 million in lease financing with Cisco Systems Capital Corporation to be used for equipment.

    We also have outstanding $290 million in aggregate principal amount at maturity of senior discount notes, which we issued in May 1998. These 13 1/2% notes were issued at a discount and raised net proceeds of approximately
$144.0 million. These 1998 senior discount notes are senior unsecured obligations that mature with a principal amount of $290 million on May 15, 2008. The discount amount is being accreted to interest expense for the first five years of the 1998 senior discount notes; cash interest on the 1998 senior discount notes will not accrue prior to May 15, 2003, but will do so after that date and will be payable semi-annually each year, commencing November 15, 2003. The 1998 senior discount notes are redeemable at our option, in whole or in part, at any time after May 15, 2003 and, prior to May 15, 2001, out of the proceeds of certain equity offerings, at predetermined redemption prices together with accrued and unpaid interest through the date of redemption. Upon a change of control, each holder of the 1998 senior discount notes may require us to repurchase the notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. The 1998 senior discount notes contain restrictive covenants, including limitations on future indebtedness, restricted payments, transactions with affiliates, liens, sale of stock of subsidiaries, dividends, mergers and transfers of assets.

    In addition, in April 1999 we issued $325 million aggregate principal amount of 12 3/4% senior notes due 2009. In that offering, we raised net proceeds of approximately $314.5 million, of which approximately $113.2 million was used to purchase a portfolio of U.S. government securities to secure payment of the first six scheduled interest payments on the 1999 senior notes. These senior notes are our general unsecured obligations that mature on April 15, 2009. The 1999 senior notes are redeemable at our option, in whole or in part, at any time after April 15, 2004 at predetermined redemption prices, together with any accrued and unpaid interest through the date of redemption. Upon a change of control, each holder of the senior notes may require us to purchase the notes at 101% of the principal amount thereof, plus any accrued and unpaid interest to the date of purchase. The 1999 senior notes contain restrictive covenants, including limitations on future indebtedness, restricted payments, transactions with affiliates, liens, sale of stock of subsidiaries, entering new lines of business, dividends, mergers and transfers of assets.

                                    BUSINESS

OVERVIEW

    We are a leading provider of broadband local access communication services to businesses and consumers. Our services include high-speed, "always on" connections to the Internet and to private networks. We also offer a growing suite of network features and applications including Internet services that bring added value to our service offerings. We use multiple Digital Subscriber Line (DSL) technologies to provide data transfer rates ranging from 128 kbps to
7.1 Mbps delivering data to the user and from 128 kbps to 1.5 Mbps receiving data from the user. Accordingly, we believe that our peak network transfer rates to and from the user are higher than those of other national DSL service providers. For customers that subscribe at the 7.1 Mbps rate, our network provides data speeds to the user up to 125 times the speed of the fastest dial-up modem and over 55 times the speed of integrated services digital network
(ISDN) lines. We believe that our Internet Protocol (IP)-over-DSL network capability is unique compared to other national DSL service providers because it allows us to provide a broader range of IP internetworking capabilities in a simpler, more cost-effective way than those offered by traditional networking alternatives.

    Our customers include Internet service providers (ISPs), telecommunications carriers and broadband communication services resellers, which we refer to as broadband service providers. We also sell to businesses or enterprises that are not otherwise served by our broadband service provider customers. Internet service providers and broadband communication services resellers typically purchase our services in order to provide high-speed Internet access to their business and consumer end users. Telecommunications carriers typically purchase our services for resale to their Internet service provider affiliates and business customers. Enterprise customers typically purchase our services indirectly from our telecommunications carriers or directly from us to provide employees, branch offices and other affiliates with high-speed remote access to the enterprise's local and wide area networks.

    We believe we have one of the nation's largest DSL networks with over 1,350 built or operational collocation sites in incumbent carrier central offices providing access to approximately 35 million homes and businesses as of March 31, 2000. As of March 31, 2000, we had approximately 20,000 DSL lines in service and were providing service to approximately 3,400 broadband service providers and businesses. Our broadband service provider customers include MCI WorldCom, AT&T, Qwest, Level 3 Communications, Williams Communications, Intermedia Communications, UUNET, Microsoft Network, Flashcom, PSINet, SAVVIS Communications, CAIS Internet, Telocity, Phoenix Networks, Digital Island/Sandpiper Networks and iPhysicianNet. Our enterprise customers include Cisco, Ford Motor Company and SGI, among others. We believe our higher data transfer rates, combined with our network features and applications, allow us to record the highest average revenue per installed line per month among national DSL service providers. From our inception in February 1997 through March 31, 2000 our average revenue per installed line was approximately $119 per month.

    As of March 31, 2000, we offered our services in 46 markets and 83 of the largest metropolitan statistical areas (MSAs) in the United States, of which there are 314 total. We expect to complete the initial build-out of our network by the end of 2000. At that time we anticipate that our services will be offered in 70 markets and 108 MSAs, and our network will pass a total of 51 million homes and businesses, representing approximately 45% of U.S. homes and 50% of U.S. businesses.

    In addition to our high speed access services, we plan to offer an increasing variety of network features and applications such as voice-over-DSL. We believe these new services are important to increase our revenue. First, these services expand the size of our addressable market by enhancing and enabling new broadband services, such as video streaming, that cannot be practically achieved with narrowband communications connections. Second, certain of these services require higher speed connections that may result in higher average revenue per installed line per month for us. Third, some of these services may contain additional network features and applications that may provide us with additional recurring monthly revenue from our communication services resellers and business customers.

    To further our goal of offering network features and applications, we expect to continue to enter into business arrangements and trials with broadband service providers, such as our arrangements with Digital Island/Sandpiper Networks, as well as telecommunications carriers, such as our arrangements with MCI WorldCom and Level 3 Communications, and leading networking equipment providers such as our arrangements with Cisco.

    We intend to continue to explore expansion of our DSL network both in the United States and internationally. In October 1999 we invested $5.3 million in OCI Communications Inc., the parent company of Optel Communications Corporation, a competitive local exchange carrier in Canada. This investment was made in connection with our establishing a joint venture company, Rhythms Canada, with Optel in January 2000. Rhythms Canada is expected to develop a Canadian DSL network and offer dedicated high-speed DSL services to enterprise customers and telecommunications carriers throughout Canada.

MARKET OPPORTUNITY

    GROWING DEMAND FOR BROADBAND LOCAL ACCESS COMMUNICATIONS SERVICES

    Demand for broadband local access communication services is growing at a rapid rate as the use of the Internet, intranets and extranets increases. Industry experts believe that by 2003, 55% of all enterprises in the United States and 71% of all home-based businesses in the United States will be on-line.

    To remain competitive, small and medium-sized businesses increasingly need high-speed Internet connections to maintain complex web sites, access critical business information, communicate more effectively with employees, customers and business partners, and participate in the rapidly growing e-commerce market. According to industry analysts, Internet commerce revenue in the United States will reach $556 billion by 2002.

    Today, business spending for connecting remote workers, branch or affiliate offices and corporate headquarters to each other and to customers, suppliers and partners either through the Internet or private networks is large and growing. Much of that growth will be driven by enterprises seeking to find a cost effective way to make their remote workers, offices and affiliates as productive as those who have access to all of the high performance communications and networking resources available to workers located at the corporate headquarters.

    Today, a record number of households use the Internet for e-mail, information, entertainment and shopping. Increasingly, consumers are demanding high-speed remote access connections. According to industry analysts, the number of U.S. residential subscribers to high-speed Internet access services should grow to 3.3 million by the end of 2000, and 16.6 million by 2004, up from
1.4 million at the end of 1999.

    Rapid adoption of new applications and services that are enhanced or enabled by broadband access is expected to further fuel the growth in broadband local access communication services. Collaboration services, such as video conferencing, are expected to grow rapidly, as are video and audio streaming services. Industry experts project that revenues from video services will increase from $469 million in 1998 to approximately $1.6 billion in 2002. Broadcast programming and on-line shopping are expected to grow dramatically in the consumer market.

    The trend toward convergence of voice, data and video services over a single, broadband, multimedia Internet Protocol network should further fuel the demand for broadband local access communication services. Historically, telecommunications service providers offered multiple, single purpose networks to deliver a range of voice and data services. Increasingly, small businesses and consumers will be able to purchase a full range of local and long distance voice services and features, Internet access services and video services over a single, cost-effective, high-speed DSL connection. Communications industry researchers project that by 2005, almost 25 million lines of voice-over-DSL will be deployed worldwide -- with about one third of these lines being deployed in North America.

    DSL IS A COST-EFFECTIVE TECHNOLOGY FOR BROADBAND LOCAL ACCESS COMMUNICATION
     SERVICES

    We believe that traditional network alternatives are inadequate and costly as compared to DSL. Only a fraction of buildings in the United States are currently connected to high-speed fiber networks--typically large buildings in metropolitan areas, or clusters of buildings in regional campus parks. Consequently, the vast majority of connections to the Internet or private data networks are through slow, dial-up modems connected to the traditional circuit switched public telephone system. The data carrying capacity of the fastest commercially available dial-up modem is only 56 kbps, and the capacity of another alternative, ISDN, is only 128 kbps.

    DSL technology dramatically increases the data, voice and video carrying capacity of standard copper telephone lines. Our peak data transfer rates range as high as 7.1 Mbps which is up to 125 times the speed of the fastest dial-up modem and over 55 times the speed of ISDN lines. We anticipate that continued advances in semiconductor technology will continue to increase peak data transfer rates, and that equipment prices will decline as DSL technology continues to be broadly deployed.

    DSL services are generally favorably priced relative to other available alternatives, and can be less complex to order, install and maintain. Traditional T1 frame relay and private line services are considerably more costly than a DSL service, as are heavily used ISDN services that are priced based on usage. Consumer class DSL services generally are priced competitively with cable modem services.

    Because DSL technology uses existing copper telephone lines, a broad network deployment can be implemented rapidly and requires a lower initial fixed investment than some existing alternative technologies, such as fiber, cable modems, wireless data and satellite data communications systems. A significant portion of the cost of building a DSL network is directly related to the demand of paying subscribers, resulting in a success-based deployment of capital.

    Packet-based networks often are more efficient than traditional point-to-point networks, and allow end users to connect to any location that can be assigned an Internet Protocol address. Traditional point-to-point networks, including the traditional telephone networks and private line networks, are less efficient because they require a dedicated connection between two locations. Packet-based networks allow multiple users to share connections between locations.

    FAVORABLE REGULATORY ENVIRONMENT EXISTS FOR NEW BROADBAND LOCAL ACCESS
     COMMUNICATION PROVIDERS

    The 1996 Telecommunications Act allows competitive carriers to leverage the existing incumbent carrier infrastructure, as opposed to building a competing infrastructure at significant cost. The 1996 Telecommunications Act was designed to create an incentive for incumbent local exchange carriers that were formerly part of the Bell system to cooperate with competitive carriers. These incumbent local exchange carriers cannot provide long distance service until regulators determine that the incumbent local exchange carrier has met a "checklist" test showing that it is meeting the Act's requirements in opening its network and markets to competition. The 1996 Telecommunications Act requires traditional telephone companies, among other things:

    - to allow competitive telecommunications companies to lease copper telephone wires on a line-by-line basis;

    - to provide central office space for the competitive telecommunications companies' DSL and other equipment used to connect to the leased copper telephone wires;

    - to lease access on their central office fiber backbone to link the competitive telecommunications companies' equipment; and

    - to allow competitive telecommunications companies to use their operational support systems to place orders and access their databases.

The FCC, in interpreting the 1996 Telecommunications Act, has emphasized the need for competition-driven innovation in the deployment of advanced telecommunications services, such as DSL services.

OUR COMPETITIVE STRENGTHS

    WE OFFER AN ATTRACTIVE VALUE PROPOSITION COMPARED TO ALTERNATIVE LOCAL
     ACCESS COMMUNICATIONS SERVICES

    For end users that subscribe at the 7.1 Mbps rate, our network provides transfer speeds over 55 times the speed of ISDN lines at monthly rates similar to or lower than those for heavily used ISDN lines, and over four times the speed of T1 private lines and frame relay circuits at a substantially lower price. Because we use dedicated connections from each end user to the network of our broadband service providers and business customers, end users can receive dependable data transfer rates and reduce the risk of unauthorized access.

    Unlike dial-up modems and ISDN lines, the DSL solution is "always on," and provides 24 hour continuous connection. Users are not required to dial-up to connect to the Internet or their local area network for each use. In addition, our DSL network has been designed to allow us, for certain customers and services, to proactively and continuously monitor our network to the end user's DSL modem or router, eliminating the need for the end user to initiate a report of network malfunctions, as is the case with dial-up modems or ISDN lines.

    OUR NETWORK HAS BEEN DESIGNED TO BE FLEXIBLE AND EASILY UPGRADEABLE TO
     SUPPORT NEW NETWORK FEATURES AND APPLICATIONS

    Our network has been designed from the outset to be flexible and upgradeable to support new network features and applications. Because our network utilizes multiple technology platforms, we can provide higher end user speeds than other national providers, a broad range of IP internetworking capabilities in addition to traditional virtual point-to-point connectivity and various types of network traffic, including data, voice and video.

    The quality and characteristics of each end user's copper telephone wire are different. Because we use a variety of technologies we are able to select a solution that provides the highest speed available for each end user. As a result, as of March 31, 2000, users on our network were capable of receiving average data transfer rates of nearly 1.7 Mbps.

    Our network supports traditional transmission protocols such as Asynchronous Transfer Mode and frame relay, as well as the rapidly growing IP transmission protocol. Our IP over DSL network capability allows us to provide a broad range of IP internetworking capabilities in a simpler, more cost-effective manner compared to traditional protocols. For example, our network can give each user simultaneous access to the Internet and private networks using a single connection, the ability to take advantage of distributed content caching services in an internetworked environment, and the ability to add other emerging IP services such as voice-over-IP using their existing connection.

    Our network has also been designed to support multiple types of network traffic, starting with data and expanding to voice applications, including a variety of voice-over-DSL technologies, and video applications, including conferencing and streaming. Our network can also be easily upgraded, as it has been designed to incorporate new applications and features, thereby avoiding costly and time consuming network upgrades.

    WE HAVE LEVERAGED OUR EARLY MOVER ADVANTAGE TO RAPIDLY EXPAND OUR DENSE,
     NATIONAL NETWORK AND GROW OUR NUMBER OF LINES IN SERVICE

    We were among the first to widely roll out national DSL services, offering commercial services in our first market in April 1998. This early start enabled us to rapidly expand our network to our targeted markets and develop early relationships with customers requiring a dense, national footprint. Because our initial network footprint in each market or MSA is extensive in coverage, we typically are able to make our services available to at least 70% of our customers' end user homes and businesses.

    WE HAVE BEEN ABLE TO ESTABLISH CUSTOMER RELATIONSHIPS WITH RECOGNIZED
     LEADERS IN THE NETWORKING INDUSTRY

    We currently have strategic and/or customer relationships with many of the major interexchange carriers and fiber backbone providers including MCI WorldCom, AT&T, Qwest, Level 3 Communications, and Williams Communications. We also have customer relationships with many of the leading national business and consumer ISPs, including UUNET, Microsoft Network, PSINet, SAVVIS, Flashcom, Telocity and Phoenix Networks. MCI WorldCom has designated us as their preferred provider in its alternative carrier access provisioning system for DSL services in certain circumstances. MCI WorldCom and Qwest together have committed to purchase an aggregate 200,000 lines over a seven year period subject to penalties for failure to reach target commitments. Under the terms of our strategic partnership with Cisco, Cisco has agreed to jointly market and sell our networking solutions to its customer base in conjunction with our telecommunications carrier customers and engage in joint development projects with us, including voice-over-DSL and video streaming applications.

    OUR MANAGEMENT TEAM HAS EXTENSIVE EXPERIENCE

    Our senior management team has extensive experience in developing next generation networking businesses, including:

    - Catherine Hapka, Chairman of the Board and Chief Executive Officer (former Executive Vice President, Markets at U S WEST Communications, Inc. and founder, President and Chief Operating Officer, !NTERPRISE Networking Services--U S WEST's data networking business),

    - Steve Stringer, President and Chief Operating Officer (former Global Chief Operating Officer, GE Capital IT Solutions),

    - John (Jay) W. Braukman, Chief Financial Officer (former Senior Vice President of Global Finance, GE Capital IT Solutions),

    - Scott Chandler, Senior Vice President, Global Business Development (former President and CEO, C-COR.net),

    - Richard H. Johnston, Chief Sales Officer (former Executive Vice President of Sales, GE Capital IT Solutions),

    - Rand Kennedy, Senior Vice President Networks (former Principal Network Architect, CompuServe Incorporated),

    - B.P. Rick Adams Jr., Chief Marketing Officer (former Group Vice President, Marketing, MicroAge, Inc.) and

    - Michael S. Lanier, Chief Information Officer (former President of Technology Extension Corporation, L.L.C.)

OUR BUSINESS STRATEGY

    Our goal is to become the leading national service provider of high performance networking solutions for broadband service providers and businesses. We intend to implement the following strategies to achieve our goal:

    COMPLETE OUR DENSE, NATIONAL NETWORK BUILD-OUT IN OUR TARGET MARKETS AND
     MSAS

    As of March 31, 2000, we offered service in 46 markets and 83 of the largest MSAs in the United States. When our initial network build-out is completed, which we expect to be by the end of 2000, our services will be offered in 70 markets and 108 MSAs, and our network will pass a total of 51 million homes and businesses, representing approximately 45% of homes and 50% of businesses in the United States.

    Network installation on this scale requires significant time and resources. Therefore, we believe our progress to date provides us a significant time-to-market advantage over our present and future competitors. We have gained significant build-out experience, which we believe will streamline our further expansion both in the United States and select international markets.

    In addition to our planned footprint covering 108 of the largest MSAs, our initial footprint in each market is dense, and covers a substantial majority of the central offices in each market that we enter. This is important, since our Internet service provider customers, telecommunications carrier and broadband communication services reseller customers desire to market their services broadly in each market. Enterprise customers also require a dense footprint in order to provide all employees remote access to the corporate network irrespective of where they reside. Typically, our initial footprint in each market serves a minimum of 70% of our target market. When sufficient demand materializes in those central offices that were not a part of our original plan, we intend to expand our build-out to include that central office.

    MAINTAIN AND BUILD OUR SALES AND MARKETING RELATIONSHIPS WITH LEADING
     BROADBAND SERVICE PROVIDER CUSTOMERS

    We principally target Internet service providers, telecommunications carriers and other broadband communications services resellers that can offer their end user customers cost and performance advantages for Internet access or private networks using our services. Our objectives in using these channels of distribution is to increase our volume and reduce our costs by serving multiple resellers and leveraging their selling efforts.

    We currently serve the large business market through our relationships with MCI WorldCom, AT&T and Qwest. We have fielded a direct applications and technical support force to support our partners' solutions-based selling effort in these large enterprises. In addition, as part of our alliance with Cisco, Cisco has agreed to jointly market and sell our services to large businesses on our behalf and on behalf of our telecommunications carrier customers. We believe our investment in a direct applications and technical support force will lead to a higher success rate for our telecommunications carrier customers, and a preference for our services.

    We primarily serve the small and medium business market through a number of national and regional Internet service providers, including the affiliates of our major telecommunications carrier customers. Currently, we have distribution relationships with many of the major national Internet service providers including UUNET, AT&T Internet Services (AIS), Qwest Internet Services, PSINet, Intermedia Communications and SAVVIS Communications, and a growing number of regional Internet service providers. In the future, we intend to continue to build the number of relationships we have with these Internet service providers.

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
    We also market our broadband communications services to small and medium businesses through our telemarketing and telesales division in markets where we do not have Internet service providers reselling our services. In markets where we have such Internet service provider relationships, we use our telemarketing and telesales division to generate leads on behalf of our broadband service providers.

    We expect to continue to build relationships with the growing number of new broadband communication service resellers who wish to resell our services as part of their Internet-based or content services, such as our relationship with iPhysicianNet.

    In December 1999, we announced the availability of a consumer Internet access service. Our consumer service is offered through Internet service providers such as Flashcom, Telocity, DSLnetworks and Phoenix Networks. We plan to add additional Internet service provider relationships in the future.

    EXPAND THE NUMBER OF NETWORK FEATURES AND APPLICATIONS WE OFFER

    We seek to have our network support multiple features and applications that are enhanced and enabled by our broadband local access communications network. Our objective is to offer multiple features and applications to our customers that increase the value of our offering to their end users, thereby increasing the number of subscribers on our network and the revenue we receive for each network user. Network features and applications under development include voice-over-DSL and frame relay over DSL.

    In pursuing this objective, we intend to continue to collaborate with leading industry broadband application service providers such as Digital Island/Sandpiper Networks, as well as telecommunications carrier customers such as MCI WorldCom, and leading networking equipment and software providers such as Cisco and Microsoft to build our portfolio of network features and applications. For example, in June 1999, MCI WorldCom and we, in conjunction with Cisco and Jetstream Communications, successfully demonstrated multiple toll quality voice and high-speed data communications over a single copper line utilizing DSL technology. In addition, we are testing frame relay over DSL services with MCI WorldCom and Intermedia Communications, and we are currently participating in Microsoft's Windows Media Division's Broadband Jumpstart program to hold trials of streaming media video technology.

    LEAD THE INDUSTRY IN CUSTOMER SERVICE AND BUILD A REPUTATION FOR BEING A
     DESIRABLE BUSINESS PARTNER

    As part of our strategy to provide a high level of customer satisfaction to obtain and retain customers and accelerate the adoption of our services, we intend to continue to enhance our efforts to provide superior service and customer care. Accordingly, we have developed a systematic approach to fully integrate our operations with our broadband service provider customers' operations to support functions such as order qualification, order entry, customer service, installation, service assurance and billing. In addition, we have invested and will continue to invest significant resources in process improvement and fully automated customer support systems. Our Network Operations Center is available to support our customers 24 hours a day, seven days a week. For certain customers and services, we will guarantee high quality service by providing carrier-class networking solutions including end-to-end proactive network monitoring and management through our Network Operations Center, as well as a full range of service level agreements. In addition, our network offers multiple security features, and has been designed so that we can scale and expand our network to meet demand.

    CAPITALIZE ON NEW REGULATORY DEVELOPMENTS TO ADVANCE OUR BUSINESS

    The Federal Communications Commission (FCC) mandated "line sharing" in a November 1999 decision that becomes effective in mid 2000. Some details of implementation of this mandate may be reconsidered by the FCC. Line sharing requires existing incumbent local exchange carriers to permit competitive local exchange carriers to add data services existing copper telephone lines to provide services to the end-user. The Minnesota Public Utility Commission ordered line sharing as a matter of state law in December 1999. The California Public Utility Commission also ordered implementation of the FCC's order on line sharing and called for a shorter implementation time frame in February 2000. In
February 2000, we successfully installed our first line sharing customer in Minnesota.

    Line sharing, where available, will allow us to provide our asymmetric DSL service on the existing copper telephone lines as the existing incumbent local exchange carrier user to provide their voice service until the FCC's line sharing decision, we were required in every case to provision our asymmetric DSL services over a separate copper telephone wire from that used by the incumbent to provide its voice service, to the same customer, which required the installation of an additional copper wire to the customer's location. Most, if not all, of the traditional telephone companies provide their own asymmetric DSL services on the same line as existing voice services.

    We believe line sharing is an extremely important opportunity for us to enhance customer service and reduce cost. First, line sharing should significantly reduce the time it takes incumbent local exchange carriers to make their copper telephone wires available for our use. Second, line sharing should significantly reduce the one time installation cost in those cases where we do not need to send a technician to the customer site to install the service. Third, the monthly recurring charge we pay to the incumbent local exchange carrier for the use of the copper telephone wire should decline since the incumbent local exchange carrier does not incur a separate monthly charge for the use of the copper telephone line for its own DSL service.

    EVALUATE AND SELECTIVELY PURSUE ATTRACTIVE INTERNATIONAL MARKETS

    In the future, we intend to replicate our network build-out, customer acquisition and operational knowledge in selected, attractive international market. In January 2000, we created a 50% owned joint venture with Optel Communications Corporation, known as Rhythms Canada. Rhythms Canada is expected to develop a Canadian DSL network and offer dedicated high-speed DSL services to enterprise customers and telecommunications carriers throughout Canada. We will continue to evaluate the merits of entering other international markets, as well as the best way for us to enter into optimal business entry structure for each market.

STRATEGIC PARTNERSHIPS

    MCI WORLDCOM

    In March 1999, we started a strategic partnership with MCI WorldCom in which MCI WorldCom invested $30.0 million in us. Please see "Certain Relationships and Related Transactions--Series C Purchase Agreement; Other Agreements with MCI WorldCom."

    - PROVIDING DSL SERVICES TO MCI WORLDCOM. We have been designated MCI WorldCom's first choice in its alternative carrier access provisioning system for DSL services in areas where we deploy our network for all new DSL services, except for services to certain subsidiaries and in locations where MCI WorldCom deploys its own DSL equipment. In addition, MCI WorldCom has committed to sell a minimum of 100,000 business quality DSL lines, subject to penalties for failure to reach target commitments. MCI WorldCom will have 60 months to place orders for these lines, starting on the date when we have 1,250 collocations in commercial service in at least 29 metropolitan statistical areas. As part of our agreement, we must provide specified service levels and have available capacity.

    - OBTAINING NETWORK SERVICES FROM MCI WORLDCOM. We have designated MCI WorldCom as our preferred provider of network services, including metropolitan area network services and long-haul backbone services. MCI WorldCom has a right of first refusal to provide all of these services to us at market competitive terms.

    - COLLABORATION. We are jointly developing voice and data applications over a single DSL connection. For instance, in June 1999, MCI WorldCom and we, in conjunction with Cisco and Jetstream Communications, successfully demonstrated toll quality voice and high-speed data communications over a single copper line utilizing DSL technology. We have also formed a working group with MCI WorldCom to develop and implement the systems and procedures necessary to jointly deploy DSL service nationwide. We will collaborate with MCI WorldCom in selecting technologies and vendors to support our network deployments.

    MICROSOFT

    In March 1999, we entered into a strategic partnership with Microsoft, in which Microsoft invested $30.0 million in us. We are working with Microsoft to trial a multiple feature consumer offering in Boston including high-speed Internet access, Internet services, Microsoft Network connectivity and streaming media. In conjunction with this trial, we are currently participating in Microsoft's Windows Media Division's Broadband Jumpstart program to hold trials of streaming media video technology.

    QWEST

    In April 1999, we entered into a customer relationship with Qwest, in which Qwest invested $15.0 million in us. Pursuant to this relationship, among other things, Qwest has committed to purchase from us performance class DSL services for sale to its customers. In return, we have agreed to use Qwest's network and application hosting services in certain situations. The combined DSL line commitment from Qwest and MCI WorldCom totals 200,000 lines over several years. Please see "Certain Relationships and Related Transactions--Series C Purchase Agreement and Series D Purchase Agreement; Other Agreements with Qwest."

    CISCO

    In October 1998, we entered into a strategic partnership with Cisco, in which Cisco agreed to work jointly with us to sell our services to its customers including providing compensation to its sales representatives for selling our services. In addition, Cisco has committed to a joint marketing program with us to increase our market recognition among businesses and consumers. We have also contracted with Cisco to manage and upgrade its remote access program for 8,500 teleworkers nationwide.

OUR SERVICE OFFERINGS

    We offer our customers solutions that address many of their broadband access networking needs. Our local connection services use a variety of DSL technologies to deliver high-speed, "always on" local access. We also aggregate traffic within metropolitan areas and route or switch the traffic to our broadband service provider customers, or to a corporate network within the same metropolitan area or another metropolitan area using our inter-network connections. In addition to local connections and metropolitan and wide area inter-network connections, we offer a growing suite of network features and applications that bring additional value-added services to our customers.

    LOCAL CONNECTION SERVICES

    Our local connection services connect individual users or multiple users on a local area network through our metropolitan network to our national network, the Internet or a telecommunications carrier network using DSL technology over traditional telephone lines. Our network is capable of data transfer rates ranging from 128 kbps to 7.1 Mbps. Unlike dial-up modems and ISDN lines, our DSL solution is "always on"; it does not require users to dial-up to connect to the Internet or their local area network for each use.

    We place DSL equipment both at the customer premises -- a residence or business -- and in the central office that services that specific customer premises. There are typically many incumbent carrier central offices in each metropolitan area. We connect the DSL equipment in each central office to one of our Metro Service Centers so that we can route or switch network traffic to either a local destination, a national destination, or the Internet.

    For our local connection services, the speed and effectiveness of the DSL connection will vary based on a number of factors, including the distance of the end user from the central office and the condition of the copper telephone line that connects the end user to the central office. The specific number of potential users who will qualify for higher speeds will vary by central office and will be affected by line quality. In the future, we intend to examine adding additional high-speed local access technologies to our offering as they are developed, including emerging wireless technologies. The chart below compares the performance and range of our local connection services as of March 31, 2000.

SPEED TO   SPEED FROM     RANGE*
END USER    END USER      (FEET)    TECHNOLOGY**
--------   -----------   --------   ------------
144 kbps   144 kbps***    50,000    IDSL****
256 kbps   256 kbps       18,000    SDSL****
384 kbps   384 kbps       15,000    RADSL
512 kbps   512 kbps       14,000    RADSL
768 kbps   768 kbps       12,000    RADSL
  1 Mbps   1 Mbps         12,000    RADSL
1.5 Mbps   1.5 Mbps        8,000    SDSL****
  3 Mbps   1 Mbps         10,700    RADSL
  5 Mbps   1 Mbps          9,000    RADSL
7.1 Mbps   1.1 Mbps        7,800    RADSL

------------------------

*     Estimated maximum distance from the central office to the end user.

** The technologies listed below are more fully described in "--DSL Technologies" below.

***   May be 128 kbps under some circumstances.

****  Cannot be used with line-sharing.

    We offer three classes of broadband local access communication services, all of which are available up to 50,000 feet from the central office which serves the end user:

    SELECT LINKS. Our Select Links offer is available in the following range of speeds: 128 kbps x 128 kbps, 256 kbps x 256 kbps, 384 kbps x 384 kbps, 512 kbps x 512 kbps, 768 kbps x 768 kbps, 1 Mbps x 1 Mbps and 1.5 Mbps x 1.5 Mbps. We plan to make this service available soon in a range of additional speeds, including 3 Mbps x 1 Mbps, 5 Mbps x 1 Mbps and 7.1 Mbps x 1.1 Mbps.

    Our Select Links services are sold through Internet service providers, telecommunications carrier customers and broadband communication services resellers, and are primarily used by small and medium businesses for high-speed Internet access.

    Basic installation for our Select Links offering includes our standard inside wiring service, installation and basic configuration of the fully featured DSL router and service activation. Installation charges consist of a one-time charge and may be discounted for large volume commitments, long term end user contracts, and promotions.

    COMPLETE LINKS. Our Complete Links service offers a fully managed Internet Protocol (IP) over DSL service, which is available in all of our symmetric and asymmetric speeds. Our Complete Links services are sold though Internet service providers, broadband communications services resellers, and our internal sales and marketing division, called the Channel Development Organization, in those markets which are not otherwise served by our Internet service provider customers. Our Complete Links services are primarily used by small and medium businesses for high-speed Internet access, and enterprises for telework and branch office connectivity.

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
    We offer a premium installation for our Complete Links offering that includes our standard inside wiring service, installation and basic configuration of the fully featured DSL router or modem, end-to-end service activation and management, maintenance and support of the DSL router or modem. Installation charges consist of a one-time charge and may be discounted for large volume commitments and/or long term end user contracts and promotions.

    CONSUMER LINKS. Our Consumer Links services are available at the following speeds: 144 kbps x 144 kbps, 208 kbps x 208 kbps, 384 kbps x 272 kbps, 408 kbps x 384 kbps, 768 kbps x 408 kbps, 1.6 Mbps x 408 kbps, 3 Mbps x 1 Mbps and 7.1 Mbps x 1.1 Mbps. Our Consumer Links services are sold though Internet service providers and broadband communications services resellers, and are primarily used for Internet access.

    Basic installation for our Consumer Links offering includes our standard inside wiring service, installation and configuration of a basic DSL modem, and service activation. We also offer our premium installation option.

    Prices for our broadband local access services vary depending upon the performance level of the service. For example, a 144 kbps service is our lowest priced service and our 7.1 Mbps is our highest priced service.

    METROPOLITAN AREA AND WIDE AREA INTER-NETWORK CONNECTION SERVICES

    For our broadband service provider and business customers, we offer two high-speed connection services both within and among metropolitan areas.

    METROPOLITAN LAN. Our metropolitan area inter-network connection service allows us to aggregate traffic from each of the central offices within a metropolitan area to an Internet service provider, telecommunications services carrier, broadband communications services reseller or an enterprise customer site within that same metropolitan area. We offer our Metropolitan LAN services in two speeds. Our 1.544 Mbps service (DS-1) is suitable for small broadband service providers and business customers, and is available in both asynchronous transfer mode and Internet protocols. Our 45 Mbps service (DS-3) is intended for large broadband service providers, and business customers, and is available in two protocols--asynchronous transfer mode and Internet protocol. In addition to monthly service charges, we impose nonrecurring order setup charges for inter-network connection services.

    U.S. LAN. Our wide area inter-network connection service currently operates between each of the metropolitan areas in which we provide service, and allows our Internet service provider customers the ability to quickly and cost-effectively offer services in new markets, and our enterprise customers the ability to connect affiliate offices and teleworkers nationwide. Our monthly service charge varies depending on the number of local access connections and the data transfer rate required by the customer.

    NETWORK FEATURES AND APPLICATIONS

    We intend to continue to add further network features and applications to add additional value to our offering. We believe our strategy to provide additional network features and applications will increase our revenue by expanding the size of our addressable market, increasing the speeds required by our customers and allowing us to receive additional recurring monthly revenue from certain of our customers.

    The features and applications that our network currently offers or enables are listed below:

    - INTERNET SERVICES. We bundle high-speed DSL-based local access with Internet access services for small and medium business customers in markets that are not otherwise served by our broadband service provider customers. Our basic Internet services include Internet access using our Complete Links services, e-mail accounts and IP addresses. Optional features include domain name transfer and registration, Web hosting services, collocation services and virtual private network over DSL capability. These services are provided in cooperation with Epoch Internet.

    - SERVICE SELECTION. We have implemented a service selection feature within our network that enables end users to access multiple destinations, including the corporate local area network, the corporate telephone system, the Internet, customers, suppliers and partners, using the same DSL access line. This feature alleviates the corporate network from servicing Internet traffic to a teleworker.

    - DYNAMIC HOST CONFIGURATION PROTOCOL FUNCTIONALITY. This feature relieves network administrators from the burden of notifying each teleworker of network configuration changes. The use of this protocol ensures that once teleworkers start up their computers, the customer's server automatically downloads all of his or her network configuration parameters.

    - COLLOCATION SERVICES. We have announced plans to offer certain broadband application service providers the ability to collocate their equipment in our network. Collocation allows these providers to take advantage of our distributed, fully routed IP network by placing their caching and hosting equipment in our markets in order to seamlessly and cost-effectively extend their network optimization services to their customers' end users using our broadband communications access services.

    - VIRTUAL PRIVATE NETWORK (VPN) OVER DSL. This service uses the public Internet backbone or our private data networks in conjunction with our high-speed DSL access connections, to create a channel for sharing information and applications within a closed user group in different locations. Our private VPN service is available for remote or branch offices that require high-speed interoffice connectivity across multiple locations and for teleworkers and other remote users who want secure access to their corporate network and the Internet from home.

    - VOICE OVER IP. Utilizing the IP over DSL capability of our network, we enable or support our customers' implementation of voice over DSL services through the addition of customer premises equipment and software. This feature allows our business customers to extend the functionality of the corporate telephone system directly into a teleworker's home. Benefits to our business customers include increased worker productivity, reduced second line expenses for voice service and the ability to aggregate and control long distance charges.

    - STREAMING. Our network supports streaming media services. For certain customers and services, we provide guaranteed data transfer rates through service level agreements. For example, we are working with iBEAM Broadcasting Corporation to provide a business-class video streaming service. In addition, we are currently participating in Microsoft's Windows Media Division's Broadband Jumpstart program to hold trials of streaming media video technology for consumers.

    In the future, we plan to continue to expand our network features and applications by working closely with leading broadband applications service providers, networking equipment companies, and our telecommunications carrier customers. Future development efforts include frame relay-over-DSL.

    Our expected development of voice-over-DSL will allow our broadband service provider customers to provide a full range of local and long distance voice services in addition to high-speed Internet and private networking services to their end user customers over a single DSL connection. We are currently conducting trials for a voice-over-DSL service with MCI WorldCom and Intermedia.

    If we develop frame relay-over-DSL, it would allow our telecommunications carrier customers to replace expensive, low-speed, local access frame relay connections currently purchased from the incumbent local exchange carrier with affordable, high-speed DSL connections that utilize the frame

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
relay protocol. We are currently conducting frame relay-over-DSL trials with MCI WorldCom and other telecommunications carriers.

CUSTOMERS, SALES AND MARKETING

    We offer our services to broadband service providers and businesses not otherwise served by our broadband service providers. As of March 31, 2000, we were providing services to approximately 3,400 broadband service providers and business customers, and had approximately 20,000 DSL lines in service. The following is a list of selected Internet service provider, telecommunications carrier and enterprise customers:

SELECT INTERNET SERVICE        SELECT TELECOMMUNICATIONS      SELECT ENTERPRISE CUSTOMERS
PROVIDER CUSTOMERS             CARRIERS

UUNET                          MCI WorldCom                   Cisco
Microsoft Network              AT&T                           Ford Motor Company
PSINet                         Qwest                          QUALCOMM
Digex                          Level 3 Communications         SGI
SAVVIS                         Williams Communications
CAIS Internet                  Intermedia Communications
Flashcom
Telocity
Phoenix Networks
DSLnetworks

    INTERNET SERVICE PROVIDERS

    Our business-focused Internet service provider customers resell our services, typically to small and medium businesses, and our consumer-focused Internet service providers, including Telocity, Flashcom and Microsoft Network, resell our services to consumers. We offer our business-focused Internet service providers our Select Links services or our Complete Links services, and our consumer-focused Internet service providers our Consumer Links services. We also offer our Internet service provider customers our metropolitan area and wide area inter-network connection services. Our Internet service provider customers can then combine our services with their own services to offer a total solution to their customers.

    TELECOMMUNICATIONS CARRIER CUSTOMERS

    A key element of our strategy is to enter into relationships with leading telecommunications carriers, including interexchange carriers and competitive telecommunications carriers in order that they may resell our services to their customers. For example, we have entered into commercial agreements with each of MCI WorldCom, AT&T, Qwest, Level 3 Communications, Williams Communications and Intermedia providing for the resale of our services, primarily to their carrier, Internet service provider, broadband communication services resellers, enterprise and small business customers.

    In order to advance our telecommunications carrier customers' sales effort to enterprises, and develop preference for the Rhythms solution, we have fielded a carrier applications and technical support force to support our customers' solutions-based selling efforts. We reinforce our applications and technical support force through our alliance with Cisco. Cisco has agreed to assist us and certain of our telecommunications carrier customers in marketing and selling our broadband local access communications services.

    We supplement our carrier applications and technical support efforts by offering sales support services that may include training, joint proposal development, lead generation, joint participation in

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
national and regional customer events and seminars, and press announcements. Additionally, we support our carrier customers' efforts through dedicated support teams and complete operations integration including qualifying potential end users for our service, ordering connections, installing equipment on the customer premises, turning up the service, monitoring the network and invoicing our carrier customer on a single bill.

    BROADBAND COMMUNICATIONS SERVICES RESELLERS

    An emerging component of our strategy is to enter into relationships with broadband communications services resellers that include firms with existing Web-based customer relationships that wish to resell broadband applications and access services to their customers. It also includes a number of emerging integrators of broadband communications infrastructure and applications services to serve a specialized or vertical market need. For example, in January 2000 we entered into a relationship with iPhysicianNet to provide its physician customers with Web-based multimedia and fully IP internetworked broadband local access services. We believe that this channel will enable us to penetrate our target markets more rapidly.

    CHANNEL DEVELOPMENT ORGANIZATION

    In markets where we do not have established indirect channels, we market our services directly to business customers through our Channel Development Organization. Our Channel Development Organization seeks to sell Internet access, telework and remote branch connectivity solutions to small and medium sized businesses, through direct marketing and consultative selling over the phone. As of March 31, 2000, we had roughly 120 persons dedicated to this effort. Our contracts are typically one to two years in length, and we receive an average revenue per line per month that is higher than what we receive through our broadband service provider channels. Once we have established indirect channels in a market, our Channel Development Organization will provide direct marketing, lead generation and telesales support services for our customers.

    CUSTOMER SUPPORT

    We supplement certain of our Internet service providers' and broadband communication services resellers' sales efforts by offering sales tools and marketing programs that may include market development funds, promotions and incentives, launch programs, sales collateral, joint participation in national and regional customer events and training. Through our Channel Development Organization, we will also provide direct marketing, lead generation and telesales support services.

    We support our customers through sales and marketing personnel dedicated to each type of channel and to each of our largest broadband service provider customers. Additionally, we support our broadband service provider customers through complete operational integration including qualifying potential end users for service, ordering connections, installing equipment on the customer premises, turning up the service, monitoring the network and invoicing the customer on a single bill.

    Our agreements with our broadband service providers vary widely. Generally, our agreements have a one to three year term, and are based on negotiated prices that decline with increasing levels of volume achievement. Certain of our broadband service provider customers have committed to sell specified quantities of DSL lines, subject to penalties for failure to reach these target commitments. In many cases, our broadband service providers have selected one or two, and perhaps as many as three, DSL service providers as suppliers in each market.

    Our goal is to be selected as the preferred supplier or one of the preferred suppliers by broadband service providers in each metropolitan area where we operate. When we are selected as a preferred supplier within a given market, we may enter into nonstandard joint marketing arrangements to promote our DSL services. We may also offer additional price discounts in return for our selection as a preferred supplier with first right of refusal on orders. See "Risk Factors--We depend on third parties for the marketing and sales of our network services."

    BRAND CAMPAIGN

    In December 1999 we launched a two-phase national brand development campaign, including television, print, radio and online advertisements. The first phase consists of television and national print advertising, and is intended to build awareness for our brand and educate the market about our broadband service offering and differentiate our services. The second phase, which focuses on product messaging, will run in local newspapers and drive-time radio in 30 major metropolitan markets, and is designed to generate demand for our broadband services.

CUSTOMER SERVICE, OPERATIONS AND SUPPORT SYSTEMS

    We offer our broadband service provider and business customers a one-stop broadband service solution including network implementation, customer service, technical support and ongoing network monitoring and billing. For major broadband service providers and businesses, we establish dedicated teams to work with the account to develop and implement a complete, fully automated operations integration plan in order to ensure that our service implementation, maintenance and billing proceeds smoothly.

    NETWORK IMPLEMENTATION

    Working with a broadband service provider or business customer we connect our customer's premises and their end users to our network by ordering circuits from the incumbent local exchange carrier or a competitive telecommunications company, connecting our customer's premises and end users to our network, testing the connections, configuring our customers' end users' endpoints, connecting to our customers' routers or switches and monitoring the connections from our Network Operations Center.

    We are implementing fully automated, Web-based, service qualification and order entry tools using standard industry interfaces. For large customers, we develop and implement a personalized, fully automated, private extranet site for service qualification and order entry. Orders can be placed individually, in real time through our Web site, or in bulk through our customers' private extranet sites.

    We are installing systems to ensure that our customers' orders automatically flow through to the incumbent local exchange carriers' order entry systems. In October 1999, we announced our selection of NightFire SupplierExpress-TM- from NightFire Software to automate our process for pre-ordering, ordering and provisioning unbundled local loops from the incumbent local exchange carrier.

    We outsource field service personnel and, to a more limited extent, use our own field service personnel to perform any necessary inside wiring, install and configure the endpoint and, if required, install a network interface card and configure the end user's PC or laptop. Currently, we offer two types of installation service. Our basic installation service includes a standard inside wiring service, endpoint installation and configuration, and line test. Our premium installation service also includes installing one network interface card in the end user's computer, configuring one computer and a complete end-to-end service test.

    CUSTOMER SERVICE, TECHNICAL SUPPORT, AND NETWORK MONITORING

    Our Network Operations Center in Denver provides network surveillance through standard Simple Network Management Protocol tools for all equipment in our network. Because we have complete end-to-end visibility of our network, we are able to proactively detect and correct the majority of our customers' maintenance problems remotely for certain customers and services. Our goal is to proactively detect and repair 90% of our customer's maintenance problems before our customers become aware of a problem.

    Customer initiated maintenance and repair requests are managed and resolved primarily through our customer advocacy team in our Network Operations Center. We provide support to our customers 24 hours a day, seven days a week. Our broadband service provider and business customers typically serve as the initial contact for service and technical support while we provide the second level of support.

    We utilize a trouble ticket management system to communicate customer maintenance problems from the customer advocacy team to our Network Operations Center engineers and the field service engineers. Because our Network Operations Center is fully staffed 24 hours a day, seven days a week, we believe our ability to provide superior proactive maintenance is significantly enhanced.

    BILLING

    Customer bills are currently issued on a monthly basis through an internal billing system. In the future, we expect our billing system to electronically interface with our customers and support a broad array of billing options. Our Customer Service Center manages customer billing inquiries. In the future, billing inquiries will also be supported through our Web-based interfaces. In November 1999 we announced our intention to utilize Portal Software's Infranet-TM- customer management and billing software.

    OPERATIONAL SUPPORT SYSTEMS

    We are implementing what we believe to be industry leading operational support systems for DSL broadband access services. We are installing complete flow through order management and provisioning systems with system-to-system interfaces. These systems will allow us to scale our business rapidly because they will eliminate many manual processes such as order taking and verification, line ordering, receipt and testing, network path configuration, equipment configuration and billing.

    Our system architecture is designed to enable rapid order fulfillment and reduce the cost of customer support. We use a set of standard, off-the-shelf systems to support our business processes. All business functions, including sales, ordering, provisioning, maintenance and repair, billing, accounting and decision support use a single database management system from Oracle. Complete systems integration is accomplished through the use of Vitria middleware to ensure rapid scaling of all business functions and uninterrupted growth.

NETWORK ARCHITECTURE

    The network design features that we believe are important to our customers are:

    CARRIER-CLASS NETWORK MANAGEMENT

    Our network is designed to be carrier-class throughout. For example, it has been designed with redundant network electronics and transmission paths. We have the ability to electronically view our entire network including the DSL modem located at the end user's premise from our Network Operations Center in Denver. Because we proactively monitor and manage the network at all times for certain customers and services, we can identify and address network problems quickly. In addition, for those customers that choose our Internet Protocol-over-DSL capability, we are able to monitor and manage Internet Protocol applications all the way to the end user location.

    SCALEABLE NETWORK PERFORMANCE

    We anticipate significant volume on our network over time. Accordingly, we have designed our network for scalability and consistently high performance as network usage grows. Our local access network is designed so that each line in service is a dedicated connection, and as such, does not contend for bandwidth or capacity with other users as they are added to the network. Our metropolitan and wide area inter-networking services have been designed to support a wide array of service level agreements that guarantee specific levels of network performance to our broadband service provider and business customers.

    We believe that our network is unique in that we support Internet Protocol routing as well as Asynchronous Transfer Mode switching equipment in our network. IP networks allow our customers' end users to easily access thousands of Internet or private network destinations without the need to establish physical permanent virtual connections for each destination, creating a much less complex, cost-effective, easily scalable network for our customers and their end users.

    Our network support systems are also scaleable. We use industry standard, off-the-shelf software to support network provisioning, installation, testing, monitoring and trouble management. We have implemented and are continually enhancing these systems using Web-based, distributed client-server systems architecture. This approach will allow us to grow our customer support and network management capabilities as customer demand increases.

    NETWORK SECURITY

    Non-dedicated access, such as dial-up modem or ISDN lines, or dedicated access to the public Internet, represents security risks for business networks. These security risks are mitigated through the use of virtual private network technologies such as authentication, tunneling, encryption and through the use of permanent virtual circuits that define a logical dedicated connection between the end user and the corporate network. Our network enables businesses to fully employ these virtual private network technologies by using their own equipment at the edges of our network, or optionally purchasing virtual private networking services from us. For our IP-over-DSL network implementation, we have added several layers of security for our customers including Multi-Protocol Label Switching (MPLS), policy routing, network segmentation by customer and the implementation of access control at the end user's DSL router.

    MULTIPLE NETWORK FEATURES AND APPLICATIONS CAPABILITY

    Our network has been designed from the outset to be flexible and upgradeable to support new network features and applications. Because our network utilizes multiple technology platforms, we can provide higher end user speeds than other national providers, a broad range of IP internetworking capabilities in addition to traditional virtual point-to-point connectivity, and various types of network traffic starting with data, but expanding to voice and video as well. Our use of multiple technology platforms, also allows us to leverage the research and development capabilities of several different equipment manufacturers to provide a growing number of network features and applications in our offering.

    Because the quality and characteristics of each end user's telephone wire is different, we are able to select a technology solution that provides the highest speed available for each end user. As of March 31, 2000, users on our network were capable of receiving average data transfer rates of 1.7 Mbps.

    Our network supports traditional transmission protocols such as Asynchronous Transfer Mode and Frame Relay, as well as the rapidly growing IP transmission protocol. Our IP-over-DSL network capability allows us to provide a broad range of IP internetworking capabilities in a simpler, more cost-effective manner than by using more traditional protocols. For example, our network can give each user simultaneous access to the Internet and private networks using a single connection, the ability to take advantage of distributed content caching services in an internetworked environment and the ability to add other emerging IP services such as voice over IP using their existing connection.

    Our network has also been designed to support multiple types of network traffic, starting with data but expanding to voice applications, such as voice over DSL and video applications such as conferencing and streaming. Our network is also easily upgradeable in that it has been designed to incorporate new applications and features with customer premises equipment and software alone, avoiding costly, time consuming network upgrades.

    Our network is an overlay network; we place our network electronics on an already existing physical network that we lease from existing transport services providers -- local access telephone wires from incumbent local exchange carriers, metropolitan fiber from incumbent local exchange carriers or competitive telecommunications carriers and long-distance backbone fiber from long distance (interexchange) carriers. The primary components of our network are customer endpoint devices, local transport, our connection points, high-speed metropolitan area network, our Metro Service Centers, our backbone and our Network Operations Center.

    CUSTOMER ENDPOINT DEVICES

    Depending upon the wishes of our broadband service provider customer, we will either include the end user endpoint device -- the DSL modem or router -- as part of our complete service offering, or buy our DSL endpoints from our suppliers for resale to our service provider for use by their end users. For our business customers, we always include the end user endpoint device as part of our complete service offering. We configure and install these modems on the end user's premises along with any basic on-site wiring needed to connect the modem to the copper telephone line leased from the incumbent carrier. Currently, almost all of the DSL modem and central office-based DSL multiplexing equipment we use for a single connection over a copper telephone line must come from the same vendor since there are no existing interoperability standards for the equipment used in our higher speed services.

    LOCAL TRANSPORT

    Our local transport connects customer endpoint devices to our network using a DSL-capable copper telephone wire leased by us from the incumbent local exchange carrier under terms specified in our interconnection agreements. In many cases, DSL-capable lines result from modification of voice grade lines to carry digital signals, at times involving an additional one-time or monthly charge relative to voice grade lines. For private line access, the transport is leased copper or fiber trunks provided by the incumbent local exchange carrier or a competitive telecommunications carrier.

    CONNECTION POINTS

    Through our interconnection agreements with the incumbent local exchange carriers, we secure collocation space in central offices where we intend to offer our services. In each of these connection points, we connect our end users' DSL endpoint equipped copper telephone lines to our DSL multiplexing equipment (DSLAMs) to provide high-speed DSL signals to them. Each of our connection points is designed to offer the same high reliability and availability standards as the incumbent carrier's own central office space. We expect to place our equipment in certain of the central offices in any metropolitan area that we enter. As of March 31, 2000, we had connection points in over 1,350 central offices. Although we expect that many connection points will be physically located within the central office, we have placed and will continue to place our connection points in locations immediately adjacent to central offices, when collocation space within the central office is not available.

    HIGH-SPEED METROPOLITAN AREA NETWORK

    In each of our targeted metropolitan area markets, we operate a private metropolitan area network. The network consists of high-speed Asynchronous Transfer Mode communications circuits that we lease from competitive carriers or incumbent local exchange carriers to connect our connection points to the Metro Service Center. The metropolitan area network operates at 45 Mbps (DS-3) today, and can be upgraded to 155 Mbps (OC-3) and 622 Mbps (OC-12) in the future. We lease a substantial portion of this capacity from MCI WorldCom, as described in "--Strategic Partnerships."

    METRO SERVICE CENTERS

    The Metro Service Center is a physical point of presence within a metropolitan area where local access traffic is aggregated from the connection points over our high-speed metropolitan area network. Although we generally expect to have one Metro Service Center in each of our targeted metropolitan areas, in larger metropolitan areas, we may have two. The Metro Service Center houses our Asynchronous Transfer Mode switches and Internet Protocol routers. We design our Metro Service Centers for high availability including battery backup power, redundant equipment and active network monitoring.

    BACKBONE

    Our backbone interconnects our Metro Service Centers so that communications traffic can be transported among different metropolitan areas. We currently lease frame relay backbone and Asynchronous Transfer Mode backbone capacity from a number of long distance carriers. We have almost completed upgrading our nationwide network to two protocols -- Asynchronous Transfer Mode and Internet Protocol.

    NETWORK OPERATIONS CENTER

    Our entire network is managed from the Network Operations Center located in Denver. From these centers, we provide end-to-end network monitoring and management using advanced network management tools 24 hours a day, seven days a week. This enhances our ability to address performance or connection issues before they affect our end user's experience. From the Network Operations Center, we monitor the equipment and circuits in each Metro Service Center, each metropolitan area network, each connection point, individual end user lines and endpoints. A second Network Operations Center is under construction. Please see "Risk Factors--A system failure or breach of network security could cause delays or interruptions of service to our customers."

    We are pursuing a program of ongoing network development. Our engineering efforts focus on the design and development of new technologies and services to increase the speed, efficiency, reliability and security of our network and to enable network features and applications developed by us or by third parties. Please see "Risk Factors--We may be unable to effectively expand our network services and provide high performance to a substantial number of end users."

DSL TECHNOLOGIES

    We utilize various DSL equipment and technologies from different vendors. The various DSL technologies allow us to offer a range of connection speeds and value-added network features and applications. Actual speeds that can be provided over a particular line are a function of the distance from the end user or local area network to the central office and the quality of the copper telephone line. The basic features and the market positioning of our primary DSL technologies include:

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
RATE ADAPTIVE DIGITAL SUBSCRIBER LINE (RADSL)

    RADSL technology allows each end user or local area network to utilize the full digital capability of the underlying telephone line. Speeds reach up to 7.1 Mbps downstream and up to 1.1 Mbps upstream if the end user or local area network is within 7,800 feet from the central office. We use this technology for end users or local area networks needing very high access speeds. Our target customers for RADSL connections consist of small and medium businesses and branch offices of large businesses needing T-1 or higher speeds. We believe that these businesses often find the cost of dedicated private line or frame relay services to be prohibitive. Our RADSL connection competes favorably on a price and performance basis relative to traditional fractional T-1 and frame relay services.

    Our RADSL service also provides the highest speed of any of our DSL services for bandwidth intensive applications, and is necessary to support line sharing, which we believe will offer us significant customer service and cost advantages when implemented.

SYMMETRIC DIGITAL SUBSCRIBER LINE (SDSL)

    Our SDSL technology allows end users and local area network to achieve up to
1.5 Mbps speeds both downstream and upstream. Depending on the quality of the copper telephone line, 1.5 Mbps can typically be achieved if the end user or local area network is within 8,000 feet, or approximately 1.5 miles, from the central office.

INTEGRATED DIGITAL SUBSCRIBER LINE (IDSL)

    IDSL technology allows us to reach all end users or local area networks within a central office serving area within 50,000 feet of the end user or local area network distance from the central office. Our IDSL service operates at up to 144 kbps in each direction. This service can use existing integrated services digital network (ISDN) equipment at the end user site, and is targeted at the integrated services digital network (ISDN) replacement market. For information intensive users, we believe that IDSL compares favorably with integrated services digital network (ISDN) on a price/performance basis when the monthly flat rate IDSL charge is compared with the per minute integrated services digital network (ISDN) charge. We also offer IDSL to end users that have lines that do not consist of continuous copper, such as digital line carrier equipped lines that are partially copper and partially fiber.

COMPETITION

    The markets for broadband service provider and business broadband access services are extremely intense. We face competition from many competitors with significantly greater financial resources, well-established brand names and large, existing installed customer bases. Moreover, we expect the level of competition to intensify in the future. We expect significant competition from:

    INCUMBENT LOCAL EXCHANGE CARRIERS. All of the largest incumbent local exchange carriers in our target markets have begun offering DSL services or have announced their intention to provide DSL services in the near term. As a result, the incumbent local exchange carriers represent strong competition in all of our markets, and we expect this competition to intensify. The incumbent local exchange carriers have well-established brand names and reputation, for high quality service in their regions, possess sufficient capital to deploy a DSL network rapidly and own the central offices and copper telephone wires. Importantly, they can offer both digital data services until line sharing is widely implemented and their existing voice services over a single line to achieve a lower cost per line per month than we can. Certain of the incumbent local exchange carriers have priced their consumer DSL services as low as $19-$29 per line per month, placing very high pricing pressure on our Consumer Links services.

    TRADITIONAL INTEREXCHANGE CARRIERS. Many of the leading traditional interexchange carriers, such as AT&T, MCI WorldCom and Sprint, are rapidly expanding their networks to include high-speed, local access services, and/or acquiring other companies with high-speed local access capabilities, including cable modem (such as AT&T's acquisition of TCI and its pending acquisition of MediaOne, both of which can offer cable modem service). They also have interconnection agreements with the incumbent local exchange carriers and have secured collocation spaces from which they have begun to offer competitive DSL services. When combined with their extensive, existing metropolitan and wide area networks, and full range of Internet and private networking services, they are able to provide their customers with a complete broadband communications offer capable of voice, data and video solutions. Because these competitors have significantly greater financial resources, enjoy strong brand recognition, and have large, existing business and consumer franchises, they represent significant competition.

    NEWER INTEREXCHANGE CARRIERS. The newer interexchange carriers, such as Williams Communications, Qwest and Level 3 Communications, are building and managing high bandwidth, packet-based metropolitan and wide area networks nationwide. Additionally, they are constructing large hosting centers in major metropolitan areas and partnering with broadband applications services providers to provide a full range of broadband communications services to their Internet service providers, telecommunications carriers, broadband communications services resellers, and in some cases their business and consumer customers. Some carriers also have interconnection agreements with the incumbent local exchange carriers and have secured collocation spaces from which they could begin to offer competitive DSL services. Because they could extend their existing fiber networks to include high-speed, local access services using DSL, either alone, or in partnership with others, they represent a significant competitive threat.

    CABLE MODEM SERVICE PROVIDERS. Cable modem service providers, like Excite@Home, AT&T (through its acquisition of TCI and pending acquisitions of MediaOne) and AOL, and their cable partners, are offering offering high-speed Internet access over hybrid fiber coaxial cable networks to consumers, and increasingly, businesses. Similar networks are being deployed in some areas by the electric power company, by itself or in partnership with other service providers. Where deployed, these networks provide Internet access services similar to our services, and in some cases at higher speeds. In certain cases cable modem services are priced lower than our services, partly because operators share the bandwidth available on their cable networks among multiple end users.

    WIRELESS AND SATELLITE DATA SERVICE PROVIDERS. Wireless and satellite data service providers are developing wireless and satellite-based Internet and private network connectivity. We may face competition from terrestrial wireless services, including two Gigahertz (Ghz) and 28 Ghz wireless cable systems (Multi-channel Multipoint Distribution System (MMDS) and Local Multipoint Distribution System (LMDS)), and 18 Ghz and 39 Ghz point-to-point microwave systems. For example, the FCC has recently revised its rules to permit ITFS and MMDS licensees to use their systems to offer two-way services, including high-speed data, rather than solely to provide one-way video services. The FCC also recently auctioned spectrum for LMDS services in all markets, and later this year will auction spectrum in the 700 MHz range, currently being used for television channels 60-69. This spectrum is expected to be used for wireless cable and telephony services, including high-speed digital services, to both businesses and individual consumers. In addition, companies such as Teligent, Advanced Radio Telecom and WinStar Communications hold point-to-point microwave licenses to provide fixed wireless services such as voice, data and video conferencing.

    We also may face increasing competition from satellite-based systems. Motorola Satellite Systems, Inc., Hughes Space Communications (a subsidiary of General Motors Corporation), Teledesic LLC, and others have filed applications with the FCC for global satellite networks which can be used to provide broadband voice and data services, and in some cases have begun providing such services. The FCC has

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
authorized several of these applicants to operate their proposed networks, and some are providing commerical service.

    INTERNET SERVICE PROVIDERS. Internet service providers provide Internet access to residential and business customers. These companies generally provide such Internet access over the incumbent carriers' circuit switched networks at integrated services digital network (ISDN) speeds (either 64 kbps or 128 kbps) or below. However, some Internet service providers have begun offering DSL-based access using their own DSL services such as HarvardNet and InterAccess, or DSL services offered by the incumbent local exchange carrier or other DSL-based competitive local exchange carriers. Because certain large, national Internet service providers, such as Verio and Concentric, have made investments in our competitors, and entered into joint marketing arrangements nationwide, it is difficult for us to recruit these Internet service partners as customers, and as a result, they represent important competitors.

    ONLINE SERVICE PROVIDERS. Online service providers include companies such as AOL, and the Microsoft Network (MSN) that provide, over the Internet and on proprietary online services and networks, content and applications ranging from news and sports to consumer video conferencing. These services are designed for broad consumer access over telecommunications-based transmission media, which enable the provision of digital services to the significant number of consumers who have personal computers with modems. In addition, they provide Internet connectivity, ease-of-use and consistency of environment. Many of these online service providers have developed their own access networks for modem connections. If these online service providers were to extend their access networks to include DSL or other high-speed service technologies, they would become competitors of ours.

    COMPETITIVE LOCAL EXCHANGE CARRIERS. Certain competitive carriers, including Covad Communications Group and NorthPoint Communications, offer DSL-based broadband access services using a business strategy similar to ours. In addition, regional competitive carriers, including HarvardNet, Network Access Solutions Corp. Blue Star and DSL.net, offer DSL-based access services that compete with the services we offer. Other voice competitive local exchange carriers, such as NEXTLINK Communications, Allegiance Communications and MGC Communications, have also announced that they have or will deploy DSL-based broadband access services. Conditions attached to the merger between SBC and Ameritech may make entry and operation in affected regions easier for our competitors. The 1996 Telecommunications Act specifically grants competitive carriers the right to negotiate interconnection agreements with incumbent carriers, including interconnection agreements that may be identical in all respects to our agreements.

    Many of these competitors are offering, or may soon offer, technologies and services that will directly compete with some or all of our service offerings. Such technologies include integrated services digital network (ISDN), DSL, wireless and satellite data and cable modems. Please see "Risk Factors:--The market in which we operate is highly competitive, and we may not be able to compete effectively, especially against established industry competitors with significantly greater financial resources, for more details about this risk." Some of the competitive factors we face include:

    - transmission speed,

    - reliability of service,

    - breadth of service availability,

    - price/performance,

    - network security,

    - ease of access and use,

    - content bundling,

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    - customer support,

    - brand recognition,

    - operating experience,

    - ability to scale,

    - capital availability and

    - exclusive contracts.

INTERCONNECTION AGREEMENTS WITH INCUMBENT CARRIERS

    Interconnection agreements with incumbent carriers are critical to our business. These agreements cover a number of aspects of our relationships with incumbent carriers, including:

    - the price we pay to lease and the access we have to the incumbent carrier's copper lines;

    - the removal by the incumbent carrier of equipment or electronics from lines to enable these lines to transmit DSL signals;

    - the price and terms for collocation of our equipment in the incumbent carrier central offices;

    - the price we pay and the access we have to the incumbent carrier's transport facilities;

    - the ability we have to access conduits and other rights of way the incumbent carrier uses to construct its own network facilities;

    - the operational support systems and interfaces that we can use to place orders and report and monitor the incumbent carrier's response to our requests;

    - the dispute resolution process we use with the incumbent carrier to resolve disagreements on the terms of the interconnection contract; and

    - the term of the interconnection agreement, its transferability to successors, its liability limits and other general aspects of our relationship with the incumbent carrier.

    We have signed interconnection agreements with eight different major incumbent carriers covering 36 states and the District of Columbia. In many cases, incumbent carriers do not agree to the provisions in interconnection agreements that we request, and we have not consistently prevailed in obtaining all of the provisions we desire. We may be unable to continue to sign interconnection agreements with incumbent carriers. If we are unable to enter into, or experience delay in obtaining, interconnection agreements, this inability or delay may materially and adversely affect our business and financial prospects. The incumbent carriers are also permitting competitive carriers to adopt previously signed interconnection agreements.

    Our interconnection agreements have a maximum term of three years, requiring us to renegotiate the existing terms in the future. We may be unable to extend our existing interconnection agreements or renegotiate new agreements on favorable or any terms. In addition, our interconnection agreements are subject to state commission, Federal Communications Commission and judicial oversight. These bodies may modify the terms or prices of our interconnection agreements in ways that would adversely affect our business and financial prospects.

GOVERNMENT REGULATION

    A significant portion of the services that we offer, particularly through our wholly owned subsidiaries, Rhythms Links Inc., formerly ACI Corp., and Rhythms Links Inc.--Virginia, formerly ACI Corp.--Virginia, may be subject to regulation at the federal, state and/or local levels. Future federal or

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
state regulations and legislation may be less favorable to us than current regulation and legislation and therefore have a material and adverse impact on our business and financial prospects. In addition, we may expend significant financial and managerial resources to participate in proceedings setting rules at either the federal or state level, without achieving a favorable result.

FEDERAL LEGISLATION AND REGULATION

    The 1996 Telecommunications Act, enacted on February 8, 1996, substantially departs from prior legislation in the telecommunications industry by establishing local exchange competition as a national policy. This act removes state regulatory barriers to competition and preempts laws restricting competition in the local exchange market.

    The 1996 Telecommunications Act in some sections is self-executing, but in addition, the Federal Communications Commission issues regulations that identify specific requirements upon which we and our competitors rely in implementing the changes it prescribes. The outcome of these various ongoing Federal Communications Commission rulemaking proceedings or judicial appeals of such proceedings could materially affect our business and financial prospects.

    The 1996 Telecommunications Act, and the Federal Communications Commission's initial rules interpreting such act, encouraged increased local competition. The federal appeals court for the Eighth Circuit reviewed some of the initial rules, and overruled some of its provisions, including some rules on pricing and nondiscrimination. In January, 1999, the United States Supreme Court reversed elements of the Eighth Circuit's ruling, finding that the Federal Communications Commission has broad authority to interpret the 1996 Telecommunications Act and issue rules for its implementation, specifically including authority over pricing methodology. The Supreme Court upheld the Federal Communications Commission's orders to the incumbent carriers to combine unbundled elements for competitors, and to allow competitors to pick and choose among provisions in existing interconnection agreements. The Supreme Court also found that the Federal Communications Commission's interpretation of the rules for establishing unbundled elements was not consistent with the 1996 Telecommunications Act, and required the Federal Communications Commission to reconsider its delineation of unbundled elements. The Federal Communications Commission's replacement decision on unbundled elements reaffirmed the right of CLECs like Rhythms to obtain access to the necessary unbundled elements in the incumbent network. This decision remains subject to reconsideration appeal.

    In November 1998, the Federal Communications Commission ruled that DSL services provided as dedicated access services in connection with interstate services such as Internet access are interstate services subject to the Federal Communications Commission's jurisdiction. In November, 1999 the Federal Communications Commission, upon further reconsideration, reiterated this decision. On March 24, 2000 the federal court of appeals for the D.C. Circuit vacated the Federal Communications Commissions' order with respect to dial-up Internet traffic, without addressing the jurisdictional nature of DSL services.

    In addition, in the spring of 1998, four of the regional Bell Operating Companies petitioned the Federal Communications Commission, and they and others have initiated legislative efforts since then, to be relieved of certain regulatory requirements in connection with their own DSL services, including obligations to unbundle DSL loops, but not the obligation to unbundle the loops we purchase for our DSL services, and to resell DSL services. In October 1998, the Federal Communications Commission ruled that DSL services are telecommunications services subject to the requirements of the 1996 Telecommunications Act mandating that the Bell operating companies unbundle such services and offer them for resale. In October 1998, the Federal Communications Commission also issued a Notice of Proposed Rulemaking indicating its intention to clarify expanded rights of competitive carriers for collocation, access to copper loops, and various other issues of consequence to competitive carriers deploying DSL services. The Federal Communications Commission also indicated its intention to allow

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
incumbent carriers to create separate affiliates for their DSL businesses that would have to operate as competitive carriers and would be permitted to operate free of the resale and unbundling obligations of the 1996 Telecommunications Act. The final outcome of these decisions, originally scheduled to be announced on January 28, 1999, had been postponed by the Federal Communications Commission while it considered the impact of the Supreme Court's ruling on the 1996 Telecommunications Act. On March 31, 1999, the Federal Communications Commission issued a decision on collocation issues which was generally favorable to the competitive carriers. This decision has been appealed to the D.C. Circuit by U S WEST and GTE. On March 17, 2000, the D.C. Circuit vacated and remanded certain aspects of the Commission's decision. The Commission decision on remand could impact the terms and conditions governing our ability to collocate. In the same decision the Federal Communications Commission established further proceedings to consider issues related to unbundled network elements. In December of 1999, the Federal Communications Commission determined that by June of 2000, incumbents must allow data carriers to provide service over the same line that the incumbent provides its own voice services--otherwise known as "line sharing". These decisions are subject to reconsideration and appeal. In addition, state commission determination of the prices for these new elements could significantly impact our business interest.

STATE REGULATION

    Some of our services, particularly those of our subsidiaries, Rhythms Links Inc. and Rhythms Links Inc.--Virginia, may be classified as intrastate services subject to state regulation. All of the states where we operate, or will operate, require some degree of state regulatory commission approval to provide certain intrastate services. In most states, intrastate tariffs are also required for various intrastate services, although we are not typically subject to price or rate of return regulation for tariffed intrastate services. Actions by state public utility commissions could cause us to incur substantial legal and administrative expenses.

    Under the 1996 Telecommunications Act, if we so request, incumbent carriers have a statutory duty to negotiate in good faith with us for agreements for interconnection and access to unbundled network elements. These negotiations are conducted on a region-wide basis, and individual agreements are then signed for each of the states in the region for which we have made a request. We have signed interconnection agreements with SBC Communications, Bell Atlantic, BellSouth, GTE, Pacific Bell, U S WEST, Cincinnati Bell and Sprint. We have signed an interconnection agreement with Cincinnati Bell for Ohio and Kentucky. We have signed agreements with SBC Communications for Illinois, Michigan, Indiana, Ohio, Wisconsin (formerly Ameritech) and California (formerly Pacific
Bell). We have signed agreements with Bell Atlantic for the District of Columbia, Maryland, Massachusetts, New Jersey, New York, Pennsylvania, Virginia, Connecticut, Delaware, New Hampshire and Rhode Island. We are currently negotiating an agreement for each of those Bell Atlantic states and are simultaneously negotiating an agreement for West Virginia. We have signed agreements with BellSouth for Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee. We have signed agreements with GTE for California, Florida, North Carolina, Washington and Texas and are currently completing agreements for Ohio, Oregon and Virginia. We have signed agreements with U S WEST for Arizona, Colorado, Minnesota, Oregon, Washington, Iowa, Nebraska, New Mexico, North Dakota, Montana and Utah. In addition, we have signed an arbitrated agreement with SBC for Texas, and are currently negotiating for Kansas and Missouri. We have signed agreements with Sprint for Florida, Minnesota, Nevada, New Jersey, North Carolina, Ohio, Pennsylvania, Tennessee and Virginia and with the Southern New England Telephone Company for Connecticut and with Frontier Telephone of Rochester, Inc. for service in upstate New York. We have also signed amendments to interconnection agreements with Bell Atlantic and U S WEST to govern line sharing, and are negotiating line sharing amendments with BellSouth, GTE, Sprint, Cincinnati Bell and Frontier.

    During these negotiations, either the incumbent carrier or we may submit disputes to the state regulatory commissions for mediation and, after the expiration of the statutory negotiation period set

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
forth in the 1996 Telecommunications Act, we may submit outstanding disputes to the states for arbitration. We arbitrated with SBC Communications Inc. in Texas the terms of our interconnection agreement with Southwestern Bell for Texas. On November 30, 1999 the Texas Public Utilities Commission Arbitrators issued an Award deciding most issues in favor of Rhythms' positions, and ordered the parties to conclude the negotiations by adopting language consistent with the Award. On February 7, 2000, the full Commission approved the interconnection agreement proposed by the Parties implementing the Arbitrator's Award, and rejected requests by SBC for rehearing of the Arbitrator's Award. This Order remains subject to additional requests for rehearing or appeal. We are presently pursuing public utility commission arbitrations in order to establish the terms and conditions of line sharing, against Bell Atlantic in New York, Pennsylvania, and Maryland, against SBC in California, Texas, and Illinois, against BellSouth in Georgia and Florida, and against GTE in California, Texas and Florida. These interconnection agreements and the results of any arbitrations may not be on terms that are entirely satisfactory to us.

    Under the 1996 Telecommunications Act, states have begun and, in a number of cases, completed regulatory proceedings to determine the pricing of unbundled network elements and services, and the results of these proceedings will determine the price we pay for, and whether it is economically attractive for us to use, these elements and services.

    We are subject to requirements in some states to obtain prior approval for, or notify the state commission of, any transfers of control, sales of assets, corporate reorganizations, issuances of stock or debt instruments and related transactions. Although we believe such authorizations could be obtained, there can be no assurance that the state commissions would grant us authority to complete any transactions.

LOCAL GOVERNMENT REGULATION

    Should we in the future decide to operate our own transport facilities over public rights-of-way, we may be required to obtain various permits and authorizations from municipalities in which we operate such facilities. Some municipalities may seek to impose similar requirements on users of transmission facilities, even though they do not own such facilities. If municipal governments impose conditions on granting permits or other authorizations or if they fail to act in granting such permits or other authorizations, our business could be adversely affected.

EMPLOYEES

    As of March 31, 2000, we had approximately 1,400 employees. We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel. Competition for such personnel is intense, and we may be unable to identify, attract and retain such personnel in the future. None of our employees are represented by a labor union or are the subject of a collective bargaining agreement. We have never experienced a work stoppage and believe that our employee relations are good.

PROPERTIES

    Our headquarters are located in facilities consisting of approximately 240,000 square feet in Englewood, Colorado, which we occupy under various leases that expire in January 2002, 2004 and 2008. These leases may be extended. We also lease space for network equipment installations and business offices in a number of other locations.

LEGAL PROCEEDINGS


    On February 18, 1999, we filed a complaint for declaratory relief in San Diego County Superior Court, North County against Thomas R. Lafleur, seeking a determination as to the ownership of

438,115 of our stock option shares previously granted to him. The trial in this matter began on May 5, 2000. On June 2, 2000, the court entered a Stipulated Statement of Decision holding that Thomas R. Lafleur became fully vested in ownership of the 438,115 shares of our common stock in question on June 5, 1998. On June 3, 2000, we entered into an Agreement of Settlement and Compromise, pursuant to which the Lafleurs agreed to release and dismiss, with prejudice, all of their claims against us, and we agreed to deliver 438,115 shares of treasury stock and to make a cash payment to the Lafleurs. We are currently in negotiations with our insurers regarding our claims for reimbursement of the full amount of the settlement and defense costs.


    We are aware of the filing of a legal action by i2 Technologies, Inc. in the United States District Court in the Northern District of Texas on January 7, 2000 challenging our use of the name "Rhythms" on various grounds and alleging that our use of that name infringes certain trademarks owned by i2 Technologies. We deny that it infringes any legitimate trademark rights of i2 Technologies, in part on the grounds that we have priority in the Rhythms name with respect to the goods and services provided by us and that our use of those marks is not likely to cause confusion among the consumers of our services, and the services provided by i2 Technologies, respectively. We intend to vigorously defend the continued use of our name in the manner in which we have used it in the past and our interests in the name "Rhythms".

    In addition, we are subject to state commission, Federal Communications Commission and court decisions as they relate to the interpretation and implementation of the 1996 Telecommunications Act, the interpretation of competitive carrier interconnection agreements in general and our interconnection agreements in particular. In some cases, we may be deemed to be bound by the results of ongoing proceedings of these bodies. We therefore may participate in proceedings before these regulatory agencies or judicial bodies that affect, and allow us to advance, our business plans.

    We are presently pursuing public utility commission arbitrations in order to establish the terms and conditions of line sharing, against Bell Atlantic in New York, Pennsylvania, and Maryland, against SBC in California, Texas, and Illinois, against BellSouth in Georgia and Florida, and against GTE in California, Texas and Florida. These interconnection agreements and the results of any arbitrations may not be on terms that are entirely satisfactory to us.

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
                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The following table shows the names, ages and positions of our executive officers, directors and key employees. Their respective backgrounds are described below.

NAME                                          AGE                     POSITION(S)
----                                        --------                  -----------
Catherine M. Hapka........................     45      Chief Executive Officer and Chairman
Steve Stringer............................     45      President and Chief Operating Officer
John (Jay) W. Braukman....................     46      Chief Financial Officer
B.P. Rick Adams, Jr.......................     62      Chief Marketing Officer
Scott C. Chandler.........................     38      Senior Vice President, Global Business
                                                         Development
Rand A. Kennedy...........................     42      Senior Vice President, Networks
Michael S. Lanier.........................     56      Chief Information Officer
Richard H. Johnston.......................     58      Chief Sales Officer
Jeffrey Blumenfeld........................     52      Chief Legal Officer and General Counsel
David J. Shimp............................     54      Senior Vice President, Human Resources
Kevin R. Compton..........................     41      Director
Keith B. Geeslin..........................     47      Director
Michael Levitt............................     41      Director
Susan Mayer...............................     50      Director
William R. Stensrud.......................     49      Director
John L. Walecka...........................     40      Director
Edward J. Zander..........................     53      Director

    All the officers identified above serve at the discretion of our Board of Directors. There are no family relationships between any persons identified above. The following are brief biographies of the persons identified above.

    CATHERINE M. HAPKA has been our Chief Executive Officer and a director since June 1997. In addition, she was elected chairman of our board of directors in June 1999. Prior to joining us, Ms. Hapka served as President of NETS, Inc., an electronic commerce software company, from March 1997 to May 1997. NETS, Inc. filed a bankruptcy petition in May 1997. Prior to joining NETS, Inc., Ms. Hapka served as Executive Vice President, Markets, for U S WEST Communications, Inc. from January 1995 to October 1996. In this capacity, Ms. Hapka led business and consumer telecommunications units responsible for the voice, data, wireless, video and long distance businesses. From 1991 to 1994, Ms. Hapka served as founder, President and Chief Operating Officer of the !NTERPRISE Networking Services Unit of U S WEST. Prior to joining U S WEST, Ms. Hapka held general management positions with General Electric and McKinsey & Co., Inc.

    STEVE STRINGER has been our President and Chief Operating Officer since May 1999. Prior to joining us, Mr. Stringer served in various positions at GE Capital from 1991 to May 1999, most recently as Global Chief Operating Officer of GE Capital IT Solutions. At GE Capital, Mr. Stringer also held the position of President and CEO of the United States Division, President of the Midwest and Atlantic regions and CEO of GE Capital's Federal Systems group.

    JOHN (JAY) W. BRAUKMAN became our Chief Financial Officer in April 2000. Prior to joining us, Mr. Braukman served in various positions at GE for nearly 25 years. Mr. Braukman's career with GE spanned 9 different business divisions including GE Motors, Transportation & Power Systems along with GE Capital. Most recently, Mr. Braukman was Senior Vice President of Global Finance at GE Capital IT Solutions.

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
    B.P. RICK ADAMS, JR. became our Chief Marketing Officer in June 1999. From September 1998 until he joined us in June 1999, Mr. Adams was President of Adams Consulting Group, a consulting practice specializing in marketing, strategic planning, sales and communications. From December 1996 to April 1998, Mr. Adams served as Group Vice President, Marketing at MicroAge, Inc. From April 1990 to November 1996, Mr. Adams held various management positions at AT&T where he served as Vice President, Sales Support for the Americas and Vice President, Marketing and Business Development at AT&T-NCR, and as Marketing Vice President for AT&T Global Business Communications Systems.

    SCOTT C. CHANDLER has served as our Senior Vice President, Global Business Development since April 2000 and prior to that, Chief Financial Officer since April 1998. From August 1996 to April 1998, Mr. Chandler served as President and Chief Executive Officer of C-COR.net, a manufacturer of broadband telecommunications equipment. From June 1990 to August 1996, Mr. Chandler served in various positions at U S WEST and its subsidiaries, most recently as Vice President and General Manager of U S WEST Cable and Multimedia from September 1995 to August 1996. While at U S WEST, Mr. Chandler also served as Vice President and General Manager of the U S WEST subsidiary, !NTERPRISE AMERICA, from January 1994 to August 1995 and as Director of Vendor Relations and Channel Support of !NTERPRISE Networking Services from January 1992 to December 1993.

    RAND A. KENNEDY, has been our Senior Vice President, Networks since October 1999. Prior to that, Mr. Kennedy was our Vice President, Network Engineering. Mr. Kennedy oversees the design, engineering, construction and management of our networks nationwide, as well as driving the design, implementation and management of the Network Operations Center in Denver. Mr. Kennedy was previously Principal Network Architect for CompuServe Incorporated. From 1995 to 1996, he directed the engineering of CompuServe's global 500+ Points of Presence
(POP) network. While at CompuServe, Mr. Kennedy was awarded a United States Patent for communications technology involving financial card authorization.
Mr. Kennedy has over 17 years of experience designing and implementing next-generation network architectures for CompuServe, including frame relay, ATM and IP.

    MICHAEL S. LANIER has been our Chief Information Officer since May 1999. Prior to joining us, Mr. Lanier was most recently President and CEO of the Technology Extension Corporation, L.L.C., a consulting firm specializing in business systems architecture and design, a position he held from March 1996 to April 1999. Prior to that Mr. Lanier served as Chief Information Officer at Intelligent Electronics, Inc. from May 1993 to May 1996. In addition,
Mr. Lanier held various information technology positions with companies such as Bank of America, Charles Schwab and DHL Worldwide Express.

    RICHARD H. JOHNSTON has been our Chief Sales Officer since November 1999. Prior to that, he served as our Chief Sales Officer--Channels, beginning
July 1999. Mr. Johnston has over 30 years in the technology business, primarily in sales and sales management positions with IBM. Before retiring from IBM in 1992, he spent seven years in channel management. Prior to joining us, he was Vice President of Sales for Access Graphics, a GE Capital company. As a member of GE Capital's IT Solutions group, Mr. Johnston served as Executive Vice President of Sales until January 1999.

    JEFFREY BLUMENFELD has been our Chief Legal Officer and General Counsel since August 1997, and has been a partner in the Washington, D.C. law firm of Blumenfeld & Cohen since 1984, which specializes in pro-competition advocacy for technology-intensive companies. Since 1995, Mr. Blumenfeld has served as senior trial counsel to the Antitrust Division of the U.S. Department of Justice in several matters. Before starting Blumenfeld & Cohen in 1984, Mr. Blumenfeld held positions with the U.S. Department of Justice from 1973 to 1984, most recently as Chief of the U.S. v. AT&T staff of the Antitrust Division. Mr. Blumenfeld is an adjunct professor of communications law at the Georgetown University Law Center. Under his employment agreement, Mr. Blumenfeld has agreed to expend a minimum of approximately 24 hours a week in his capacity as one of our officers. For more information on Mr. Blumenfeld's relationship with us, please see "Certain Relationships and Related Transactions--Legal Services."

    DAVID J. SHIMP has served as our Senior Vice President, Human Resources, since June 1999, and prior to that, served as our Chief Marketing Officer beginning October 1998. Prior to joining us, Mr. Shimp was a partner at LAI Ward Howell, Inc., a professional services firm, where he implemented that firm's first systems group and was a leader in the technology practice during his tenure from January 1991 to October 1998. Previously, Mr. Shimp held management positions at McKinsey & Co.

    KEVIN R. COMPTON has been a director since July 1997. Since 1990,
Mr. Compton has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital investment firm. Mr. Compton is a director of Citrix Systems, Inc., Global Village Communication, Inc., OneWorld Systems, Inc., Verisign, Inc. and Corsair Communications, Inc., and is also a director of several privately held companies. Mr. Compton was elected a director as the nominee of Kleiner Perkins Caufield & Byers, under the terms of a voting agreement which has subsequently been terminated.

    KEITH B. GEESLIN has been a director since July 1997. Since 1988,
Mr. Geeslin has served as a general partner of The Sprout Group, a venture capital investment firm. Mr. Geeslin is a director of Actel Corporation, Quintus Corporation, GlobeSpan Corporation, SDL, Inc. and Paradyne Corporation, a DSL equipment manufacturer and supplier to us, and is also a director of several privately held companies. For more details about Mr. Geeslin's director positions, please see "Certain Relationships and Related Transactions--Director Relationships." Mr. Geeslin was elected a director as the nominee of The Sprout Group, pursuant to the terms of a voting agreement which has subsequently been terminated.


    MICHAEL LEVITT has been a director since March 2000. Mr. Levitt is a partner of Hicks, Muse, Tate & Furst Incorporated and is involved in originating, structuring and monitoring Hicks Muse's investments and is building relationships with investment banks and commercial banking firms worldwide.
Mr. Levitt serves as a director of AMFM Corp., AMFM: Corp., Awards.com, El Sitio, Inc., G.H. Mumm/Perrier Jouet & Cie., International Home Foods, Inc., Peoplelink, Inc., RCN Corporation, RealPulse.com STC Broadcasting, Inc.
Mr. Levitt was elected a director by the holders of the Series E preferred stock, pursuant to the terms of the Series E preferred stock purchase agreement. Please see "Certain Relationships and Related Transactions."


    SUSAN MAYER has been a director since March 1999. Ms. Mayer is the President of the MCI WorldCom Venture Fund and a Senior Vice President of MCI WorldCom Inc. Previously, she was Senior Vice President of MCI Communications Corporation from 1994 to 1998. From 1996 to 1997, Ms. Mayer was also President and Chief Operating Officer of Sky MCI. From 1993 to 1994, Ms. Mayer was Vice President of MCI Communications Corporation.

    WILLIAM R. STENSRUD has been a director since our inception in February 1997 and also served as our President and Chief Executive Officer from February 1997 to June 1997. Mr. Stensrud has been a general partner at the venture capital investment firm of Enterprise Partners since January 1997. From June 1996 through December 1996, Mr. Stensrud served as President of Paradyne Corporation. Previously, from February 1992 to March 1996, Mr. Stensrud served as President and Chief Executive Officer of Primary Access Corporation.
Mr. Stensrud is a director of Juniper Networks and Paradyne Corporation, a DSL equipment manufacturer and supplier to us, and of several privately held companies. For more details about Mr. Stensrud's director positions, please see "Certain Relationships and Related Transactions--Director Relationships."
Mr. Stensrud was elected a director as the nominee of Enterprise Partners, under the terms of a voting agreement which has subsequently been terminated.

    JOHN L. WALECKA has been a director since July 1997. Mr. Walecka is a founding partner of Redpoint Ventures, formed in October 1999. Redpoint is a technology-focused venture capital investment firm. From 1984 to 1999, Mr. Walecka had been at Brentwood Venture Capital, a venture capital investment firm, and has been a general partner since 1990. Mr. Walecka is a director of several privately held companies. Fore more details about Mr. Walecka's director positions, please see "Certain

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Relationships and Related Transactions--Director Relationships." Mr. Walecka was
elected a director as the nominee of Brentwood Venture Capital, under the terms of a voting agreement which has subsequently been terminated.

    EDWARD J. ZANDER has been a director since March 1999. Since 1987,
Mr. Zander has held various management positions at Sun Microsystems, Inc., where he currently serves as its Chief Operating Officer, a position he has held since February 1998. Mr. Zander is a director of Documentum, Inc. and one privately held company.

    All of our executive officers are appointed annually by and serve at the discretion of the Board of Directors. All of our executive officers are at-will employees.

CLASSIFIED BOARD

    Our board of directors is divided into three classes. The term of office and directors consisting of each class is as follows:

CLASS                           DIRECTORS                            TERM OF OFFICE
-----                           ---------                            --------------
Class I..............   Keith B. Geeslin            expires at the annual meeting of stockholders in
                        Edward J. Zander            2003 and at each third succeeding annual meeting
                                                    thereafter

Class II.............   Susan Mayer                 expires at the annual meeting of stockholders in
                        William R. Stensrud         2001 and at each third succeeding annual meeting
                        John L. Walecka             thereafter

Class III............   Catherine M. Hapka          expires at the annual meeting of stockholders in
                        Kevin R. Compton            2002 and at each third succeeding annual meeting
                                                    thereafter

    The classification of directors has the effect of making it more difficult to change the composition of the board of directors.

    Michael Levitt was elected to the Board by the holders of the Series E preferred stock pursuant to the term of the Series E preferred stock purchase agreement and serves at the discretion of the holders of the Series E preferred stock. Hicks Muse has the right to appoint one representative to our Board of Directors provided that they continue to hold 40% of the Series E Preferred Stock purchased by them or the underlying common stock or any combination thereof.

COMMITTEES OF THE BOARD OF DIRECTORS

    We have a standing compensation committee currently composed of Messrs. Stensrud, Walecka and Zander. The compensation committee reviews and acts on matters relating to compensation levels and benefit plans for our executive officers and key employees, including salary and stock options. The compensation committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under our existing incentive compensation plans.

    We also have a standing audit committee composed of Ms. Mayer and Messrs. Compton and Geeslin. The audit committee is primarily responsible for approving the service performed by the Company's independent auditors and reviewing their reports regarding the Company's practices and systems of internal accounting controls.

DIRECTOR COMPENSATION

    Directors do not receive compensation for services provided as a director or for participation on any committee of our Board of Directors. All directors are reimbursed for their out-of-pocket expenses in serving on our Board of Directors or any of the Board's committees.

EXECUTIVE COMPENSATION

    The following table shows information about the compensation awarded to, earned by or paid to our current Chief Executive Officer and our four other most highly compensated executive officers during 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                             COMPENSATION AWARDS
                                                                       --------------------------------
                                               ANNUAL COMPENSATION       SECURITIES
                                              ----------------------     UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION(S)       YEAR      SALARY       BONUS        OPTIONS(#)       COMPENSATION
------------------------------     --------   --------   -----------   ---------------   --------------
Catherine M. Hapka(1)............    1999     $350,000   $178,838        240,000(2)      $    --
  Chairman and Chief Executive       1998      339,583    134,584             --              --
    Officer                          1997      163,654     50,000      4,381,131(3)           --

Steve Stringer(4)................    1999      157,690    150,000        720,252(5)       65,654(6)
  President and Chief Operating      1998           --         --             --              --
    Officer                          1997           --         --             --              --

Michael S. Lanier(7).............    1999      186,538     99,433(8)     300,000(5)           --
  Chief Information Officer          1998           --         --             --              --
                                     1997           --         --             --              --

David J. Shimp(9)................    1999      175,935     46,375             --          62,428(6)
  Senior Vice President, Human       1998       33,205     36,902        300,000(2)           --
  Resources                          1997           --         --             --              --

Scott C. Chandler(10)............    1999      180,962     44,509         96,000(2)       55,299(6)
  Chief Financial Officer            1998      129,577     28,746        384,000(2)           --
                                     1997           --         --             --              --

------------------------

(1) Ms. Hapka has been employed by us since June 1997, and the amount listed sets forth her compensation since such date.

(2) Represents the number of shares of common stock purchased upon the exercise of options.

(3) Represents 3,504,905 shares of common stock issued upon the exercise of options and 876,226 shares of common stock issued upon the automatic conversion at the initial public offering of 365,094 shares of Series A preferred stock purchased by Ms. Hapka in 1998.

(4) Mr. Stringer has been employed by us since May 1999, and the amount listed sets forth his compensation since such date.

(5) Represents the number of shares of common stock that may be issued upon the exercise of options.

(6) Represents actual costs related to living expenses and/or relocation.

(7) Mr. Lanier has been employed by us since May 1999, and the amount listed sets forth his compensation since such date.

(8) Includes an initial signing bonus of $50,000.

(9) Mr. Shimp has been employed by us since October 1998, and the amount listed sets forth his compensation since such date.

(10) Mr. Chandler has been employed by us since April 1998, and the amount listed sets forth his compensation since such date.

                             OPTION GRANTS IN 1999

    The following table shows information with respect to stock options granted to our Chief Executive Officer and each of our four other most highly compensated executive officers during 1999. Except where rated, all the grants were made under the Company's 1999 Stock Incentive Plan. We did not grant any stock appreciation rights to these officers during 1999.

    When reading the Option Grants table, you should understand the following:

    - We granted options to purchase an aggregate of 7,816,896 shares of common stock during 1999.

    - Amounts in the column "Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term" represent the potential realizable value of option grants, assuming that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until expiration of the granted options. These amounts are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from those option grants which were made with an exercise price equal to the fair market value of the option shares on the grant date.

                                          INDIVIDUAL GRANTS
                       --------------------------------------------------------     POTENTIAL REALIZABLE
                       NUMBER OF                                                      VALUE AT ASSUMED
                       SECURITIES   % OF TOTAL                                      ANNUAL RATES OF STOCK
                       UNDERLYING    OPTIONS                                          APPRECIATION FOR
                        OPTIONS     GRANTED TO   EXERCISE                                OPTION TERM
                        GRANTED     EMPLOYEES    PRICE PER                        -------------------------
NAME                      (#)        IN 1999     SHARE(2)    EXPIRATION DATE(3)       5%            10%
----                   ----------   ----------   ---------   ------------------   -----------   -----------
Catherine M. Hapka...   240,000         3.0%      $ 3.33     January 20, 2009     $   503,000   $ 1,274,000

Steve Stringer.......   350,000         4.5%       56.94     June 9, 2009          12,533,000    31,762,000
                         70,252(1)       .9%       14.23     June 9, 2009             629,000     1,593,000
                        300,000         3.8%       26.69     November 2, 2009       5,036,000    12,761,000

Michael S. Lanier....   300,000         3.8%       16.00     April 5, 2009          3,019,000     7,650,000

David J. Shimp.......        --          --           --            --                     --            --

Scott C. Chandler....    96,000         1.2%        3.33     January 20, 2009         201,000       509,000

------------------------

(1) These options were granted to Mr. Stringer pursuant to an option agreement outside our 1999 Stock Incentive Plan. The market price of the shares of common stock underlying these options was $56.94 on the date of grant.

(2) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from the Company in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee.

(3) The options will become exercisable for 25% of the shares upon the optionee's completion of one year of service measured from the grant date and will become exercisable for the balance of the shares in 36 successive equal monthly installments upon his or her completion of each additional month of service thereafter. The option will become exercisable on an accelerated basis upon a liquidation or dissolution of the Company or a merger or consolidation in which there is a change in ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities, unless the option is assumed by the surviving entity. In addition, the Compensation Committee of the Board of Directors may accelerate the vesting of the option in the event
    (i) there is a change in the composition of the Board of Directors over a period of two years or less such that those individuals serving as Board members at the beginning of the period cease to represent a majority of the Board or (ii) change of ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a hostile tender offer.

                       FISCAL YEAR-END 1999 OPTION VALUES

    The following table provides information with respect to our Chief Executive Officer and each of our four other most highly compensated executive officers, concerning the exercise of common stock options during 1999 and unexercised options held by them at the end of 1999. None of the named executive officers exercised any stock appreciation rights during the 1999 fiscal year and no stock appreciation rights were held by them at the end of such year. When reading the Option Values table, you should understand the following:

    - The value of unexercised in-the-money options at December 31, 1999 is based on the fair market value of our common stock on December 31, 1999, less the exercise price payable for such shares.

    - The shares of common stock acquired on exercise as shown in the following table were deposited in escrow with our corporate secretary where they continue to vest in accordance with the applicable vesting provisions.

    - The amount in the value realized column is based on the fair market value of our common stock on the exercise date for such shares, less the exercise price paid for such shares.

                                                        NUMBER OF SECURITIES
                                                             UNDERLYING            VALUE OF UNEXERCISED IN-THE-
                                                       UNEXERCISED OPTIONS AT            MONEY OPTIONS AT
                            SHARES                        DECEMBER 31, 1999             DECEMBER 31, 1999
                          ACQUIRED ON     VALUE      ---------------------------   ----------------------------
NAME                      EXERCISE(#)    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   ----------   -----------   -------------   -----------   --------------
Catherine M. Hapka......     240,000    $  728,000          --              --      $     --      $        --

Steve Stringer..........          --            --      23,416         696,836       726,000       10,752,000

Michael S. Lanier.......          --            --          --         300,000            --        9,300,000

David J. Shimp..........     300,000     1,410,000          --              --            --               --

Scott C. Chandler.......     480,000     2,074,000          --              --            --               --

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    None of our employees are employed for a specified term, and each employee's employment with us is subject to termination at any time by either party for any reason, with or without cause.

    Ms. Hapka's employment agreement provides for a salary of $350,000 per year, subject to periodic increases by the Board of Directors at its discretion. In addition, she will be entitled to bonuses as approved by the Board of Directors. In connection with her employment in June 1997, Ms. Hapka was granted an option to purchase 3,504,905 shares of common stock at an exercise price of $0.04 per share under the 1997 Stock Option/Stock Issuance Plan. In connection with her employment, Ms. Hapka was also given the right to purchase up to 365,094 shares of Series A preferred stock at $0.80 per share, which converted into 876,226 shares of our common stock at the date of our initial public offering. In the event Ms. Hapka's employment is terminated involuntarily and without cause, Ms. Hapka will be entitled to receive a lump sum payment in an amount equal to her then current annual salary.

    Mr. Stringer's employment agreement provides for a salary of $300,000 per year, payable in accordance with our regular pay period practices, and subject to periodic increases by the Board of Directors at its discretion. It also provides for guaranteed bonus compensation during the first year of employment of $200,000, payable in quarterly installments. For any future years of performance, Mr. Stringer's bonus will be consistent with the bonus plan applicable to other members of the Rhythms management team, as approved by the Board of Directors. In connection with his employment, Mr. Stringer was granted options to purchase 350,000 shares of common stock at an exercise price equal to the common stock's fair market value on the date of the grant. In addition, Mr. Stringer was also granted an option to purchase 70,252 shares of common stock at an exercise price of $14.23 per share. In the event Mr. Stringer's employment is terminated without cause, he will be eligible to receive monthly payments at his then applicable monthly base salary for a period of 12 months from the date of termination of his employment.

    Mr. Lanier's employment agreement provides for a salary of $250,000 per year, subject to periodic increases by the Board of Directors at its discretion. In addition, the agreement provides for an annual bonus of up to 25% of his annual salary. Mr. Lanier also received, as part of the acceptance of his employment, a hiring bonus of $50,000. In connection with his employment, Mr. Lanier was granted options to purchase 300,000 shares of common stock at an exercise price equal to the fair market price of the common stock on the date of the grant.

    Mr. Shimp's employment agreement provides for a salary of $175,000 per year. In addition, the agreement provides for an annual bonus of up to 25% of his annual salary. In connection with his employment, Mr. Shimp was granted options to purchase 300,000 shares of common stock at an exercise price of $1.67 per share.

    Mr. Chandler's employment agreement provides for a salary of $180,000 per year. In addition, the agreement provides for an annual bonus of up to 40% of his annual salary. Mr. Chandler was also eligible to receive up to $85,000 in relocation expenses. In connection with his employment, Mr. Chandler was granted options to purchase 384,000 shares of common stock at an exercise price of $0.21 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Our Board of Directors currently has a compensation committee that reviews and approves the compensation and benefits to be provided to our executive officers and other key employees. In addition, the compensation committee administers the 1999 Stock Incentive Plan. The compensation committee currently consists of Messrs. Stensrud, Walecka and Zander.

BENEFIT PLANS

1999 STOCK INCENTIVE PLAN

    Our 1999 Stock Incentive Plan is the successor equity incentive program to the 1997 Stock Option/ Stock Issuance Plan. The 1999 Stock Incentive Plan was adopted by the board on March 16, 1999 and became effective in April 1999. All outstanding options under the 1997 Stock Option/Stock Issuance Plan were at that time incorporated into the 1999 Stock Incentive Plan, and no further option grants may be made under the 1997 Stock Option/Stock Issuance Plan. The incorporated options will continue to be governed by their existing terms, unless the plan administrator elects to extend one or more features of the 1999 Incentive Plan to those options. Except as otherwise noted below, the incorporated options have substantially the same terms as grants made under the Discretionary Option Grant Program of the 1999 Stock Incentive Plan.

    As of January 1, 2000, we had reserved 11,041,944 shares of common stock for issuance under the 1999 Stock Incentive Plan. The number of shares of common stock reserved for issuance under the 1999 Stock Incentive Plan will automatically increase on the first trading day in January each calendar year, beginning in calendar year 2000, by an amount equal to four percent (4%) of the total number of shares of common stock outstanding on the last trading day in December in the preceding calendar year, but in no event will this annual increase exceed 2,880,000 shares. In addition, no participant in the 1999 Stock Incentive Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 900,000 shares of common stock in the aggregate per calendar year.

    The 1999 Stock Incentive Plan is divided into five separate components:

    - the Discretionary Option Grant Program, under which eligible individuals in our employ or service (including officers, non-employee board members and consultants) may, at the discretion of the plan administrator, be granted options to purchase shares of common stock at an exercise price not less than 100% of the fair market value of those shares on the grant date;

    - the Stock Issuance Program under which eligible individuals may, in the plan administrator's discretion, be issued shares of common stock directly, upon the attainment of designated performance milestones or upon the completion of a specified service requirement or as a bonus for past services;

    - the Salary Investment Option Grant Program, which may, at the plan administrator's sole discretion, be activated for one or more calendar years and, if so activated, will allow executive officers and other highly compensated employees the opportunity to apply a portion of their base salary each year to the acquisition of special below-market stock option grants;

    - the Automatic Option Grant Program, under which option grants will automatically be made at periodic intervals to eligible non-employee board members to purchase shares of common stock at an exercise price equal to 100% of the fair market value of those shares on the grant date; and

    - the Director Fee Option Grant Program, which may, in the plan administrator's sole discretion, be activated for one or more calendar years and, if so activated, will allow non-employee board members the opportunity to apply a portion of the annual retainer fee otherwise payable to them in cash each year to the acquisition of special below-market option grants.

    The Discretionary Option Grant Program and the Stock Issuance Program are administered by the compensation committee. The compensation committee as plan administrator has complete discretion to determine which eligible individuals are to receive option grants or stock issuances under those programs, the time or times when the grants or issuances are to be made, the number of shares subject to each grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the Federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. However, the board acting by disinterested majority has the exclusive authority to make any discretionary option grants or stock issuances to members of the compensation committee. The compensation committee also has the exclusive authority to select the executive officers and other highly compensated employees who may participate in the Salary Investment Option Grant Program in the event that program is activated for one or more calendar years. Neither the compensation committee nor the board may exercise any administrative discretion with respect to option grants under the Salary Investment Option Grant Program or under the Automatic Option Grant or Director Fee Option Grant Program for the non-employee board members. All grants under those latter three programs shall be made in strict compliance with the express provisions of each program.

    The exercise price for the shares of common stock subject to option grants made under the 1999 Stock Incentive Plan may be paid in cash or in shares of common stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee.

    The plan administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program (including options incorporated from the 1997 Stock Option/ Stock Issuance Plan) in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of the common stock on the new grant date.

    Stock appreciation rights are authorized for issuance under the Discretionary Option Grant Program. These rights provide the holders with the election to surrender their outstanding options for an appreciation distribution from us equal to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares. Such appreciation distribution may be made in cash or in shares of common stock. None of the incorporated options from the 1997 Stock Option/Stock Issuance Plan contain any stock appreciation rights.

    In the event that we are acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation. The plan administrator has complete discretion to grant one or more options under the Discretionary Option Grant Program which will vest and become exercisable for all the option shares in the event those options are assumed in the acquisition and the optionee's service with us or the acquiring entity is terminated within a designated period (not to exceed eighteen months) following that acquisition. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions.

    The plan administrator is also authorized to grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in ownership or control (whether by successful tender offer for more than fifty percent of our outstanding voting stock or by a change in the majority of our board through one or more contested elections for board membership). Such accelerated vesting may occur either at the time of such change or upon the subsequent termination of the individual's service within a designated period (not to exceed eighteen months) following the change.

    The options incorporated from the 1997 Stock Option/Stock Issuance Plan will immediately vest if we are acquired by merger or asset sale, unless our repurchase rights with respect to the unvested shares subject to those options are assigned to the successor entity. There are no other changes in control provisions currently in effect for those options. However, the plan administrator has the discretion to extend the acceleration provisions of the 1999 Stock Incentive Plan to any or all of the options outstanding under the 1997 Stock Option/Stock Issuance Plan.

    In the event the plan administrator elects to activate the Salary Investment Option Grant Program for one or more calendar years, each executive officer and other highly compensated employee selected for participation may elect, prior to the start of the calendar year, to reduce his or her base salary for that calendar year by a specified dollar amount not less than $10,000 nor more than $50,000. Each selected individual who files this timely election will automatically be granted, on the first trading day in January of the calendar year for which that salary reduction is to be in effect, a non-statutory option to purchase that number of shares of common stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of common stock on the grant date. The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount of salary invested in that option. The option will vest and become exercisable in a series of twelve equal monthly installments over the calendar year for which the salary reduction is to be in effect.

    Under the Automatic Option Grant Program, eligible non-employee board members will receive a series of option grants over their period of board service. Each individual who first becomes a non-employee board member at any time at or after April 6, 1999 will receive an option grant for 28,800 shares of common stock on the date such individual joins the board, provided such individual has not been in our prior employ. In addition, on the date of each annual stockholders meeting held after April 6, 1999, each non-employee board member who is to continue to serve as a non-employee board member (including the individuals who are currently serving as non-employee board members) will automatically be granted an option to purchase 7,200 shares of common stock, provided such individual has served on the board for at least six months. There will be no limit on the number of such 7,200 share option grants any one eligible non-employee Board member may receive over his or her period of continued board service, and non-employee board members who have previously been in our employ will be eligible to receive one or more such annual option grants over their period of board service.

    Each automatic grant will have an exercise price per share equal to the fair market value per share of common stock on the grant date and will have a term of 10 years, subject to earlier termination following the optionee's cessation of board service. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase by us, at the exercise price paid per share, should the optionee cease to serve on the board service prior to vesting in those shares. The shares subject to each initial 28,800-share automatic option grant will vest in a series of six successive equal semi-annual installments upon the optionee's completion of each six-month period of board service over the thirty-six-month period measured from the grant date. The shares subject to each annual 7,200-share automatic grant will vest upon in two successive equal semi-annual installments upon the optionee's completion of each six-month period of board service measured from the grant date. However, the shares will immediately vest in full upon certain changes in control or ownership or upon the optionee's death or disability while a board member. Following the optionee's cessation of board service for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of service.

    If the Director Fee Option Grant Program is activated in the future, each non-employee board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option grant. The option grant will automatically be made on the first trading day in January in the year for which the retainer fee would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of common stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee invested in that option. The option will vest and become exercisable for the option shares in a series of twelve equal monthly installments over the calendar year for which the election is to be in effect. However, the option will become immediately exercisable and vested for all the option shares upon (i) certain changes in the ownership or control or (ii) the death or disability of the optionee while serving as a board member.

    The shares subject to each option under the Salary Investment Option Grant, Automatic Option Grant and Director Fee Option Grant Programs will immediately vest upon (i) an acquisition of us by merger or asset sale or (ii) the successful completion of a tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board effected through one or more contested elections for board membership.

    Limited stock appreciation rights will automatically be included as part of each grant made under the Automatic Option Grant, Salary Investment Option Grant and Director Fee Option Grant Programs and may be granted to one or more officers as part of their option grants under the Discretionary Option Grant Program. Options with this limited stock appreciation right may be surrendered to us upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from us in an amount per surrendered option share equal to the excess of (i) the highest price per share of common stock paid in connection with the tender offer over
(ii) the exercise price payable for such share.

    The board may amend or modify the 1999 Stock Incentive Plan at any time, subject to any required stockholder approval. The 1999 Stock Incentive Plan will terminate on the earliest of (i) February 28, 2009, (ii) the date on which all shares available for issuance under the 1999 Stock Incentive Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of us.

1999 EMPLOYEE STOCK PURCHASE PLAN

    Our 1999 Employee Stock Purchase Plan was adopted by the board on March 16, 1999 and became effective in April 1999. The plan is designed to allow our eligible employees and those of our participating subsidiaries to purchase shares of common stock, at semi-annual intervals, through their periodic payroll deductions under the plan.

    One million two hundred thousand shares (1,200,000) of common stock have been reserved for issuance under the plan. The reserve will automatically increase on the first trading in January each year, beginning with calendar year 2000, by an amount equal to one percent of the total number of outstanding shares of our common stock on the last trading day in December in the immediately preceding calendar year, but in no event will any such annual increase exceed 780,000 shares.

    The plan will be implemented in a series of successive offering periods, each with a maximum duration of 24 months. However, the initial offering period began on April 6, 1999 and will end on the last business day in April 2001. The next offering period will commence on the first business day in May 2001, and subsequent offering periods will commence as designated by the plan administrator.

    Individuals who are eligible employees (scheduled to work more than 20 hours per week for more than five calendar months per year) on the start date of any offering period may enter the plan on that start date or on any subsequent semi-annual entry date (the first business day of May or November each year). Individuals who become eligible employees after the start date of the offering period may join the plan on any subsequent semi-annual entry date within that offering period.

    Payroll deductions may not exceed 15% of the participant's cash earnings, and the accumulated payroll deductions of each participant will be applied to the purchase of shares on his or her behalf on each semi-annual purchase date (the last business day in April and October each year) at a purchase price per share equal to 85% of the lower of (i) the fair market value of the common stock on the participant's entry date into the offering period or (ii) the fair market value on the semi-annual purchase date. In no event, however, may any participant purchase more than 900 shares on any semi-annual purchase date, nor may all participants in the aggregate purchase more than 300,000 shares on any semi-annual purchase date.

    If the fair market value per share of our common stock on any purchase date is less than the fair market value per share on the start date of the two-year offering period, then that offering period will automatically terminate, and a new two-year offering period will begin on the next business day, with all participants in the terminated offering to be automatically transferred to the new offering period.

    Should we be acquired by merger, sale of substantially all our assets or sale of securities possessing more than fifty percent of the total combined voting power of our outstanding securities, then all outstanding purchase rights will automatically be exercised immediately prior to the effective date of an acquisition. The purchase price will be equal to 85% of the lower of (i) the fair market value per share of common stock on the participant's entry date into the offering period in which an acquisition occurs or (ii) the fair market value per share of common stock immediately prior to an acquisition. The limitation on the maximum number of shares purchasable in the aggregate on any one purchase date will not be in effect for any purchase date attributable to such an acquisition.

    The plan will terminate on the earlier of (i) the last business day of April 2009, (ii) the date on which all shares available for issuance under the plan shall have been sold pursuant to purchase rights

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
exercised thereunder or (iii) the date on which all purchase rights are exercised in connection with an acquisition of us by merger or asset sale.

    The board may at any time alter, suspend or discontinue the plan. However, certain amendments may require stockholder approval.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

    Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. In addition, our bylaws require us to indemnify our directors and officers, and allow us to indemnify our other employees and agents, to the fullest extent permitted by law. We have also entered into agreements to indemnify our directors and certain executive officers. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SERIES A PURCHASE AGREEMENT

    On July 3, 1997, we entered into a Series A Preferred Stock Purchase Agreement with Enterprise Partners, Brentwood Venture Capital, Kleiner Perkins Caufield & Byers, The Sprout Group and certain other investors. In a series of three closings, these investors purchased in the aggregate 12,280,000 shares of our Series A preferred stock for an aggregate purchase price of $12.3 million, which converted into 29,472,000 shares of common stock upon the closing of the initial public offering of our common stock in April 1999. Also, under a Subsequent Closing Purchase Agreement dated as of December 23, 1997, we sold an additional 210,000 shares of our Series A preferred stock to other investors for an aggregate purchase price of $210,000, which converted into 504,000 shares of common stock upon the closing of the initial public offering of our common stock in April 1999. In connection with these sales, we entered into an Investors' Rights Agreement and Addendum with these investors which provided them with demand and piggyback registration rights, and rights of first offer in the event we propose to offer for sale certain of our securities. This investors' rights agreement and addendum has been superseded by the 1999 Investors' Rights Agreement from the Qwest investment. For more details about the Qwest investment, please see "--Investors' Rights Agreement."

    In connection with an employment agreement between us and Catherine Hapka, we issued 365,094 shares of Series A preferred stock at a purchase price of $0.80 per share to Ms. Hapka, which converted into 876,226 shares of common stock upon the closing of the initial public offering of our common stock in April 1999. Please see "Management--Employment Agreements and Change in Control Arrangements."

SERIES B PURCHASE AGREEMENT

    On March 12, 1998, we entered into a Series B Preferred Stock Purchase Agreement with some of the purchasers of our Series A preferred stock and Enron. Under this agreement, these investors acquired an aggregate of 4,044,943 shares of our Series B preferred stock for an aggregate purchase price of $18.0 million, which converted into 9,707,863 shares of common stock upon the closing of the initial public offering of our common stock in April 1999. In connection with the Series B Preferred Stock Purchase Agreement, we entered into an Amended and Restated Investors' Rights Agreement with the purchasers of our Series A and Series B preferred stock on March 12, 1998. This agreement replaced the investors' rights agreement and addendum from the Series A preferred stock financing and has been superseded by the 1999 Investors' Rights Agreement from the Qwest investment. For more details about the Qwest Investment, please see "--Investors' Rights Agreement."

SERIES C PURCHASE AGREEMENT; OTHER AGREEMENTS WITH MCI WORLDCOM

    In March 1999, we entered into a Series C Preferred Stock and Warrant Purchase Agreement with MCI WorldCom's investment fund, under which the fund acquired, for an aggregate purchase price of $30.0 million, 3,731,410 shares of Series C preferred stock, which converted into 4,477,692 shares of common stock upon the closing of the initial public offering of our common stock in April 1999, and a warrant to purchase an aggregate of 720,000 shares of our common stock at $6.70 per share. In April 1999, we issued to MCI WorldCom's investment fund a warrant to purchase an additional 136,996 shares of common stock at $21.00 per share. In connection with this purchase agreement, we entered into an Amended and Restated Investors' Rights Agreement, which replaced the investors' rights agreement from the Series B preferred stock financing and has been superseded by the 1999 Investors' Rights Agreement from the Qwest investment. For more details about the Qwest Investment, please see "--Investors' Rights Agreement."

    The MCI WorldCom investment was part of a broader strategic arrangement between us and MCI WorldCom. As part of this strategic arrangement, we also entered into an agreement with MCI

WorldCom which designates us as the first choice in its alternative access provisioning system for DSL services in certain circumstances, and which provides that MCI WorldCom is committed to sell at least 100,000 of our DSL lines over a period of five years, subject to penalties for failure to reach target commitments. In turn, we have designated MCI WorldCom as our preferred provider of network services. For more details about our arrangement with MCI WorldCom, please see "Business--Strategic Partnerships."

SERIES C PURCHASE AGREEMENT; OTHER AGREEMENTS WITH MICROSOFT

    In March 1999, we entered into a Series C Preferred Stock and Warrant Purchase Agreement with Microsoft, under which Microsoft acquired, for an aggregate purchase price of $30.0 million, 3,731,409 shares of our Series C preferred stock, which converted into 4,477,691 shares of common stock upon the closing of the initial public offering of our common stock in April 1999, and a warrant to purchase an aggregate of 720,000 shares of our common stock at a purchase price of $6.70 per share. In connection with this purchase agreement, we entered into an Amended and Restated Investors' Rights Agreement dated
March 16, 1999 which replaced the investors' rights agreement from the MCI WorldCom investment and has been superseded by the 1999 Investors' Rights Agreement from the Qwest investment. For more details about the Qwest Investment, please see "--Investors' Rights Agreement."

    The Microsoft investment was also part of a broader strategic arrangement. As part of the Microsoft arrangement, we entered into an agreement in which Microsoft agreed to jointly distribute with us a co-branded DSL version of the Microsoft Network service focused on our small business customers. For more details about our arrangement with Microsoft, please see "Business--Strategic Partnerships."

SERIES C PURCHASE AGREEMENT AND SERIES D PURCHASE AGREEMENT; OTHER AGREEMENTS
  WITH QWEST

    In connection with a broader customer relationship between us and Qwest, in April 1999 we entered into a Series C Preferred Stock and Warrant Purchase Agreement and a Series D Preferred Stock Purchase Agreement with U.S. Telesource, Qwest's wholly owned subsidiary. Under these agreements it acquired, for an aggregate purchase price of approximately $15 million, 932,836 shares of Series C preferred stock, which converted into 1,119,403 shares of common stock upon the closing of the initial public offering of our common stock in April 1999, 441,176 shares of Series D preferred stock, which converted into 441,176 shares of common stock upon the closing of the initial public offering of our common stock in April 1999, and a warrant to purchase an aggregate of 180,000 shares of our common stock at a purchase price of $6.70 per share. In connection with these purchase agreements, we entered into an Amended and Restated Investors' Rights Agreement, that replaced the investors' rights agreement from the Microsoft investment. For more details about this agreement, please see "--Investors' Rights Agreement."

    The Qwest investment was also part of a broader strategic arrangement between us and Qwest. As part of the Qwest relationship, Qwest has committed to purchase from us performance class DSL services for re-sale to its customers. In return, we have agreed to use Qwest's network and application hosting services in certain situations.

INVESTORS' RIGHTS AGREEMENT

    Under the terms of the 1999 Investors' Rights Agreement, the former holders of preferred stock acquired registration rights with respect to our common stock. At any time after October 6, 1999:

    - holders of 60% or more of the registrable securities, as defined in the 1999 Investors' Rights Agreement, may require us to register for public sale no less than 20% of their shares then outstanding; or

    - Enron may require us to register for public sale no less than 20% of our shares it then holds; or

    - MCI WorldCom's investment fund may require us to register for public sale no less than 20% of our shares it then holds.

    In addition, if certain competitors of MCI WorldCom or Qwest acquire greater than 5% of our common stock, then MCI WorldCom's investment fund or Qwest's wholly owned subsidiary, as the case may be, may require us to register for public sale all of its shares of our stock. We sometimes refer to these rights as contingent demands for registration.

    Our Board of Directors may defer any of the above demands for registration for a period up to 120 days. We are obligated to effect only:

    - two such registrations at the request of holders of 60% or more of the registrable securities,

    - one such registration at the request of Enron,

    - one such registration at the request of MCI WorldCom's investment fund,

    - one contingent demand for registration at the request of MCI WorldCom's investment fund, and

    - one contingent demand for registration at the request of Qwest's subsidiary.

    In addition, if we propose to register securities under the Securities Act of 1933, with some exceptions, then any of the parties to our 1999 Investors' Rights Agreement has a right to request that we register such holder's registrable securities, subject to quantity limitations determined by underwriters if the offering involves an underwriting. All registration expenses incurred in connection with the registrations described above and all piggyback registrations will be borne by us. The participating stockholders will pay for underwriting discounts and commissions incurred in connection with any such registrations. We have agreed to indemnify the parties to the agreement against certain liabilities in connection with any registration effected pursuant to the 1999 Investors' Rights Agreement, including Securities Act liabilities. Further, the holders of 40% or more of the registrable securities may require us to register all or a portion of our registrable securities on Form S-3 when we qualify to file on such form, provided that the aggregate proceeds of each such registration are at least $5.0 million and subject to other conditions and limitations, including our ability to defer the filing of the Form S-3 registration for a period of not more than 120 days in some circumstances. All expenses incurred in connection with such a Form S-3 registration shall be borne pro rata by the stockholders participating in the Form S-3 registration. All registration rights will terminate no later than April 12, 2004. We have agreed to indemnify the stockholders against certain liabilities in connection with any registration effected pursuant to the 1999 Investors' Rights Agreement, including liabilities under the Securities Act of 1933.

SERIES E PURCHASE AGREEMENT AND OTHER AGREEMENTS WITH HICKS MUSE

    In March 2000, we entered into a Preferred Stock and Warrant Purchase Agreement with Hicks Muse. Under this purchase agreement, Hicks Muse acquired, for an aggregate purchase price of $250.0 million, 250,000 shares of 8 1/4% Series E preferred stock which is immediately convertible into one share of common stock at a conversion price of $37.50 per share, subject to adjustment. In addition, Hicks Muse acquired warrants to purchase 1,875,000 shares of common stock at an exercise price of $45.00 per share, exercisable for three years; 1,875,000 shares of common stock at an exercise price of $50.00 per share, exercisable for five years; and 1,875,000 shares of common stock at an exercise price of $55.00 per share, exercisable for seven years.

    In connection with this purchase agreement, we entered into a Registration Rights Agreement. Under this registration rights agreement, holders of registrable securities, as defined in the registration rights agreement, may require us to register for public sale shares held by them. Holders of a majority

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
of the registrable shares may require us to complete such a registration four times, subject to certain limitations, including, but not limited to, the fair market value of each offering must exceed $50,000,000 and only one registration may be required within any 120 day period. In addition, if we propose to register securities under the Securities Act of 1933, then the holders may request that we register such holder's registrable securities, such to quantity limitations determined by the underwriters if the offering involves an underwriting, provided however, that the number of shares held by the holders to be included in the offering will not, except in certain circumstances, be reduced below 30% of the total number of shares to be included in the offering. Further, holders of a majority of the registrable securities may require us to register a portion of their registrable securities on Form S-3 when we qualify to file on such form, subject to certain limitations. All registration expenses incurred in connection with the with the registrations described above and all piggyback registrations will be borne by us. The participating holders will pay for underwriting discounts and commissions incurred in connection with any such registrations. We have agreed to indemnify the parties to the rights agreement against certain liabilities in connection with any registration effected pursuant to the rights agreement, including Securities Act liabilities. All registration rights will terminate no later than March 31, 2015.

DIRECTOR RELATIONSHIPS

    William R. Stensrud, a member of our Board of Directors, also served as our President and Chief Executive Officer from February 1997 through June 1997.
Mr. Stensrud and Mr. Geeslin, also members of our Board of Directors, both serve as directors for Paradyne Corporation, one of our vendors. Additionally, from June 1996 through December 1996, Mr. Stensrud served as President of Paradyne Corporation. John L. Walecka, a member of our Board of Directors, served until July 1999 as a director for Xylan Corporation, an indirect vendor to us. For the years ended December 31, 1998 and 1999, we made purchases totaling approximately $13.0 million and $54.0 million, respectively, from Paradyne Corporation. We do not purchase any products directly from Xylan Corporation; rather, our purchase of Xylan Corporation products is sourced through Paradyne Corporation. We believe that our transactions with Paradyne Corporation and Xylan Corporation were completed at rates similar to those available from alternative vendors.

    Susan Mayer, a member of our Board of Directors, also serves as President of MCI WorldCom's investment fund and a Senior Vice President of MCI WorldCom, Inc. In March 1999, we entered into a strategic arrangement with MCI WorldCom, Inc. As part of this strategic arrangement, MCI WorldCom's investment fund invested $30.0 million in us.

    Michael Levitt was elected to the Board of Directors by Hicks Muse pursuant to the terms of the Series E purchase agreement and serves at the discretion of Hicks Muse. Hicks Muse has the right to appoint one representative to our Board provided that it continues to hold 40% of the Series E preferred stock purchased by them or the underlying common stock or any combination thereof.

LEGAL SERVICES

    Jeffrey Blumenfeld, our Chief Legal Officer and General Counsel, also serves as a partner of Blumenfeld & Cohen, a law firm which performs legal services for us. In connection with Mr. Blumenfeld's employment with us, we issued to him options to purchase 438,115 shares of common stock at an exercise price of $0.04 per share, which were exercised in January 1998. In addition, Mr. Blumenfeld and certain other partners of Blumenfeld & Cohen purchased an aggregate of 140,000 shares of Series A preferred stock at $1.00 per share, which converted into 336,000 shares of common stock upon the closing of the initial public offering of our common stock in April 1999. For the years ended December 31, 1998 and 1999, we incurred expenses for legal fees to Blumenfeld & Cohen of approximately $1.3 million and $2.4 million, respectively.

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
    Under the terms of a written employment agreement with Mr. Blumenfeld, we have agreed to employ him as Chief Legal Officer and General Counsel at an annual salary of $110,000 for a minimum time commitment by Mr. Blumenfeld of 24 hours a week. Under the terms of such agreement, Blumenfeld & Cohen has agreed to charge us at a discount from its regular rates for legal services, including Mr. Blumenfeld's time in excess of his minimum time commitment.

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
                             PRINCIPAL STOCKHOLDERS

    The following table shows information as of March 31, 2000 with respect to the beneficial ownership of our common stock by:

    - each person known by us to own beneficially more than five percent, in the aggregate, of the outstanding shares of our common stock,

    - our directors, our Chief Executive Officer and our four other most highly compensated executive officers, and

    - all executive officers and directors as a group.

    Stock ownership in each case includes shares of common stock issuable upon exercise of outstanding options and warrants that are exercisable within 60 days of March 31, 2000 as described in the footnotes below. Percentage ownership is calculated pursuant to SEC Rule 13d-3(d)(1). Unless otherwise indicated, the address for each stockholder is c/o Rhythms NetConnections Inc., 6933 South Revere Parkway, Englewood, Colorado 80112.

                                                               NUMBER OF SHARES        PERCENTAGE
BENEFICIAL OWNER (1)                                          BENEFICIALLY OWNED   BENEFICIALLY OWNED
--------------------                                          ------------------   ------------------
FIVE PERCENT STOCKHOLDERS:
  Brentwood Venture Capital (2).............................       4,678,651               6.0%
  Hicks, Muse, Tate, & Furst Incorporated (3)...............      12,291,667              13.5%
  Kleiner Perkins Caufield & Byers (4)......................       6,208,988               7.9%
  MCI WorldCom Venture Fund, Inc. (5).......................       5,334,692               6.7%
  Microsoft Corporation (6).................................       5,197,691               6.6%

DIRECTORS AND EXECUTIVE OFFICERS:
  Catherine M. Hapka (7)....................................       4,221,131               5.4%
  Steve Stringer............................................          38,051                 *
  Michael S. Lanier.........................................          81,250                 *
  David J. Shimp (8)........................................         300,000                 *
  Scott C. Chandler (9).....................................         450,000                 *
  Kevin R. Compton (10).....................................          83,800                 *
  Keith B. Geeslin (11).....................................          90,700                 *
  Susan Mayer (12)..........................................              --                --
  William R. Stensrud (13)..................................         235,586                 *
  John L. Walecka (14)......................................         151,700                 *
  Edward J. Zander (15).....................................          60,000                 *
  Michael Levitt (16).......................................              --                --
  All directors and executive officers as a group (18
    persons) (17)...........................................       6,455,259               8.2%

--------------------------

  * Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

 (1) Except as indicated by footnote, we understand that the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

 (2) Consists of 187,145 shares held by Brentwood Affiliates Fund, L.P. and 4,491,506 held by Brentwood Associates VII, L.P., of which Brentwood VII Ventures, L.P. is the general partner (collectively, the "Brentwood Entities"). The address for the Brentwood Entities is 3000 Sand Hill Road, Building 1, Suite 260, Menlo Park, California 94025.

 (3) Consists of 12,291,667 shares issuable upon conversion of Series E preferred stock and exercise of warrants that are convertible or exercisable within 60 days of March 31, 2000. HM4 Rhythms Qualified
     Fund, LLC owns 113,743 shares of Series E preferred stock and 2,559,231 warrants; HM4 Rhythms Private Fund, LLC owns 806 shares of Series E preferred stock and 18,129 warrants; HM PG-IV Rhythms, LLC owns 6,056 shares of Series E preferred stock and 136,248 warrants; HM 4-EQ Rhythm Coinvestors LLC owns 1,671 shares of Series E preferred stock and 37,605 warrants; HM 4-SBS Rhythms Coinvestors, LLC owns 2,724 shares of Series E preferred stock and 61,287 warrants; HMTF Bridge RHY, LLC owns 125,000 shares of Series E preferred stock and 2,812,500 warrants (collectively, the "Hicks Muse Entities"). The address for each of the Hicks Muse Entities is 200 Crescent Court, Suite 1600, Dallas, Texas 75201.

 (4) Consists of 5,650,391 shares held by Kleiner Perkins Caufield & Byers VIII, 441,631 shares held by KPCB VIII Founders Fund and 116,966 shares held by KPCB VIII Information Sciences Zaibatsu Fund II

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
     (collectively, the "KPCB Entities"). The address for each of the KPCB Entities is 2750 Sand Hill Road, Menlo Park, California 94025.

 (5) Includes 856,996 shares issuable upon exercise of warrants exercisable within 60 days of March 31, 2000. The address for MCI WorldCom Venture Fund, Inc., c/o MCI WorldCom Inc., is 1801 Pennsylvania Avenue, Washington, D.C. 20006.

 (6) Includes 720,000 shares issuable upon exercise of a warrant exercisable within 60 days of March 31, 2000. The address for Microsoft Corporation is One Microsoft Way, Redmond, Washington 98052.

 (7) Includes shares held by Ms. Hapka's children, Christopher H. Safaya and Catherine A. Safaya, in the amount of 5,333 shares each and shares held by Christopher H. Safaya 1999 Trust and Catherine A. Safaya 1999 Trust in the amount of 132,480 shares each. Includes 1,265,272 shares from option exercises subject to repurchase by us.

 (8) Includes 193,750 shares from option exercises subject to repurchase by us.

 (9) Includes 268,000 shares from option exercises subject to repurchase by us.

 (10) Excludes shares held by the KPCB Entities. Mr. Compton, as a General Partner of KPCB, may be deemed to have voting and investment power over the shares held by the KPCB Entities. Mr. Compton disclaims beneficial interest in such shares, except to the extent of his pecuniary interest therein.

 (11) Excludes shares beneficially owned by DLJ Capital Corporation, DLJ First ESC L.L.C., Sprout Capital VII, L.P. and The Sprout CEO Fund, L.P. (collectively, the "Sprout Entities"). Mr. Geeslin, as a General Partner of The Sprout Group, may be deemed to have voting and investment power over the shares held by the Sprout Entities. Mr. Geeslin disclaims beneficial interest in such shares, except to the extent of his pecuniary interest therein.

 (12) Excludes shares held by MCI WorldCom Venture Fund ("MCI WorldCom").
      Ms. Mayer, as President of MCI WorldCom, may be deemed to have voting and investment power over the shares held by such fund. Ms. Mayer disclaims beneficial interest of such shares, except to the extent of her pecuniary interest therein.

 (13) Includes 200,015 shares held by Blue Goose, Ltd., of which the Stensrud Family Trust UTA 9-16-93 (the "Stensrud Trust") is a General and Limited Partner. Also includes 35,571 shares held by the Stensrud Trust.
      Mr. Stensrud is a trustee and one of the beneficiaries of the Stensrud Trust. Mr. Stensrud disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

 (14) Excludes shares held by the Brentwood Entities. Mr. Walecka, as a General Partner of Brentwood Venture Capital, may be deemed to have voting and investment power over the shares held by the Brentwood Entities.
      Mr. Walecka disclaims beneficial interest in such shares, except to the extent of his pecuniary interest therein. Includes 31,905 shares held in trust, of which Mr. Walecka is the trustee and beneficiary. Mr. Walecka disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

 (15) Consists of shares issuable upon exercisable within 60 days of March 31, 2000.

 (16) Mr. Levitt has disclaimed beneficial ownership of all shares held by the Hicks Muse Entities.

 (17) Includes 119,301 shares issuable upon exercise of options or warrants exercisable within 60 days of March 31, 2000 and 2,011,149 shares from option exercises subject to repurchase by us. Excludes shares held by the Brentwood Entities, the KPCB Entities, MCI WorldCom Venture Fund, the Enron Entities and Microsoft Corporation.

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
                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

    We issued the old notes on February 23, 2000 in a private placement. In connection with this issuance, we entered into the indenture and the registration rights agreement. These agreements require that we file a registration statement under the Securities Act for the new notes, the registered notes to be issued in the exchange offer and, upon the effectiveness of the registration statement, offer to you the opportunity to exchange your old notes for a like principal amount of new notes. The new notes will be issued without a restrictive legend and, except as set forth below, may be reoffered and resold by you without registration under the Securities Act. After we complete the exchange offer, our obligations with respect to the registration of the old notes will terminate, except as provided in the last paragraph of this section. A copy of the indenture and the registration rights agreement have been filed as exhibits to the registration statement of which this prospectus is part.

    Based upon the interpretation by the staff of the Commission set forth in no-action letters issued to third parties, if you are not our "affiliate" within the meaning of Rule 405 under the Securities Act or a broker-dealer referred to in the next paragraph, we believe that new notes to be issued to you in the exchange offer may be offered for resale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act. We have not received our own no-action letter to this interpretation. This interpretation, however, is based on your representation to us that:

    - the new notes to be issued to you in the exchange offer are acquired in the ordinary course of your business; and

    - you are not engaging in and do not intend to engage in a distribution of the new notes to be issued to you in the exchange offer; and

    - you have no arrangement or understanding with any person to participate in the distribution of the new notes to be issued to you in the exchange offer.

    If you tender in the exchange offer for the purpose of participating in a distribution of the new notes to be issued to you in the exchange offer, you cannot rely on this interpretation by the staff of the Commission. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives new notes in the exchange offer for its own account, in exchange for old notes that were acquired by the broker-dealer as a result of the market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those new notes. See "Plan of Distribution."

    If you will not receive freely tradeable registered notes in the exchange offer or are not eligible to participate in the exchange offer, you can elect, by indicating on the letter of transmittal and providing certain additional necessary information, to have your old notes registered in a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act. In the event that we are obligated to file a shelf registration statement, we will be required to keep the shelf registration statement effective for a period of two years or such shorter period that will terminate when all of the old notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement other than as set forth in this paragraph, you will not have the right to require us to register your old notes under the Securities Act. See "--Procedures for Tendering."

CONSEQUENCES OF FAILURE TO EXCHANGE

    After we complete the exchange offer, if you have not tendered your old notes, you will not have any further registration rights, except as set forth above. Your old notes will continue to be subject to certain restrictions on transfer. Therefore, the liquidity of the market for your old notes could be adversely affected upon completion of the exchange offer if you do not participate in the exchange offer. If the liquidity of the trading market for the old notes is adversely affected, you may be unable to sell or transfer your old notes and the value of your old notes may decline.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. You may tender some or all of your old notes in the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 in principal amount.

    The form and terms of the new notes are substantially the same as the form and terms of the old notes, except that the new notes to be issued in the exchange offer will have been registered under the Securities Act and will not bear legends restricting their transfer. The new notes will be issued pursuant to, and entitled to the benefits of, the indenture. The indenture also governs the old notes. The new notes and the old notes will be deemed one issue of notes under the indenture.


    As of the date of this prospectus, $300 million aggregate principal amount of the old notes were outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders of old notes as of June 15, 2000 and to others believed to have beneficial interests in the old notes. You do not have any appraisal or dissenters, rights in connection with the exchange offer under the General Corporation Law of the State of Delaware or the indenture. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated under the Exchange Act.


    We will be deemed to have accepted validly tendered old notes when, as, and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the tendering holders for the purpose of receiving the new notes from us. If we do not accept any tendered notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return certificates for any unaccepted old notes without expense to the tendering holder as promptly as practicable after the expiration date.

    You will not be required to pay brokerage commissions or fees or, except as set forth below under "--Transfer taxes," transfer taxes with respect to the exchange of your old notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Fees and expenses" below.

EXPIRATION DATE; AMENDMENT


    The exchange offer will expire at 5:00 p.m., New York City time, on July 17, 2000, unless we determine, in our sole discretion, to extend the date and time to which it is extended. We do not intend to extend the exchange offer, although we reserve the right to do so. If we extend the exchange offer, we will give oral or written notice of the extension to the exchange agent and give each registered holder notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.


    We also reserve the right, in our sole discretion,

    - to delay accepting any old notes or, if any of the conditions set forth below under "--Conditions" have not been satisfied or waived, to terminate the exchange offer or

    - to amend the terms of the exchange offer in any manner, by giving oral or written notice of such delay or termination to the exchange agent, and by complying with Rule 14e-1(d) under the Exchange Act to the extent that rule applies.

    We acknowledge and undertake to comply with the provisions of Rule 14e-1(c) under the Exchange Act, which requires us to pay the consideration offered, or return the old notes surrendered for exchange, promptly after the termination or withdrawal of the exchange offer. We will notify you as promptly as we can of any extension, termination or amendment.

INTEREST ON THE NOTES

    The old notes will continue to accrue interest through (but not including) the date of issuance of the new notes. Any old notes not tendered or accepted for exchange will continue to accrue interest at the rate of 14% per annum in accordance with their terms. From and after the date of issuance of the new notes, the new notes will accrue interest at the rate of 14% per annum, payable in arrears on February 15 and August 15 of each year, commencing on August 15, 2000.

PROCEDURES FOR TENDERING

    To tender in the exchange offer, you must follow these steps:

        (a) complete, sign and date the letter of transmittal, or a facsimile of it;

        (b) have the signatures on the letter guaranteed if required by Instruction 3 of the letter of transmittal; and

        (c) mail or otherwise deliver such letter of transmittal or such facsimile, together with the old notes and any other required documents, to the Exchange Agent before to 5:00 p.m., New York City time, on the Expiration Date.

    If delivery of the old notes is to be made through book-entry transfer into the Exchange Agent's account at DTC, you must tender the old notes in accordance with DTC's Automated Tender Offer Program ("ATOP") procedures. See "--Book-Entry Transfer; Delivery and Form."

    Your tender of old notes will constitute an agreement between us in accordance with the terms and subject to the conditions set forth in this Prospectus and in the letter of transmittal.

    You must deliver all documents for tender to the Exchange Agent at its address set forth below. You may also request your brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for you.

    THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT YOUR OPTION AND YOUR SOLE RISK. DOCUMENTS ARE DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO INSURE TIMELY DELIVERY.

    Only a Holder of old notes may tender such old notes in the exchange offer. The term "Holder" with respect to the exchange offer means any person in whose name old notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered Holder.

    If your old notes are registered in the name of your broker, dealer, commercial bank, trust company or other nominee and you wish to tender, you should contact such registered Holder promptly and instruct such registered Holder to tender on your behalf. If your old notes are so registered and you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered Holder. The transfer of record ownership may take considerable time.

    Signatures on a letter of transmittal or notice of withdrawal must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the U.S. (an "Eligible Institution"). Signatures do not need to be guaranteed if the old notes are tendered (i) by a registered Holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the letter of transmittal or (ii) for the account of an Eligible Institution.

    If the letter of transmittal is signed by a person other than the registered Holder of any old notes listed on the letter, such old notes must be endorsed or accompanied by appropriate bond powers signed as the name of the registered Holder or Holders appears on the old notes.

    If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons must indicate their capacity when signing. Unless waived by the Company, you must then submit evidence satisfactory to us of their authority to so act with the letter of transmittal.

    We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes of which would, in the opinion of our counsel, be unlawful for us to accept. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we determine. No one is under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor will any person incur any liability for failure to give such notification. Old notes are not properly tendered until such irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders of old notes, unless otherwise provided in the letter of transmittal, as soon as practicable after the Expiration Date.

    In addition, we reserve the right in our sole discretion:

    - to purchase or make offers for any old notes that remain outstanding after the Expiration Date;

    - to terminate the exchange offer as described in "--Conditions"; and

    - to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

    By tendering, you will represent to us, among other things, that:

    - the new notes you acquire in the exchange offer are being obtained in the ordinary course of your business;

    - you have no arrangement with any person to participate in the distribution of such new notes; and

    - you are not an "affiliate," as defined under Rule 405 of the Securities Act, of us.

    If you are a Participating Broker-Dealer that will receive new notes for your own account in exchange for old notes that were not acquired directly from the Company, by tendering you will acknowledge that you will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

BOOK-ENTRY TRANSFER; DELIVERY AND FORM

    The old notes were initially represented by a global old note in fully registered form, registered in the name of a nominee of the DTC.

    The new notes exchange for the old notes by the global old note will be represented by a global new note in fully registered form, registered in the name of the nominee of DTC.

    The global new note will be exchangeable for definitive new notes in registered form, in denominations of $1,000 principal amount at maturity and integral multiples of $1,000. The new note in global form will trade in The Depository Trust Company's Same-Day Funds Settlement System, and secondary market trading activity in such new notes will therefore settle in immediately available funds.

    We understand that the Exchange Agent will make a request promptly after the date of this prospectus to establish an account with respect to the old notes, at DTC for the purpose of facilitating the exchange offer. Subject to the establishment of this account, any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the Exchange Agent's account with respect to the old notes in accordance with DTC's ATOP procedures for such book-entry transfers. Although delivery of the old notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the exchange for old notes so tendered will be made only after two conditions are met. First, the DTC must timely confirm (a "Book-Entry Confirmation") such book-entry transfer of the old notes into the Exchange Agent's account. Second, the Exchange Agent must timely receive a Book-Entry Confirmation with a message, transmitted by DTC and received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received express acknowledgment from a participant tendering old notes that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that such agreement may be enforced against such participant.

GUARANTEED DELIVERY PROCEDURES

    If your old notes are not immediately available or if you cannot deliver your old notes, the letter of transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, you may effect a tender if:

        (1) the tender is made through an Eligible Institution;

        (2) before the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the old notes, the certificate number or numbers of such old notes and the principal amount at maturity of old notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the letter of transmittal (or facsimile of such letter) together with the certificate(s) representing the old notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal, or a Book-Entry Confirmation, as the case may be, will be delivered by the Eligible Institution to the Exchange Agent; and

        (3) such properly completed and executed letter of transmittal (or facsimile of such letter), as well as the certificate(s) representing all tendered old notes in proper form for transfer and all other documents required by the letter of transmittal, or a Book-Entry Confirmation, as the case may be, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

    Upon request of the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise described in this prospectus, tenders of old notes may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of old notes in the Exchange Offer, the Exchange Agent must receive a written or facsimile transmission notice of withdrawal at its address set forth in this prospectus before 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must:

        (1) specify the name of the person having deposited the old notes to be withdrawn (the "Depositor");

        (2) identify the old notes to be withdrawn (including the certificate number or numbers and principal amount at maturity of such old notes);

        (3) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such old notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the old notes register the transfer of such old notes into the name of the person withdrawing the tender; and

        (4) specify the name in which any such old notes are to be registered, if different from that of the Depositor.

    All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us. Our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect thereto unless the old notes so withdrawn are validly retendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to their Holder without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures, described above under "--Procedures for Tendering" at any time before the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any old notes not accepted for exchange, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of such old notes, if any of the following conditions exist:

        (1) the exchange offer, or the making of any exchange by a Holder, violates applicable law or any applicable interpretation of the SEC;

        (2) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might impair our ability to proceed with the exchange offer;

        (3) any law, statute, rule or regulation is adopted or enacted which, in our sole judgment, might materially impair our ability to proceed with the exchange offer;

        (4) a banking moratorium is declared by U.S. federal or California or New York state authorities which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

        (5) trading on the New York Stock Exchange or generally in the U.S. over-the-counter market is suspended by order of the SEC or any other governmental authority which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

        (6) a stop order is issued by the SEC or any state securities authority suspending the effectiveness of the Registration Statement or proceedings are initiated or, to our knowledge, threatened for that purpose.

    If any such conditions exist, we may

    - refuse to accept any old notes and return all tendered old notes to exchanging Holders;

    - extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of Holders to withdraw such old notes (see "--Withdrawal of Tenders"); or

    - waive certain of such conditions with respect to the exchange offer and accept all properly tendered old notes which have not been withdrawn or revoked.

    If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver in a manner reasonably calculated to inform Holders of old notes of such waiver.

    The conditions described above are for our sole benefit. We may assert any condition regardless of the circumstances giving rise to any such condition. We may waive any condition in whole or in part at any time and from time to time in our sole discretion. We are not waiving these rights by failing to exercise them. These rights are ongoing and may be asserted at any time and from time to time.

EXCHANGE AGENT

    We appointed the State Street Bank & Trust Company of California, N.A. as Exchange Agent for the exchange offer. Send letters of transmittal and Notices of Guaranteed Delivery to the Exchange Agent addressed as follows:

                                               By Overnight Courier:
By Registered or Certified Mail:               Attention:
State Street Bank and Trust Company of         State Street Bank and Trust Company of
California, N.A                                California, N.A
c/o State Street Bank and Trust Company        c/o State Street Bank and Trust Company
2 Avenue de Lafayette                          2 Avenue de Lafayette
Boston, MA 02111-1724                          Boston, MA 02111-1724
Attention: Ralph Jones                         Attention: Ralph Jones

By Hand:
Attention:
State Street Bank and Trust Company of
California, N.A
c/o State Street Bank and Trust Company        Facsimile Information
2 Avenue de Lafayette                          Attention: Ralph Jones
Boston, MA 02111-1724                          Facsimile: 617-662-1452
Attention: Ralph Jones                         Phone: 617-662-1548

FEES AND EXPENSES

    We will pay the expenses of soliciting tenders. The principal solicitation is being made by mail. Additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

    We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of the old notes, and in handling or forwarding tenders for exchange.


    We will pay the cash expenses to be incurred in connection with the exchange offer. We estimate these cash expenses will aggregate approximately $50,000, including fees and expenses of the exchange agent and the Trustee under the indenture and accounting and legal fees.


    We will pay all transfer taxes, if any, applicable to the exchange of old notes in the exchange offer. The amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder if:

        (1) certificates representing new notes or old notes for principal amounts at maturity no tendered or accepted for exchange are to be delivered to, or are to be registered in the name of, any person other than the registered Holder of the old notes tendered;

        (2) tendered old notes are registered in the name of any person other than the person signing the Letter of Transmittal; or

        (3) a transfer tax is imposed for any reason other than the exchange of old notes in the Exchange Offer.

    In such circumstances, you must submit satisfactory evidence of payment of such taxes or exception from such taxes with the Letter of Transmittal or the amount of such transfer taxes will be billed directly to you.

ACCOUNTING TREATMENT

    The new notes will be recorded at the same carrying value as the old notes, which is face value as reflected in the Company's accounting records on the date of the exchange offer. Accordingly, no gain or loss for accounting purposes will be recognized upon completion of the exchange offer. The issuance costs incurred in connection with the exchange offer will be capitalized and amortized over the term of the new notes.

                         CERTAIN TERMS OF THE NEW NOTES

    The terms of the new notes will be identical in all material respects to those of the old notes described below, except that the new notes (i) will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the old notes and (ii) will not be entitled to certain registration rights under the registration rights agreement, including the provision for Additional Interest of up to 2.00% on the old notes. Holders of old notes should review the information set forth below in this section for terms common to the new notes and the old notes.

    Upon consummation of the exchange offer, the Company will have no further obligation to register the old notes. Thereafter, any holder of old notes who does not tender its old notes in the exchange offer, including any holder which is an "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company which cannot tender its old notes in the exchange offer, will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities, provided that an opinion of counsel is furnished that such an exemption is available.

    The new notes are 14% Senior Notes and have a principal amount up to $300.0 million. The new notes will mature on February 15, 2010. The new notes will pay interest in cash at the rate of 14% per annum, payable on February 15 and August 15 of each year, commencing August 15, 2000.

                            DESCRIPTION OF THE NOTES

    The old notes were issued and the new notes will be issued under an Indenture (the "Indenture") dated as of February 23, 2000 between Rhythms NetConnections Inc. (the "Company") and State Street Bank and Trust Company of California, N.A., as Trustee. Upon the issuance of the new notes, if any, or the effectiveness of a Shelf Registration Statement with respect to the old notes, the Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions."

    The new notes and the old notes are collectively referred to as the "Notes."

GENERAL

    The Notes will be issued only in fully registered form without coupons, in denominations of $1,000 principal amount and integral multiples thereof. Principal of, premium, if any, and interest on the Notes are payable, and the Notes are exchangeable and transferable, at the office or agency of the Company in the City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee). See "--Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer, exchange or redemption of the Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

MATURITY, INTEREST AND PRINCIPAL

    The Notes are our general unsecured obligations, limited to $300.0 million aggregate principal amount, and will mature on February 15, 2010. Cash interest on the Notes accrues at a rate of 14% per annum, and is payable semi-annually in arrears on each February 15 and August 15 to registered holders of Notes on the February 1 or August 1, as the case may be, immediately preceding such interest payment date, commencing August 15, 2000. Interest on the Notes accrues from the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from February 23, 2000. Interest is computed on the basis of a 360-day year of twelve 30-day months. If the Company defaults on any payment of principal (whether at maturity, upon redemption or otherwise), cash interest will continue to accrue and, to the extent permitted by law, cash interest will accrue on overdue installments of interest at the rate of interest borne by the Notes.

REDEMPTION

    OPTIONAL REDEMPTION. The Notes will be redeemable, at the option of the Company, in whole or in part, at any time on or after February 15, 2005, upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and liquidated damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of each of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2005........................................................    107.000%
2006........................................................    104.666%
2007........................................................    102.333%
2008 and thereafter.........................................    100.000%

    In addition, at any time on or prior to February 15, 2003, the Company may, other than in any circumstances resulting in a Change of Control, redeem, at its option, up to a maximum of 35% of the originally-issued aggregate principal amount of Notes at a redemption price (determined at the applicable redemption date) equal to 114% of the principal amount of the Notes so redeemed plus accrued and unpaid interest, if any, and liquidated damages, if any, with the net cash proceeds of (a) one or more Public Equity Offerings and/or (b) the sale, subsequent to the Issue Date, of Capital Stock (other than Disqualified Stock) in one or more transactions not constituting a Public Equity Offering to Strategic Equity Investors, resulting in gross cash proceeds to the Company of at least $25.0 million in the aggregate; PROVIDED that not less than 65% of the originally-issued aggregate principal amount of Notes is outstanding immediately following such redemption. Any such redemption must be effected upon not less than 30 nor more than 60 days' notice given within 30 days after the consummation of a Public Equity Offering or sale to one or more Strategic Equity Investors, the net proceeds from which, together with any net proceeds from any prior Public Equity Offerings or sales to Strategic Equity Investors, are to be used to effect an optional redemption in accordance with this paragraph.

    MANDATORY REDEMPTION. The Company will not be required to repurchase the Notes or make any mandatory redemption or sinking fund payments in respect of the Notes. However, (i) following the occurrence of a Change of Control, the Company will be required to make an offer to purchase all outstanding Notes at a price equal to 101% of the principal amount thereof, and (ii) following the occurrence of an Asset Sale, the Company may be obligated to make an offer to purchase all or a portion of the outstanding Notes at a price equal to 100% of the principal amount thereof, in each case plus accrued and unpaid interest, if any, and liquidated damages, if any, to the date of purchase. See "--Certain Covenants--CHANGE OF CONTROL" and "--DISPOSITION OF PROCEEDS OF ASSET SALES," respectively.

    SELECTION; EFFECT OF REDEMPTION NOTICE. In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or such other method as the Trustee in its sole discretion deems appropriate and just; provided that any redemption pursuant to the provisions relating to redemptions from the proceeds of one or more Public Equity Offerings or sales to one or more Strategic Equity Investors shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to DTC procedures). No Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original Note. Upon giving of a redemption notice, interest on Notes called for redemption will cease to accrue from and after the date fixed for redemption (unless the Company defaults in providing the funds for such redemption) and such Notes will cease to be outstanding.

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RANKING

    The Indebtedness of the Company evidenced by the Notes will rank senior in right of payment to all Subordinated Indebtedness of the Company and PARI PASSU in right of payment with all existing and future unsecured and unsubordinated Indebtedness of the Company. The Notes will be effectively subordinated in right of payment to all secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. Assuming the Notes had been issued on September 30, 1999, the Company would have had outstanding at that date Indebtedness of approximately $800.1 million, of which approximately
$0.5 million is secured Indebtedness (consisting of bank Indebtedness), which would have been effectively senior in right of payment to the Notes, and approximately $799.6 million is unsecured and unsubordinated Indebtedness (including the 1998 Notes, which will accrete to $290 million in 2003 if not earlier repurchased or redeemed, the 1999 Notes and the Notes offered hereby), which would have been PARI PASSU in right of payment with the Notes. The Notes will also be structurally subordinated to all existing and future Indebtedness of any Subsidiary of the Company. As of September 30, 1999, the Company's Subsidiaries had no outstanding Indebtedness.

    Although the Indenture contains limitations on the amount of additional Indebtedness that the Company or its Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial. See "--Certain Covenants--LIMITATION ON ADDITIONAL INDEBTEDNESS" below. If the Company becomes insolvent or is liquidated, or if payment under any secured Indebtedness is accelerated, the lenders under such Indebtedness would be entitled to exercise the remedies available to a secured lender under applicable law pursuant to the terms of the applicable financing agreements. Accordingly, any claims of such lenders with respect to assets secured in their favor will be prior to any claims of the holders of the Notes with respect to such assets.

CERTAIN COVENANTS

    Set forth below are certain covenants that are contained in the Indenture.

    LIMITATION ON ADDITIONAL INDEBTEDNESS. The Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, issue, Guarantee or in any manner become directly or indirectly liable for or with respect to, contingently or otherwise, the payment of (collectively, to "incur") any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness (including Acquired Indebtedness to the extent it would constitute Permitted Indebtedness); PROVIDED
(i) the Company will be permitted to incur Indebtedness (including Acquired Indebtedness) and (ii) a Restricted Subsidiary will be permitted to incur Acquired Indebtedness, if, in either case, after giving PRO FORMA effect to such incurrence (including the application of the net proceeds therefrom), the Indebtedness to EBITDA Ratio would be less than or equal to 6 to 1.

    Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary) shall be deemed incurred at the time such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary. In addition, pursuant to the purchase agreement to be entered into among the Company and each of Merrill Lynch, Salomon Smith Barney, Chase Securities Inc. and Credit Suisse First Boston, the Company will agree that for a period of 180 days from the date of the final Offering Memorandum, it will not, without the prior written consent of Merrill Lynch, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of, any debt security of the Company or security of the Company that is convertible into, or exchangeable for, any debt security of the Company (other than the new notes).

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
    Accrual of interest, accretion or amortization of original issue discount and reductions in any collateral described in clause (B) of the definition of "Indebtedness" by reason of payments of interest on the Indebtedness secured by such collateral will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

    LIMITATION ON RESTRICTED PAYMENTS. The Indenture will provide that the Company will not, and will not permit any of the Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment unless:

        (i) no Default shall have occurred and be continuing at the time of or upon giving effect to such Restricted Payment;

        (ii) immediately after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of Indebtedness under the proviso of the covenant "--LIMITATION ON ADDITIONAL INDEBTEDNESS"; and

       (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of, without duplication, (a) 50% of the Consolidated Net Income accrued on a cumulative basis during the period beginning on the first day of the first fiscal quarter immediately subsequent to the Issue Date and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such cumulative Consolidated Net Income of the Company for such period is a deficit, minus 100% of such deficit) for which financial statements are available, in any event determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary, PLUS (b) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after May 5, 1998 or (y) from the issuance and sale of its Capital Stock (other than Disqualified Stock) or options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock), in each case on or after May 5, 1998 to a Person who is not a Subsidiary of the Company, PLUS (c) the aggregate net proceeds received by the Company from the issuance (other than to a Subsidiary of the Company) on or after May 5, 1998 of its Capital Stock (other than Disqualified Stock) upon the conversion of, or in exchange for, Indebtedness of the Company or upon the exercise of options, warrants or other rights of the Company, PLUS (d) in the case of the disposition or repayment (in whole or in part) of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to the applicable portion of such Investment and the cost of the applicable portion of such Investment, in either case, less the cost of the disposition of such Investment, PLUS (e) in the case of any Revocation with respect to a Subsidiary of the Company that was made subject to a Designation after the Issue Date, an amount equal to the lesser of the Designation Amount with respect to such Subsidiary or the Fair Market Value of the Investment of the Company and the Restricted Subsidiaries in such Subsidiary at the time of Revocation. For purposes of the preceding clause (b), there shall be excluded in all cases any issuance and sale of Capital Stock in one or more Public Equity Offerings or to Strategic Equity Investors to the extent the net cash proceeds are used, prior to February 15, 2003, to redeem Notes as described under "--Redemption--OPTIONAL REDEMPTION." The Company may not redeem Notes as described under "--Redemption--OPTIONAL REDEMPTION" from net cash proceeds received by the Company from the issuance on or after the Issue Date of its Capital Stock if such net cash proceeds have ever been included in a determination of the amount of Restricted Payments that may be made by the Company pursuant to this covenant, unless the Company would have been able to make such Restricted Payment without including such net cash proceeds in such determination.

    For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

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    The provisions of this covenant shall not prohibit the following (each of which shall be given independent effect): (1) the payment of any dividend or other distribution within 60 days after the date of declaration thereof if at such date of declaration such payment would be permitted by the provisions of the Indenture; (2) the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Subsidiary of the Company) of, shares of Capital Stock of the Company (other than Disqualified Stock); PROVIDED that any such net cash proceeds are excluded from clause (iii) (b) of the second preceding paragraph; (3) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness
(A) made by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of
(x) Capital Stock (other than Disqualified Stock) of the Company PROVIDED that any such net cash proceeds are excluded from clause (iii)(b) of the second preceding paragraph; or (y) other Subordinated Indebtedness to the extent that
(I) its stated maturity for the payment of principal thereof is not prior to the 91st day after the final stated maturity of the Notes, (II) its principal amount does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon an acceleration thereof, such lesser amount) of the Subordinated Indebtedness being refinanced, PLUS any premium required to be paid in connection with such refinancing pursuant to the terms of such Subordinated Indebtedness being refinanced, plus the amount of expenses of the Company incurred in connection with such refinancing, and (III) such new Subordinated Indebtedness is subordinated to the Notes to the same extent as the Subordinated Indebtedness being refinanced, or (B) with Unutilized Cash Proceeds remaining after completion of an Asset Sale pursuant to the fifth paragraph of the covenant described under "--DISPOSITION OF PROCEEDS OF ASSET SALES"; (4) so long as no Default shall have occurred and be continuing, purchases or redemptions of Capital Stock (including cash settlements of stock options) held by employees, officers or directors upon or following termination (whether by reason of death, disability or otherwise) of their employment with the Company or one of its Subsidiaries; PROVIDED that payments shall not exceed $500,000 in any fiscal year in the aggregate; (5) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in contemplation of merger, consolidation or transfer of assets that complies with the provisions of the Indenture relating to mergers, consolidations or transfers of substantially all of the assets of the Company; (6) any purchase of any fractional share of Common Stock of the Company in connection with an exercise of the 1998 Warrants and any repurchase of 1998 Warrants pursuant to a Repurchase Offer (as defined in the 1998 Warrant Agreement); and (7) Restricted Payments in addition to those otherwise permitted pursuant to this covenant in an aggregate amount not to exceed $10.0 million.

    In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (1), (4) and (7) above shall be included, without duplication, as Restricted Payments.

    LIMITATION ON LIENS SECURING CERTAIN INDEBTEDNESS. The Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of the property or assets of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or any proceeds therefrom, which secure either (x) Subordinated Indebtedness, unless the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness or (y) Indebtedness of (A) the Company that is not Subordinated Indebtedness or (B) any Restricted Subsidiary, unless in each case the Notes are equally and ratably secured with the Liens securing such other Indebtedness, except, in the case of clauses (x) and (y), for Permitted Liens and for Liens to secure Debt Securities on cash representing the proceeds of such Debt Securities or on Government Securities acquired with such cash and pledged for the purpose of providing for the payment of principal of, and/or interest on, such Debt Securities.

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    CHANGE OF CONTROL.  Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall make an offer to purchase (the "Change of Control Offer"), on a business day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, and liquidated damages, if any, to such Change of Control Payment Date. Notice of a Change of Control Offer shall be given to holders of Notes, not less than 30 days nor more than 60 days before the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Payment Date.

    Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction which may be highly leveraged.

    Future Indebtedness of the Company may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or may require such Indebtedness to be repurchased upon a change of control (as defined in the instruments governing such Indebtedness). Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not.

    If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay for all of the Notes that might be delivered by holders of Notes seeking to accept the Change of Control Offer. The Company's obligation to make a Change of Control Offer following a Change of Control shall be satisfied if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. See "Risk Factors--Risks Associated with a Change of Control."

    If the Company is required to make a Change of Control Offer, the Company shall comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations. To the extent that the provisions of any such securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant solely by virtue of such compliance.

    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise enter into or cause to become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits to the extent owned by the Company or any Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any Restricted Subsidiary, (c) make any Investment in the Company or any Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or to any Restricted Subsidiary, except for (i) any encumbrance or restriction in existence on the Issue Date, (ii) customary non-assignment provisions, (iii) any encumbrances or restriction pertaining to an asset subject to a Lien to the extent set forth in the security documentation governing such Lien, (iv) any encumbrance or restriction applicable to a Restricted Subsidiary at the time that it becomes a Restricted Subsidiary that is not created in contemplation thereof, (v) any encumbrance or restriction existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (iv) above; PROVIDED that the terms and conditions of any such encumbrance or restriction are not materially less favorable to the holders of Notes than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced, (vi) any encumbrance or restriction imposed upon a Restricted Subsidiary pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or any Asset Sale to the extent limited to the Capital Stock or assets in question, and (vii) any customary encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Permitted Indebtedness contained in any Debt Securities or Permitted Credit Facility; provided that the terms and conditions of any such encumbrance or restriction contained in any Debt Securities are no more restrictive than those contained in the Indenture; PROVIDED FURTHER, that (subject to customary net worth, leverage, invested capital and other financial covenants and the absence of default under such agreement or instrument) the provisions of such agreement or instrument permit the payment of interest and principal and mandatory repurchases pursuant to the terms of the Indenture and the Notes and other Indebtedness (other than Subordinated Indebtedness) that is solely an obligation of the Company; and PROVIDED FURTHER that such agreement or instrument may contain customary covenants regarding the merger of or sale of all or any substantial part of the assets of the Company or any Restricted Subsidiary, customary restrictions on transactions with affiliates and customary subordination provisions governing indebtedness owed to the Company or any Restricted Subsidiary.

    DISPOSITION OF PROCEEDS OF ASSET SALES. The Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and
(b) at least 75% of such consideration consists of cash or Cash Equivalents; PROVIDED that the following shall be treated as cash for purposes of this covenant: (x) the amount of any Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee of assets disposed of in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released and
(y) the amount of any notes or other obligations that within 30 days of receipt are converted into cash (to the extent of the cash (after payment of any costs of disposition) so received). Notwithstanding the preceding sentence, the Company and its Restricted Subsidiaries may consummate an Asset Sale without complying with clause (b) of the immediately preceding sentence if at least 75% of the consideration for such Asset Sale consists of any combination of cash, Cash Equivalents and Permitted Business Assets (as defined below) (or in Capital Stock of any Person that will become a Restricted Subsidiary as a result of such investment if all or substantially all of the properties and assets of such Person are Permitted Business Assets); provided that any non-cash consideration (other than Permitted Business Assets received by the Company or any of its Restricted Subsidiaries in connection with such Asset Sale) that is converted into or sold or otherwise disposed of for cash or Cash Equivalents within 365 days after such Asset Sale and any Permitted Business Assets constituting cash or Cash Equivalents received by the Company or any Restricted Subsidiary shall constitute Net Cash Proceeds subject to the provisions set forth below. The Company or the applicable Restricted Subsidiary, as the case may be, may
(i) apply the Net Cash Proceeds from such Asset Sale, within 365 days of the receipt thereof, to the permanent reduction (whether by means of repayment, release pursuant to clause (x) of the first sentence of this covenant or otherwise) of (A) Indebtedness of any Restricted Subsidiary and/or
(B) Indebtedness of the Company ranking senior to or PARI PASSU with the Notes, and, in each case, permanently reduce the amount of the commitments thereunder by the amount of the Indebtedness so repaid, and/or (ii) apply such Net Cash Proceeds, within 365 days of the receipt thereof, to an investment in properties and assets (including leases of such properties or assets) that will be used or are usable in the same or a related line of business as that being conducted by the Company or any Restricted Subsidiary at the time of such Asset Sale or such investment therein (collectively, "Permitted Business Assets") (or in Capital Stock of any Person that will become a Restricted Subsidiary as a result of such investment if all or substantially all of the properties and assets of such Person are Permitted Business Assets).

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    To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of such Asset Sale as described in clause (i) or
(ii) of the preceding paragraph (such Net Cash Proceeds, the "Unutilized Net
Cash Proceeds"), the Company shall, within 20 days after such 365th day, make an offer to purchase (an "Asset Sale Offer") all outstanding Notes up to a maximum principal amount (expressed as a multiple of $1,000) equal to the Note Pro Rata Share of Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, and liquidated damages, if any, to such purchase date; PROVIDED, HOWEVER, that an Asset Sale Offer may be deferred by the Company until there are Unutilized Net Cash Proceeds equal to at least $5.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds (and not just the amount in excess of $5.0 million) shall be applied as required pursuant to this paragraph and the next following paragraph.

    If any other Indebtedness of the Company which ranks PARI PASSU with the Notes (the "Other Indebtedness"), including the 1998 Notes and the 1999 Notes, requires that an offer to repurchase such Indebtedness be made upon the consummation of an Asset Sale, the Company may apply the Unutilized Net Cash Proceeds otherwise required to be applied to an Asset Sale Offer to offer to purchase such Other Indebtedness and to an Asset Sale Offer so long as the amount of such Unutilized Net Cash Proceeds applied to repurchase the Notes is not less than the Note Pro Rata Share of Unutilized Net Cash Proceeds. Any offer to purchase such Other Indebtedness shall be made at the same time as the Asset Sale Offer, and the purchase date in respect of any such offer to purchase and the Asset Sale Offer shall occur on the same day.

    For purposes of this covenant, "Note Pro Rata Share of Unutilized Net Cash Proceeds" means the amount of the Unutilized Net Cash Proceeds equal to the product of (x) the Unutilized Net Cash Proceeds and (y) a fraction, the numerator of which is the aggregate principal amount of, and all accrued interest thereon to the purchase date on, all Notes (or portions thereof) validly tendered and not withdrawn pursuant to an Asset Sale Offer related to such Unutilized Net Cash Proceeds (the "Note Amount") and the denominator of which is the sum of the Note Amount and the lesser of (i) the aggregate principal face amount, and all accrued interest thereon to the purchase date, or
(ii) the accreted value as of the purchase date, of all Other Indebtedness (or portions thereof) validly tendered and not withdrawn pursuant to a concurrent offer to purchase such Other Indebtedness made at the time of such Asset Sale Offer.

    Each Asset Sale Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the principal amount, plus accrued interest thereon, if any, to the payment date, of Notes validly tendered and not withdrawn pursuant to an Asset Sale Offer is less than the Unutilized Net Cash Proceeds or the Note Pro Rata Share of Unutilized Net Cash Proceeds, as the case may be, the Company or any Restricted Subsidiary may use such deficiency for general corporate purposes, including the repayment or repurchase of Indebtedness. If the principal amount, plus accrued interest thereon, if any, to the payment date, of Notes validly tendered and not withdrawn by holders thereof exceeds the amount of Notes which can be purchased with the Unutilized Net Cash Proceeds or the Note Pro Rata Share of Unutilized Net Cash Proceeds, as the case may be, then the Notes to be purchased will be selected on a pro rata basis. Upon completion of an Asset Sale Offer and offer for any Other Indebtedness, the amount of Unutilized Net Cash Proceeds shall be reset to zero.

    If the Company is required to make an Asset Sale Offer, the Company shall comply with all applicable tender offer rules, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations. To the extent that the provisions of any such securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant solely by virtue of such compliance.

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    LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF RESTRICTED
SUBSIDIARIES. The Indenture will provide that the Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock (or any options, warrants or other rights to purchase such Capital Stock) of a Restricted Subsidiary, except (i) any sale or issuance of Capital Stock to the Company or a Wholly Owned Restricted Subsidiary, (ii) any sale or issuance of Common Stock to directors as director qualifying shares, but only to the extent required under applicable law,
(iii) any sale or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company and the Restricted Subsidiaries or (iv) any sale or issuance of Capital Stock of a Restricted Subsidiary (other than pursuant to clauses (i) or (ii)) if such Restricted Subsidiary would no longer be a Restricted Subsidiary immediately after such transaction and any Investment in such Person remaining after giving effect to such sale or issuance would have been permitted to be made under the covenant described under "--LIMITATION ON RESTRICTED PAYMENTS," and, in the case of both (iii) and (iv), in compliance with the covenant described under "--DISPOSITION OF PROCEEDS OF ASSET SALES."

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Indenture will provide that the Company shall not, and shall not permit, cause or suffer any Restricted Subsidiary to, directly or indirectly, conduct any business, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, loan, advance or Guarantee or engage in any other transaction (or series of related transactions which are similar or part of a common plan) with or for the benefit of any of their respective Affiliates or any beneficial owner of 10% or more of the Common Stock of the Company or any officer or director of the Company or any Subsidiary (each, an "Affiliate Transaction"), unless the terms of the Affiliate Transaction are set forth in writing and are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party. Each Affiliate Transaction (or series of related Affiliate Transactions) involving aggregate payments and/or other consideration having Fair Market Value (i) in excess of $1.0 million shall be approved by a majority of the Board, such approval to be evidenced by a Board Resolution stating that the Board has determined that such transaction or transactions comply with the foregoing provisions, (ii) in excess of $5.0 million shall further require the approval of a majority of the Disinterested Directors and (iii) in excess of $10.0 million shall further require that the Company obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction (or series of related Affiliate Transactions) are fair to the Company or the Restricted Subsidiary, as the case may be, from a financial point of view; PROVIDED that this clause (iii) shall not apply to purchases of goods and/or services in the ordinary course of the Company's business, and on terms no less favorable to the Company than those customarily granted to purchasers of such goods and/or services, from Paradyne Corporation or Xylan Corporation. For purposes of this covenant, any Affiliate Transaction approved by a majority of the Disinterested Directors or as to which a written opinion has been obtained from an Independent Financial Advisor, on the basis set forth in the preceding sentence, shall be deemed to be on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party and, therefore, shall be permitted under this covenant.

    Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among, or solely for the benefit of, the Company and/or any of the Restricted Subsidiaries, provided that in any such case, no officer, director or beneficial owner of 10% or more of any class of Capital Stock of the Company shall beneficially own any Capital Stock of any such Restricted Subsidiary, (ii) transactions pursuant to agreements and arrangements existing on the Issue Date and specified on a schedule to the Indenture, (iii) any Restricted Payment made in compliance with the covenant "--LIMITATION ON RESTRICTED PAYMENTS," (iv) the payment of reasonable and customary regular fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary,
(v) employment agreements, stock option agreements and

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indemnification arrangements entered into by the Company or any of its
Restricted Subsidiaries in the ordinary course of business and consistent with industry practice, (vi) the granting and performance of registration rights for securities of the Company, (vii) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with industry practice, and (viii) any Permitted Investment.

    BUSINESS ACTIVITIES. Pursuant to the Indenture, the Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

    LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES. The Indenture will prohibit the Company from permitting any Restricted Subsidiary, directly or indirectly, to Guarantee the payment of any other Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or PARI PASSU with such Restricted Subsidiary's Guarantee of such other Indebtedness; PROVIDED that this paragraph shall not apply to any Guarantee of Indebtedness described in clause (h) of the definition of "Permitted Indebtedness." Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture, (ii) the Designation of such Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the covenant described under "--LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES" or (iii) the release of such Restricted Subsidiary from all of its obligations under all of its Guarantees of Indebtedness of the Company. A form of such Guarantee will be attached as an exhibit to the Indenture.

    LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Indenture will prohibit the Company and its Restricted Subsidiaries from, directly or indirectly, entering into, assuming, Guaranteeing or otherwise becoming liable with respect to any Sale/Leaseback Transaction. However, the Company or any Restricted Subsidiary may enter into any such transaction if (i) the Company or such Restricted Subsidiary would be permitted under the covenants described above under "--LIMITATION ON ADDITIONAL INDEBTEDNESS" and "--LIMITATION ON LIENS SECURING CERTAIN INDEBTEDNESS" to incur secured Indebtedness in an amount equal to the Attributable Debt with respect to such transaction; (ii) the consideration received by the Company or such Restricted Subsidiary from such transaction is at least equal to the Fair Market Value of the property being transferred, and
(iii) to the extent that such transaction constitutes an Asset Sale, the Net Cash Proceeds received by the Company or such Restricted Subsidiary from such transaction are applied in accordance with the covenant described above under "--DISPOSITION OF PROCEEDS OF ASSET SALES."

    REPORTS. The Indenture will provide that, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision of law, the Company shall furnish without cost to each holder of Notes and file with the Trustee (i) within 135 days after the end of each fiscal year of the Company, financial information that would be required to be contained in an annual report on Form 10-K for such year filed by the Company with the Commission (whether or not the Company is then required to file such Form with the Commission), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and audited financial statements of the Company, including a report thereon by the Company's certified public accountants, (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, financial information that would be required to be contained in a quarterly report on Form 10-Q filed by the Company with the Commission (whether or not the Company is then required to file such Form with the Commission), including a "Management's Discussion and Analysis of Financial Condition and

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Results of Operations," and (iii) on a timely basis, any information concerning the Company or any Restricted Subsidiary required to be contained in a current report on Form 8-K (whether or not the Company is then required to file such Form with the Commission), and, unless such information is included or incorporated in a Form 10-K, Form 10-Q or Form 8-K filed by the Company with the Commission, the Company shall file a copy of all such information described in clauses (i), (ii) and (iii) above with the Commission (if permitted by Commission practice and applicable law and regulations). In addition, for so long as any Notes remain outstanding, the Company shall furnish to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions, upon the request of any such holder.

    LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES. The Indenture will provide that the Company will not designate any Subsidiary of the Company (other than a newly created Subsidiary in which the Company has made an Investment of $1,000 or less) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") unless:

        (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

        (b) the Company would be permitted under the Indenture to make an Investment at the time of such Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the interest of the Company and its Restricted Subsidiaries in such Subsidiary on such date.

    In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "--LIMITATION ON RESTRICTED PAYMENTS" for all purposes of the Indenture in an amount equal to the Designation Amount. The Indenture will further provide that neither the Company nor any Restricted Subsidiary shall at any time (x) provide a Guarantee of, or similar credit support for, or subject any of its properties or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary (including any corresponding right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent otherwise permitted under the Indenture, including, without limitation, under the covenant "--LIMITATION ON RESTRICTED PAYMENTS" above.

    The Indenture will further provide that the Company will not revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") unless:

        (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

        (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

    All Designations and Revocations must be evidenced by Board Resolutions and officers' certificates delivered to the Trustee certifying compliance with the foregoing provisions.

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    LIMITATION ON STATUS AS INVESTMENT COMPANY.  The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries or Affiliates to, conduct its business in a fashion that would cause the Company to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or otherwise become subject to regulation under the Investment Company Act. For purposes of establishing the Company's compliance with this provision, any exemption that is or would become available under Section 3(c)(1) or
Section 3(c)(7) of the Investment Company Act will be disregarded.

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

    The Indenture will provide that the Company will not (i) consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to any Person or Persons in a single transaction or through a series of transactions, or (ii) permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if it would result in the disposition of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries on a consolidated basis, unless, in the case of either (i) or (ii), (a) the Company shall be the continuing Person or, if the Company is not the continuing Person, the resulting, surviving or transferee Person (the "surviving entity") shall be a company organized and existing under the laws of the United States or any State or territory thereof; (b) the surviving entity (if other than the Company) shall expressly assume all of the obligations of the Company under the Notes and the Indenture, and shall execute a supplemental indenture to effect such assumption which supplemental indenture shall be delivered to the Trustee and shall be in form and substance reasonably satisfactory to the Trustee; (c) immediately after giving effect to such transaction or series of transactions on a PRO FORMA basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), (I) the Company or the surviving entity (assuming such surviving entity's assumption of the Company's obligations under the Notes and the Indenture), as the case may be, would be able to incur $1.00 of Indebtedness (other than Permitted Indebtedness) under the covenant described under "--Certain Covenants--LIMITATION ON ADDITIONAL INDEBTEDNESS" above, and
(II) the Company or the surviving entity, as the case may be, would have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;
(d) immediately after giving effect to such transaction or series of transactions on a PRO FORMA basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing; and (e) the Company or the surviving entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that such transaction or series of transactions and, if a supplemental indenture is required in connection with such transaction or series of transactions to effectuate such assumption, such supplemental indenture, complies with this covenant and that all conditions precedent in the Indenture relating to the transaction or series of transactions have been satisfied.

    Upon any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company or the Restricted Subsidiary, as the case may be, is not the surviving corporation, then the successor corporation formed by such a consolidation or into which the Company or such Restricted Subsidiary is merged or to which such transfer is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Restricted Subsidiary, as the case may be, under the Indenture with the same effect as if such successor corporation had been named as the Company or such Restricted Subsidiary therein; and thereafter, except in the case of (i) any lease or (ii) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of the Company, the Company shall be discharged from all obligations and covenants under the Indenture and the Notes.

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    The Indenture will provide that, for all purposes of the Indenture
(including the provisions of this covenant and the covenants described under "--Certain Covenants--LIMITATION ON ADDITIONAL INDEBTEDNESS," "--LIMITATION ON RESTRICTED PAYMENTS" and "--LIMITATION ON LIENS SECURING CERTAIN INDEBTEDNESS") and the Notes, Subsidiaries of any surviving entity will, upon such transaction or series of related transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the covenant "--Certain Covenants--LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES," and all Indebtedness, and all Liens on property or assets, of the surviving entity and the Restricted Subsidiaries (except Indebtedness, or Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions) will be deemed to have been incurred upon such transaction or series of related transactions.

    The meaning of the phrase "all or substantially all" as used above varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear whether the foregoing provisions are applicable.

EVENTS OF DEFAULT

    The following are "Events of Default" under the Indenture:

        (i) default in the payment of interest on the Notes when it becomes due and payable and continuance of such default for a period of 30 days or more; or

        (ii) default in the payment of the principal of, or premium, if any, on the Notes when due at maturity, upon redemption or otherwise; or

       (iii) default in the performance, or breach, of any covenant described under "--Certain Covenants--CHANGE OF CONTROL," "--DISPOSITION OF PROCEEDS OF ASSET SALES" or "--CONSOLIDATION, MERGER, SALE OF ASSETS, ETC."; or

        (iv) default in the performance, or breach, of any covenant in the Indenture (other than defaults specified in clause (i), (ii) or (iii) above), and continuance of such default or breach for a period of 30 days or more after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes (in each case, when such notice is deemed given in accordance with the Indenture); or

        (v) (a) failure to pay, following any applicable grace period, any installment of principal due (whether at maturity or otherwise) under one or more classes or issues of Indebtedness in an aggregate principal amount of $7.5 million or more under which the Company or any Restricted Subsidiary is obligated or (b) failure by the Company or any Restricted Subsidiary to perform any other term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $7.5 million or more under which the Company or such Restricted Subsidiary is obligated and, in the case of this clause (b), such failure results in an acceleration of the maturity thereof; or

        (vi) one or more judgments, orders or decrees for the payment of money of $7.5 million or more, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and shall not be paid or discharged and there shall have been a period of 60 consecutive days or more during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

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       (vii) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to the Company or any Restricted Subsidiary shall have occurred; or

      (viii) the Indenture or the Registration Rights Agreement ceases to be in force and effect in all material respects (other than with respect to the invalidity or alleged invalidity of any provision in the Registration Rights Agreement regarding indemnification for matters arising under the federal securities laws) or is declared null and void or the Company denies that it has any further obligation or liability thereunder or gives notice to that effect (other than by reason of termination or release in accordance with the terms thereof).

    If an Event of Default (other than an Event of Default specified in clause (vii) above with respect to the Company or any Restricted Subsidiary) occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may, by written notice, and the Trustee upon the request of the holders of not less than 25% in principal amount of the outstanding Notes shall, declare the Default Amount of all outstanding Notes to be immediately due and payable and upon any such declaration such amount shall become immediately due and payable. If an Event of Default specified in clause (vii) above with respect to the Company or any Restricted Subsidiary occurs and is continuing, then the Default Amount of all outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

    After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding Notes may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default, other than nonpayment of the Default Amount of the Notes that has become due solely as a result of such acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding Notes also have the right to waive past defaults under the Indenture, except a default in the payment of principal of, or any interest on, any outstanding Note, or in respect of certain covenants or provisions that cannot be modified or amended without the consent of all holders of Notes.

    No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless (i) the holders of at least 25% in principal amount of the outstanding Notes have made written request, and offered reasonable security or indemnity, to the Trustee to institute such proceeding as Trustee, (ii) the Trustee has failed to institute such proceeding within 60 days after receipt of such notice, and (iii) the Trustee has not within such 60-day period received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, or any accrued and unpaid interest on, such Note on or after the respective due dates expressed in such Note.

    During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default shall occur and be continuing, the Trustee is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders shall have offered to such Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

    The Indenture will provide that the Trustee will, within 30 days after the occurrence of any Default, give to the holders of the Notes notice of such Default known to it, unless such Default shall

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have been cured or waived; PROVIDED that the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders.

    The Company is required to furnish to the Trustee annually a statement as to its compliance with all conditions and covenants under the Indenture.

DEFEASANCE

    The Company may at any time terminate all of its obligations with respect to the Notes ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes as required by the Indenture and to maintain agencies in respect of Notes. The Company may at any time terminate its obligations under certain covenants set forth in the Indenture, some of which are described under "--Certain Covenants" above, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance"). To exercise either defeasance or covenant defeasance, the Company must irrevocably deposit in trust, for the benefit of the holders of the Notes, with the Trustee money (in United States dollars) or Government Securities (denominated in United States dollars), or a combination thereof, in such amounts as will be sufficient to pay the principal of and premium, if any, and accrued but unpaid interest on the Notes to redemption or maturity and comply with certain other conditions, including the delivery of a legal opinion as to certain tax matters. The requirements for defeasance shall not be deemed satisfied if a Default specified in clause (vii) of "--Events of Default" above occurs on or prior to the 91st calendar day after the date of the deposit of money or securities in the defeasance trust.

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes) as to all outstanding Notes when either (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (b) (i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal amount, premium, if any, and accrued and unpaid interest to the date of such deposit; (ii) the Company has paid all sums payable by it under the Indenture; and (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be. In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

AMENDMENT AND WAIVERS

    From time to time, the Company, when authorized by resolutions of the Board, and the Trustee, without the consent of the holders of the Notes, may amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act or making any change that does not adversely affect the rights of any holder. Other amendments and modifications of the Indenture and the Notes may be made by the Company and the Trustee by supplemental indenture with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes; PROVIDED that no such modification or amendment may,

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without the consent of the holder of each outstanding Note affected thereby,
(i) reduce the principal amount of, change the fixed maturity of, or alter the redemption provisions of, the Notes or amend or modify the calculation of the Default Amount so as to reduce the amount of the Default Amount, (ii) change the currency in which any Notes or amounts owing thereon is payable, (iii) reduce the percentage of the aggregate principal amount of the outstanding Notes which must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Notes, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, (v) waive a default in payment with respect to the Notes, except a rescission of acceleration of the relevant Notes by the holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration, (vi) reduce the rate or change the time for payment of interest on the Notes, (vii) alter the Company's obligation to purchase the Notes following the occurrence of a Change of Control or an Asset Sale in accordance with the Indenture or waive any default in the performance thereof or (viii) affect the ranking of the Notes in a manner adverse to the holder of the Notes.

    Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all holders of Notes, may waive compliance by the Company with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee as provided in the Indenture, the holders of a majority in aggregate principal amount of the Notes, on behalf of all holders, may waive any past Default under the Indenture (including any such waiver obtained in connection with a tender offer or exchange offer for such Notes), except a default in the payment of principal or interest or a Default arising from failure to purchase any Notes tendered pursuant to an offer to purchase required to be made by any provision of the Indenture, or a Default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the holder of each Note that is affected.

REGARDING THE TRUSTEE

    State Street Bank and Trust Company of California, N.A. will serve as Trustee under the Indenture.

GOVERNING LAW

    The Indenture will provide that the Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "1998 Notes" means the Company's 13 1/2% Senior Discount Notes due 2008.

    "1998 Warrants" means the warrants issued in connection with the Company's 1998 Notes.

    "1998 Warrant Agreement" means the Warrant Agreement dated May 5, 1998, between the Company and State Street Bank and Trust Company of California, N.A.

    "1999 Notes" means the Company's 12 3/4% Senior Notes due 2009.

    "Acquired Indebtedness" means Indebtedness of a Person (i) assumed in connection with an Asset Acquisition from such Person or (ii) existing at the time such Person is merged or consolidated with or into the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary, in each case not incurred in connection with, or in anticipation of, such Asset Acquisition or merger or consolidation or

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such Person becoming a Restricted Subsidiary; PROVIDED that Indebtedness of such
Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of such Asset Acquisition or the transactions by which such Person is merged or consolidated with or into the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary shall not constitute Acquired Indebtedness.

    "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, the specified Person, (ii) any other Person that owns, directly or indirectly, 10% or more of the specified Person's Voting Stock or (iii) any executive officer or director of the specified Person; PROVIDED that Donaldson, Lufkin & Jenrette, Inc. and its Affiliates shall not be deemed to be Affiliates of the Company solely as a result of such entities holding the 1998 Notes, the 1998 Warrants or the Company's Common Stock (or any security which is convertible into or exchangeable for any of the foregoing). For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

    "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary in any other Person, or any acquisition or purchase of Capital Stock of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall (a) become a Restricted Subsidiary or (b) shall be merged or consolidated with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

    "Asset Sale" means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) (including by way of a Sale/Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary, (ii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company and the Restricted Subsidiaries or
(iii) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any disposition of properties and assets of the Company that is governed under "--Consolidation, Merger, Sale of Assets, Etc." above, (ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, and
(iii) for purposes of the covenant "--Certain Covenants--DISPOSITION OF PROCEEDS OF ASSET SALES," (a) sales, conveyances, transfers, leases or other dispositions of property or assets, whether in one transaction or a series of related transactions occurring within one year, involving assets with a Fair Market Value not in excess of $500,000 in any 12 month period and (b) any asset of the Company or a Restricted Subsidiary that is the subject of a Sale/Leaseback Transaction with a Person (other than the Company or an Affiliate of the Company) made in accordance with the covenant described under "--Certain Covenants--LIMITATION ON SALE/ LEASEBACK TRANSACTIONS" and that was acquired by the Company or such Restricted Subsidiary no more than 120 days prior to the transfer to a third party in a Sale/Leaseback Transaction.

    "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the terms of the lease included in such Sale/Leaseback Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

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    "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments; PROVIDED that, in the case of any Capitalized Lease Obligation, all calculations hereunder shall give effect to any applicable options to renew in favor of the Company or any Restricted Subsidiary.

    "Board" means the Board of Directors of the Company.

    "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    "Borrowing Base" means, as of any date, an amount equal to 85% of the book value of the accounts, loans and other receivables (before giving effect to any related allowances and reserves) as shown on the Company's most recent consolidated balance sheet determined in accordance with GAAP not more than 90 days past due.

    "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of, such Person's capital stock, including Preferred Stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of Indebtedness), warrants or options exchangeable for or convertible into such capital stock.

    "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a capitalized lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

    "Cash Equivalents" means (i) any evidence of Indebtedness which matures
365 days or less from the date of purchase or acquisition issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States Government is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $500.0 million and whose senior unsecured debt is rated at least "A-1" by S&P or "P-1" by Moody's; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of the United States or any State thereof and rated at least "A-1" by S&P or "P-1" by Moody's; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States Government maturing within 365 days from the date of acquisition; and (v) money market funds in the United States which invest substantially all of their assets in securities of the type described in any of the preceding clauses (i) through
(iv).

    "Change of Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 or 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has or acquires the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of all Voting

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Stock of the Company (except that the person or group shall not be deemed the
"beneficial owner" of shares tendered pursuant to a tender or exchange offer made by that person or group or any of their Affiliates until the tendered shares are accepted for purchase or exchange) or has, directly or indirectly, the right to elect or designate a majority of the Board or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for
(1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in any amount which could be paid by the Company as a Restricted Payment under the Indenture, (ii) the "beneficial owners" (as so defined) of the Voting Stock of the Company immediately before such transaction own, directly or indirectly, immediately after such transaction, at least a majority of the voting power of all Voting Stock of the surviving or transferee corporation or its parent corporation immediately after such transaction, as applicable, or
(iii) immediately after such transaction, no "person" or "group" (as such terms are defined above), excluding the Permitted Holders, is the "beneficial owner" (as defined above), directly or indirectly, of more than 50% of the Voting Stock of such surviving or transferee corporation or its parent corporation, as applicable, or has, directly or indirectly, the right to elect or designate a majority of the board of directors of the surviving or transferee corporation or its parent corporation, as applicable, or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office. The good faith determination by the Board, based upon advice of outside counsel, of the beneficial ownership of securities of the Company within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act shall be conclusive, absent contrary controlling precedent or contrary written interpretation published by the Commission. No inference shall be created that officers or employees of the Company are acting as a "person" or "group" (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act) with the power to designate a majority of the members of the Board solely because such officers or employees constitute a majority of the members of the Board.

    "Commission" means the United States Securities and Exchange Commission, or any successor agency.

    "Common Stock" means, with respect to any Person, any and all shares, interests, participations or rights in, or other equivalents (however designated and whether voting and/or nonvoting) of, such Person's common stock and includes, without limitation, all series and classes of such common stock.

    "Consolidated Income Tax Expense" means, with respect to any period, the provision for federal, state, local, foreign and other income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

    "Consolidated Interest Expense" means, with respect to any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and similar transactions and (e) all capitalized interest and accrued interest, (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid

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or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, (iii) the portion of any rental obligation in respect of any Sale/Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation), and (iv) the amount of dividends and distributions in respect of Preferred Stock or Disqualified Stock paid by the Restricted Subsidiaries to a Person other than the Company or a Restricted Subsidiary or by the Company during such period.

    "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income (or loss), by excluding, without duplication, (i) all extraordinary, unusual or nonrecurring gains or losses and all gains or losses from sales or other dispositions of assets (including Asset Sales) out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period, (ii) that portion of such net income (or loss) derived from or in respect of Investments in Persons other than Restricted Subsidiaries, except to the extent of any cash dividends actually received by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (vi) of this definition); (iii) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan during such period, (iv) that portion of such net income (or loss) allocable to minority interests in any Restricted Subsidiary for such period, (v) net income (or loss) of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination and (vi) the net income of any Restricted Subsidiary for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders.

    "Consolidated Net Worth" means, with respect to any Person, the consolidated stockholders' or partners' equity of such Person reflected on the most recent balance sheet of such Person, determined in accordance with GAAP, less any amounts attributable to redeemable capital stock (as determined under applicable accounting standards promulgated by the Commission) of such Person.

    "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period (a) increased (without duplication), to the extent deducted in arriving at such Consolidated Net Income, by the sum of
(i) Consolidated Income Tax Expense for such period; (ii) Consolidated Interest Expense for such period; and (iii) depreciation, amortization and any other non-cash items for such period of the Company and the Restricted Subsidiaries (other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period), including, without limitation, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with GAAP, and (b) decreased by any non-cash items (including non-recurring gains and non-recurring items of income) to the extent they increased Consolidated Net Income for such period (including any partial or complete reversal of reserves taken in a prior period).

    "covenant defeasance" has the meaning set forth under "--Defeasance."

    "Debt Securities" means any debt securities issued by the Company in a public offering or in a private placement to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act).

    "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

    "Default Amount" means the principal amount of the Notes (and any applicable premium thereon) and any accrued and unpaid interest thereon.

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    "defeasance" has the meaning set forth under "--Defeasance."

    "Designation" and "Designation Amount" have the meanings set forth under "--Certain Covenants--LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES."

    "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board other than a director who (i) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or (ii) is an employee or officer of the Company or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate of a party to such transaction or series of related transactions.

    "Disqualified Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes; PROVIDED that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the final maturity date of the Notes will not constitute Disqualified Stock so long as the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders thereof than the provisions described in "--Certain Covenants--CHANGE OF CONTROL" and "--DISPOSITION OF PROCEEDS OF ASSET SALES" and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the provisions described in "--Certain Covenants--CHANGE OF CONTROL" and "--DISPOSITION OF PROCEEDS OF ASSET SALES."

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

    "Fair Market Value" means, with respect to any asset or property, the price (after taking into account any liabilities relating to such asset or property) that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by the Board acting in good faith and shall be evidenced by a Board Resolution.

    "GAAP" means, as of any date of determination, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the Commission or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of such date of determination and which are consistently applied for all applicable periods.

    "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged.

    "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any obligation
(A) to pay amounts drawn down by letters of credit, (B) to purchase or pay (or advance or supply funds for the purchase or payment of) such obligation (whether arising by virtue of partnership arrangement, agreements to keep-well, to purchase assets,

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goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (C) entered into for purposes of assuring in any other manner the obligee of such obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Indebtedness" means, with respect to any Person, without duplication (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (i) every liability of such Person, whether or not contingent, (A) for borrowed money, (B) evidenced by notes, bonds, debenture or other similar instruments (whether or not negotiable),
(C) for reimbursement of amounts expended under letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,
(D) issued or assumed as the deferred purchase price of property or services,
(E) relating to a Capitalized Lease Obligation and all Attributable Debt in respect of Sale/Leaseback Transactions of such Person and (F) in respect of an Interest Rate Obligation of such Person; (ii) every liability of others of the kind described in the preceding clause (i) which such Person has Guaranteed or which is otherwise its legal liability; or (iii) every obligation secured by a Lien (other than (x) Permitted Liens of the types described in clauses (b), (d) or (e) of the definition of Permitted Liens; provided that the obligations secured would not constitute Indebtedness under clauses (i) or (ii) or (iii) of this definition, and (y) Liens on Capital Stock or Indebtedness of any Unrestricted Subsidiary) to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability (the amount of such obligation being deemed to be the, lesser of the Fair Market Value of such property or asset or the amount of the obligation so secured); (iv) all Disqualified Stock of such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase or redemption price (plus accrued and unpaid dividends to the date of determination); and (v) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii) or (iv). In no event shall "Indebtedness" include trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business, excluding the current maturity of any obligation which would otherwise constitute Indebtedness. For purposes of the covenants described under "--Certain Covenants--LIMITATION ON ADDITIONAL INDEBTEDNESS" and "--LIMITATION ON RESTRICTED PAYMENTS" and the definition of "Events of Default," in determining the principal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, (A) the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination; (B) the principal amount of any Indebtedness shall be reduced by any amount of cash, Government Securities or Cash Equivalent collateral securing on a perfected basis, and dedicated for disbursement to the payment of principal of or interest on, such Indebtedness; and (C) the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any Guarantees at such date.

    "Indebtedness to EBITDA Ratio" means, as at any date of determination (the "Transaction Date"), the ratio of (i) Total Consolidated Indebtedness as at the Transaction Date to (ii) two times the Consolidated Operating Cash Flow for the two full fiscal quarters immediately preceding the Transaction Date for which financial statements are available (such two full fiscal quarter period being referred to herein as the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the relevant Measurement Period prior to a Transaction Date, (A) any Person that is a Restricted Subsidiary on the Transaction Date (or would become a Restricted Subsidiary on such Transaction Date in connection with the transaction that requires the calculation of such Consolidated Operating Cash Flow) shall be deemed to have been a Restricted Subsidiary at all times during the Measurement Period, (B) any Person that is not a Restricted Subsidiary on such Transaction Date (or

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would cease to be a Restricted Subsidiary on such Transaction Date in connection with the transaction that requires the calculation of Consolidated Operating
Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during the Measurement Period, and (C) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired through an Asset Acquisition or
(y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to the Transaction Date, such calculation will be made on a PRO FORMA basis in accordance with GAAP as if, in the case of an Asset Acquisition, such transaction had been consummated on the first day of the Measurement Period and, in the case of an Asset Sale or other disposition, termination or discontinuance of activities constituting such an operating business, such transaction had been consummated prior to the first day of the Measurement Period; PROVIDED, HOWEVER that such PRO FORMA adjustment shall not give effect to the operating cash flow of any Person that would become a Restricted Subsidiary on the Transaction Date in connection with the transaction that requires the calculation of Consolidated Operating Cash Flow to the extent that such Person's net income would be excluded from the calculation of Consolidated Net Income pursuant to clause (vi) of the definition of Consolidated Net Income.

    "Independent Financial Advisor" means a United States investment banking firm of national or regional standing in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board, is otherwise independent and qualified to perform the task for which it is to be engaged.

    "Interest Rate Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

    "Investment" means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee) or any capital contribution to (by means of transfers of cash or other property or assets to others, payments for property or services for the account or use of others, or otherwise), or any purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness of any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property or assets other than cash, such property shall be valued at its Fair Market Value at the time of transfer.

    "Issue Date" means the original date of issuance of the Notes.

    "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction). A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

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    "Market Capitalization" of any Person means, as of any day of determination, the product of (i) the average Closing Price of a share of such Person's Common Stock over the 20 consecutive trading days immediately preceding such date and
(ii) the number of shares of such Common Stock issued and outstanding on such date. "Closing Price" on any trading day with respect to the per share price of any shares of Common Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Common Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market but such Person is a "Foreign Issuer" (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a "designated offshore securities market" (as defined in Rule 902(b) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market and such Person and any securities markets in which such Person's Common Stock trades does not meet any of the foregoing such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for the purpose and is reasonably acceptable to the Trustee.

    "Maturity Date" means, with respect to any Note, the date specified in such Note as the fixed date on which the principal of such Note is due and payable.

    "Moody's" means Moody's Investors Service, Inc. (and any successor).

    "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof received by the Company or any Restricted Subsidiary in the form of cash (including assumed Indebtedness (other than Subordinated Indebtedness) and other items deemed to be cash under the proviso to the first sentence of the covenant described under "--Certain Covenants--DISPOSITION OF PROCEEDS OF ASSET SALES") or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other fees, costs and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes paid or payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale, (iv) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash and Cash Equivalents attributable to any Persons holding a minority interest in such Restricted Subsidiary and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

    "Permitted Business" means any of the following: (i) transmitting, providing services relating to or developing network and software applications for the transmission and management of voice, data, video or other information through owned or leased wireline or wireless transmission facilities or over the internet; (ii) creating, developing, constructing, installing, integrating, repairing, maintaining or marketing communications-related systems, network equipment and wireless and wireline transmission facilities, software and other related products; and (iii) evaluating, owning, operating, participating in or

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pursuing any other business that is primarily related to those identified in the foregoing clauses (i) and (ii).

    "Permitted Business Assets" has the meaning set forth in the covenant described under "--Certain Covenants--DISPOSITION OF PROCEEDS OF ASSET SALES."

    "Permitted Business Investments" means an Investment in any Person the primary business of which consists of a Permitted Business.

    "Permitted Credit Facility" means any senior secured or unsecured commercial term loan and/or revolving credit facilities (including any letter of credit subfacility) entered into principally with commercial banks and/or other financial institutions.

    "Permitted Holders" means Brentwood Venture Capital, Enterprise Partners, Kleiner Perkins Caulfield & Byers, The Sprout Group and Catherine M. Hapka, and their respective Affiliates.

    "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

        (a) Indebtedness under the Notes and the Indenture;

        (b) Indebtedness (including Disqualified Stock) of the Company and/or any Restricted Subsidiary outstanding, or committed but undrawn, on the Issue Date and identified on a schedule to the Indenture (including any increase in the accreted value thereof after the Issue Date pursuant to the terms of the instrument governing such Indebtedness as of the Issue Date);

        (c) (i) Indebtedness of any Restricted Subsidiary owed to and held by the Company or a Wholly Owned Restricted Subsidiary and (ii) Indebtedness of the Company, which is not secured by any Lien and is subordinated to the Company's obligations with respect to the Notes, owed to and held by any Restricted Subsidiary; PROVIDED that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company or a Restricted Subsidiary referred to in this clause (c) to a Person other than the Company or a Restricted Subsidiary,
    (y) any sale or other disposition of Capital Stock of a Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Restricted Subsidiary or (z) the Designation of a Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary as an Unrestricted Subsidiary;

        (d) Interest Rate Obligations of the Company and/or any Restricted Subsidiary relating to Indebtedness of the Company and/or such Restricted Subsidiary, as the case may be (which Indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be incurred under the "Limitation on Additional Indebtedness" covenant), but only to the extent that the notional amount of such Interest Rate Obligations does not exceed the principal amount of the Indebtedness (and/or Indebtedness subject to commitments) to which such Interest Rate Obligations relate;

        (e) Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary, in each case incurred in the ordinary course of business;

        (f) Indebtedness of the Company and/or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing or extension (a "refinancing") of the Notes (during the periods for which redemption is permitted under the terms of the Indenture) or other outstanding Indebtedness of the Company and/or of any Restricted Subsidiary incurred or outstanding pursuant to clause (a), (b), (g) or (h) of this definition or the proviso in the first paragraph of the covenant described under "--Certain Covenants--LIMITATION ON ADDITIONAL INDEBTEDNESS"; provided that

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    (i) no Restricted Subsidiary may incur Indebtedness to refinance
    Indebtedness of the Company (except for Guarantees issued in accordance with the covenant described under "--Certain Covenants--LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES"); (ii) if such Indebtedness being refinanced has an Average Life to Stated Maturity equal to or longer than the Average Life to Stated Maturity of the Notes, any such refinancing shall have an Average Life to Stated Maturity longer than the Average Life to Stated Maturity of the Notes and a final stated maturity for the payment of principal thereof later than the final stated maturity of the Notes; (iii) if such Indebtedness being refinanced has an Average Life to Stated Maturity shorter than the Average Life to Stated Maturity of the Notes, any such refinancing shall have an Average Life to Stated Maturity longer than, and a final stated maturity later than, the Indebtedness being refinanced; (iv) any such refinancing shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being refinanced, plus the amount of accrued and unpaid interest thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith; (v) the Notes and Indebtedness that ranks PARI PASSU with the Notes may be refinanced only with Indebtedness that is made PARI PASSU with or subordinate in right of payment to the Notes, and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness; and
    (vi) the refinancing Indebtedness shall be incurred by the obligor of the Indebtedness being refinanced or by the Company;

        (g) Indebtedness of the Company such that, after giving effect to the incurrence thereof, the total aggregate principal amount of Indebtedness incurred under this clause (g) and any refinancings thereof otherwise incurred in compliance with the Indenture would not exceed 250% of Total Incremental Equity;

        (h) Indebtedness of the Company or any Restricted Subsidiary incurred under any Permitted Credit Facility, and any refinancings of the foregoing otherwise incurred in compliance with the Indenture, in an aggregate principal amount not to exceed the greater of $200.0 million or the Borrowing Base determined as of the date such Indebtedness is incurred, at any time outstanding;

        (i) Indebtedness of the Company or any Restricted Subsidiary that is Purchase Money Indebtedness;

        (j) Indebtedness in respect of (i) letters of credit, bankers' acceptances or other similar instruments or obligations, issued in connection with liabilities incurred in the ordinary course of business or
    (ii) surety, judgment, appeal, performance and other similar bonds, instruments or obligations provided in the ordinary course of business; and

        (k) in addition to the items referred to in clauses (a) through
    (j) above, Indebtedness of the Company having an aggregate principal amount not to exceed $50.0 million at any time outstanding.

    "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company or in a Person as a result of which such Person becomes a Wholly Owned Restricted Subsidiary; (b) Investments constituting Permitted Business Investments, the sum of which does not exceed the greater of $40.0 million or 10% of the Company's Market Capitalization, at any one time outstanding; (c) Cash Equivalents; (d) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (e) Interest Rate Obligations incurred in compliance with the covenant described under "--Certain Covenants--LIMITATION ON ADDITIONAL INDEBTEDNESS"; (f) loans and advances to employees made in the ordinary course of business not to exceed $500,000 in the aggregate at any one time outstanding; (g) bonds, notes, debentures or other securities (other than Capital Stock of any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary) received as a result of Asset

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Sales permitted under "--Certain Covenants--DISPOSITION OF PROCEEDS OF ASSET
SALES"; (h) any Investment to the extent that the consideration therefor consists of Capital Stock (other than Disqualified Stock) of the Company; and
(i) the extension by the Company of (x) trade credit to Subsidiaries of the Company represented by accounts receivable, extended on usual and customary terms in the ordinary course of business or (y) Guarantees of commitments for the purchase of goods or services incurred in the ordinary course of business so long as such Guarantees, to the extent constituting Indebtedness, are permitted to be incurred under the covenant described under "--Certain Covenants--LIMITATION ON ADDITIONAL INDEBTEDNESS."

    "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation or acquisition; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date (including Liens securing Indebtedness permitted under clause (b) of the definition of Permitted Indebtedness); (d) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (e) easements, rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that, in the aggregate, are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company or the Restricted Subsidiaries; (f) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (g) Liens securing Indebtedness incurred under a Permitted Credit Facility; provided, however, that the incurrence of such Indebtedness is permitted by the covenant described under "--Certain Covenants--LIMITATION ON ADDITIONAL INDEBTEDNESS" above; (h) Liens to secure any refinancing of any Indebtedness secured by Liens permitted by the Indenture, but only to the extent that such Liens do not extend to any other property or assets (other than improvements thereto); (i) Liens to secure the Notes and Liens created under the Indenture; (j) Liens securing Purchase Money Indebtedness; (k) Liens on and pledges of Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; (l) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (m) Liens to secure Capitalized Lease Obligations permitted to be incurred under the Indenture; (n) Liens that do not materially detract from the value of the property subject to such Liens, that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, and that are made on customary and usual terms applicable to similar assets; (o) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person, or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (p) Liens customary in the industry and incurred in the ordinary course of business securing Interest Rate Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Interest Rate

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Obligations; and (q) Liens held by the Company on the assets or property of a
Restricted Subsidiary of the Company to secure Indebtedness of such Restricted Subsidiary owing to and held by the Company.

    "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

    "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company for cash pursuant to an effective registration statement filed under the Securities Act.

    "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary (including Acquired Indebtedness and Indebtedness represented by Capitalized Lease Obligations, Attributable Debt in respect of Sale/Leaseback Transactions, mortgage financings and purchase money obligations), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time, incurred at any time for the purpose of financing all or any part of the cost of the development, construction, expansion, installation, acquisition, lease or improvement by the Company or any Restricted Subsidiary of any Permitted Business Assets or not less than 66 2/3% of the outstanding Voting Stock of a Person that becomes a Restricted Subsidiary the assets of which consist primarily of Permitted Business Assets.

    "Refinancing" has the meaning set forth in clause (f) of the definition of "Permitted Indebtedness."

    "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on any Capital Stock of the Company or any Restricted Subsidiary or any other payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than any dividends, distributions or payments made to the Company or any Restricted Subsidiary and dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than any such Capital Stock owned by the Company or a Restricted Subsidiary); (iii) the purchase, redemption, defeasance or other acquisition or retirement for value, or the making of any principal payment on, prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Wholly Owned Restricted Subsidiary); or
(iv) the making by the Company or any Restricted Subsidiary of any Investment (other than a Permitted Investment) in any Person.

    "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "--Certain Covenants--LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES." Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

    "Revocation" has the meaning set forth under "--Certain
Covenants--LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES."

    "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies (and any successor).

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    "Sale/Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or assets of such Person which has been or is being sold or transferred by such Person after its acquisition thereof or the completion of construction or commencement of operations thereof to such lender or investor or to any other Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

    "Strategic Equity Investor" means any Person that, as of the date of determination, has a Market Capitalization or Consolidated Net Worth of at least $2.0 billion and that derives a substantial portion of its revenues from a business related to the Permitted Business.

    "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to any other Indebtedness of the Company.

    "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such Person.

    "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries outstanding as of such date of determination.

    "Total Incremental Equity" means, at any time of determination, the sum of, without duplication, (a) the aggregate net cash proceeds received by the Company from capital contributions in respect of existing Capital Stock (other than Disqualified Stock) or the issuance and sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)) subsequent to May 5, 1998, other than to a Subsidiary of the Company, plus (b) 80 percent of the Fair Market Value of property (other than cash and Cash Equivalents) received by the Company after May 5, 1998 as a contribution of capital or from the sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, minus (c) any amounts included in clause (a) above to the extent used to make a Restricted Payment pursuant to clauses (2) or
(3)(A)(x) of the covenant described under "--Certain Covenants--LIMITATION ON RESTRICTED PAYMENTS."

    "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "--Certain Covenants--LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES." Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

    "Voting Stock" means, with respect to any Person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

    "voting power" means, with respect to the Capital Stock of any Person, relative voting power in any general election of directors or other members of the governing body of such Person.

    "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly Owned Restricted Subsidiary. For the purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

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BOOK-ENTRY; DELIVERY AND FORM

    Notes sold in this offering in reliance on Rule 144A will be represented by one or more permanent global Notes (each a "Restricted Global Note" and together, the "Global Notes") in definitive, fully registered form and without interest coupons, and will be deposited with the Trustee as custodian for, and registered in the name of, a nominee of DTC.

THE GLOBAL NOTES

    Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). QIBs may hold their interests in a Restricted Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such systems.

    So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with applicable procedures of DTC, in addition to those provided for under the Indenture.

    Payments of the principal of, premium, if any, on and interest on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note, as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the sole responsibility of such participants.

    Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated Note for any reason, such holder must transfer its interest in the Global Note in accordance with DTC's applicable procedures.

    The Company expects that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose accounts the DTC interests in the Global Notes is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the applicable Global Note for certificated Notes, which it will distribute to its participants.

    The Company understands that: DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of
Section 17A of the

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Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

    Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Notes among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

    If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days, the Company will issue certificated Notes. Holders of an interest in a Global Note may receive a certificated Note in accordance with DTC's rules and procedures in addition to those provided for under the Indenture.

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            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following is a discussion of the material United States federal income tax considerations relevant to the exchange offer and the purchase, ownership and disposition of the new notes, but does not purport to be a complete analysis of all the potential tax effects thereof. This discussion applies only to initial investors who held the old notes and will hold the new notes as capital assets. The Internal Revenue Service may not agree with the following discussion. Further, the discussion does not address all aspects of taxation that may be relevant to particular holders in light of their personal circumstances, including the effect of any foreign, state or local tax laws, or to certain types of holders subject to special treatment under the United States federal income tax laws, including dealers in securities, insurance companies, foreign persons, financial institutions, tax-exempt entities and persons holding the old notes or the new notes as part of a straddle, hedge or conversion transaction. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

    The discussion of the United States federal income tax considerations set forth below is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended, judicial decisions, and administrative interpretations all of which are subject to change, possibly with retroactive effect. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH PROSPECTIVE PARTICIPANT IN THE EXCHANGE OFFER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO ITS PARTICULAR TAX SITUATION AND THE PARTICULAR TAX EFFECTS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

EXCHANGE OF NOTES

    The exchange of new notes for old notes pursuant to the exchange offer will not be treated as a significant modification of the old notes under applicable United States Treasury Regulations. As a result, the exchange will be treated for United States federal income tax purposes as merely a registration and continuation of the old notes. As a result, no gain or loss will be recognized by any holder of the old notes by reason of its participation in the exchange offer. Each such holder's adjusted basis and holding period in the new notes will be the same as such holder's adjusted basis and holding period in the old notes. Similarly, since the new notes and the old notes are treated as one and the same for United States federal income tax purposes, any acquisition premium, market discount or other tax attributes associated with the old notes will continue to apply to the new notes.

SALE OR OTHER DISPOSITION OF NOTES

    In general, upon the sale, exchange or redemption of a new note, a holder will recognize taxable gain or loss equal to the difference between

    - the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption, not including any amount attributable to accrued but unpaid interest, and

    - the holder's adjusted tax basis in the new note.

An initial holder's adjusted tax basis in a new note generally will be equal to the cost of the old note to such holder increased by the amount of any market discount previously included in income by the holder with respect to such old note or the new note received in exchange therefor and reduced by the amount of any principal received by the holder.

    Subject to the market discount rules, gain or loss realized on the sale, exchange or redemption of a new note will be capital gain or loss, which capital gain or loss will be long term capital gain or loss if the holder held the new notes for more than one year. Long term capital gain recognized by individual holders generally will be subject to a maximum United States federal income tax rate of 20%.

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
Beginning in 2001, the rate of tax on gains from certain property held more than five years will be further reduced to 18%. A holder's holding period with respect to the old notes surrendered in the exchange offer shall be included in the holder's holding period with respect to the new notes received in such exchange. The characterization of income as capital gain or loss is also relevant for purposes of, among other things, limitations with respect to the deductibility of capital losses.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of a new note to a holder that is not an exempt recipient and that fails to provide certain identifying information, such as the holder's taxpayer identification number, in the manner required. Generally, individuals are not exempt recipients, whereas corporations and certain other entities are exempt recipients. Payments made in respect of a new note must be reported to the Internal Revenue Service, unless the holder is an exempt recipient or otherwise establishes an exemption.

    If in connection with the acquisition and ownership of the old notes a holder provided identifying information, such the holder's taxpayer identification number, in the manner required or otherwise established an exemption from backup withholding, such compliance with the backup withholding and information reporting rules will continue in respect of the new notes.

    Any amounts withheld under the backup withholding rules from a payment to a holder of a new note will be allowed as a refund or credit against such holder's United States federal income tax, provided that the required information is furnished to the Internal Revenue Service.

    The Treasury Department has issued the final Treasury regulations relating to back-up withholding which are effective for payments made after December 31, 2000. In general, the final Treasury regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Under the final Treasury regulations, special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. A holder of a new note should consult with its tax advisor regarding the application of the backup withholding rules to its particular situation, the availability of an exemption therefrom, the procedure for obtaining such an exemption, if available, and the impact of the final Treasury regulations on payments made with respect to new notes after December 31, 2000.

    THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF NEW NOTES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES AND OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

    Each Participating Broker-Dealer receiving new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Participating Broker-Dealers may use this prospectus during the period referred to below in connection with resales of the new notes received in exchange for old notes if such old notes were acquired by such Participating Broker-Dealers for their own accounts. We agreed that this prospectus may be used by a Participating Broker-Dealer in connection with resales of such new notes for a period ending 150 days after the effective date of the registration statement (subject to extension under certain limited circumstances described herein) or, if earlier, when all such new notes have been disposed of by such Participating Broker-Dealer. See "The Exchange Offer--Terms of the Exchange Offer."

    We will not receive any cash proceeds from the issuance of the new notes offered by this prospectus. New notes received by participating Broker-Dealers for their own accounts in connection with the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any Participating Broker-Dealer that resells new notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver any by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

    Brobeck, Phleger & Harrison LLP, Broomfield, Colorado, will pass upon the validity of the notes for us.

                                    EXPERTS

    The consolidated financial statements of the Company as of December 31, 1998 and 1999, for the period from February 27, 1997 through December 31, 1997 and for the years ended December 31, 1998 and 1999, included in this registration statement, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form S-4, of which this prospectus is a part, under the Securities Act with respect to the exchange offer contemplated hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copy of these documents filed as an exhibit to the periodic reports filed by us with the SEC for a more complete understanding of the matter involved. Each statement concerning these documents is qualified in its entirety by such reference.

    We are also subject to the informational requirements of the Securities Exchange Act of 1934. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. The registration statement, including the attached exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Copies of the registration statement and the reports, proxy and information statements and other information that we file with the SEC may be obtained from the SEC's Internet address at http://www.sec.gov.

    The SEC allows us to "incorporate by reference" into the prospectus the information we have filed with them. The information incorporated by reference is an important part of this prospectus and the information that we file subsequently with the SEC will automatically update this prospectus. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference any filings we make with the SEC under the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of this registration statement that contains this prospectus and prior to the time we issue all the new notes offered by this prospectus.

    You may request a copy of these documents, at no cost, by writing or telephoning us at the following address:

       Rhythms NetConnections Inc.
       Attention: Investor Relations
       9100 East Mineral Circle
       Englewood, Colorado 80112
       (303) 476-4200

                               GLOSSARY OF TERMS

Asynchronous Transfer Mode...  High bandwidth, low-delay, connection-oriented, packet-like switching and multiplexing technique requiring 53-byte,
                               fixed-sized cells.

Backbone.....................  An element of the network infrastructure that provides high-speed, high capacity connections among the network's
                               physical points of presence, i.e., connection points and
                               Metro Service Centers. The backbone is used to transport end user traffic across the metropolitan area and across the
                               United States.

Bandwidth....................  Refers to the maximum amount of data that can be transferred through a computer's backbone or communication channel in a given time. It is usually measured in Hertz, cycles per
                               second, for analog communications and bits per second for
                               digital communications.

Central Office...............  Incumbent carrier facility where subscriber lines are joined to ILEC switching equipment.

Collocation..................  A location where a competitive carrier network interconnects with the network of an incumbent carrier inside an incumbent carrier's central office.

Competitive Carrier..........  Category of telephone service provider, or carrier, that offers local exchange and other services similar to and in competition with those of the incumbent carrier, as allowed by recent changes in telecommunications law and regulation.
                               A competitive carrier may also provide other types of
                               services such as long distance telephone, data
                               communications, Internet access and video.

Copper Line or Loop..........  A pair of traditional copper telephone lines using electric current to carry signals.

Digital......................  Describes a method of storing, processing and transmitting information through the use of distinct electronic or
                               optical pulses that represent the binary digits 0 and 1.
                               Digital transmission and switching technologies employ a
                               sequence of these pulses to convey information, as opposed to the continuously variable analog signal. The precise
                               digital numbers preclude distortion, such as graininess or
                               "snow", in the case of video transmission, or static or
                               other background distortion in the case of audio
                               transmission.

Downstream...................  Refers to the transmission speed of a connection between our connection point and the end user.

DS-0.........................  DIGITAL SERVICE 0. Standard telecommunications industry digital signal format, which is distinguishable by bit
                               rate -- the number of binary digits transmitted per second.
                               DS-0 service has a bit rate of 64 Kilobits per second.

DS-1.........................  DIGITAL SERVICE 1. In the digital hierarchy, this signaling standard defines a transmission speed of 1.544 Mbps.

DS-3.........................  DIGITAL SERVICE 3. In the digital hierarchy, this signaling standard defines a transmission speed of 44.736 Mbps,
                               equivalent to 28 T-1 channels. This term is often used
                               interchangeably with T-3.

DSL..........................  DIGITAL SUBSCRIBER LINE. A transmission technology enabling high-speed access in the local copper loop, often referred to as the last mile between the network service provider --
                               I.E., an incumbent carrier, competitive carrier or an
                               internet service provider -- and end user.

E-Commerce...................  ELECTRONIC COMMERCE. An Internet service that supports electronic transactions between customers and vendors to
                               purchase goods and services.

Encryption...................  Applying a specific algorithm to data so as to alter the data's appearance and prevent other devices from reading the information. Decryption applies the algorithm in reverse to restore the data to its original form.

Firewall.....................  A computer device that separates a local area network from a wide area network and prevents unauthorized access to the
                               local area network through the use of electronic security
                               mechanisms.

Frame Relay..................  A form of packet switching with variable length frames that may be used with a variety of communications protocols.

Incumbent Carrier............  A company providing local exchange services on the date of enactment of the Telecommunications Act of 1996. These
                               companies consist of the Regional Bell Operating Companies,
                               GTE and numerous independent telephone companies.

Interconnection Agreement....  A contract between an incumbent carrier and a competitive carrier for the connection of a competitive carrier network to the public switched telephone network, as well as
                               competitive carrier access to incumbent carrier unbundled
                               network elements, e.g., copper loops. This agreement sets
                               out some of the financial agreement and operational aspects of such interconnection and access.

Internet.....................  An array of interconnected networks using a common set of protocols defining the information coding and processing
                               requirements that can communicate across hardware platforms and over many links; now operated by a consortium of
                               telecommunications service providers and others.

Internet Protocol............  A standard for software that keeps track of the inter-network addresses for different nodes, routes outgoing messages and recognizes incoming messages.

ISDN.........................  INTEGRATED SERVICES DIGITAL NETWORK. A transmission method that provides circuit-switched access to the public network at speeds of 64 or 128 kbps for voice, data and video
                               transmission.

Internet Service Provider....  A company that provides direct access to the Internet.

Interexchange Carrier........  Usually referred to as a long-distance service provider.
                               There are many interexchange carriers, including AT&T, MCI
                               WorldCom, Sprint and Qwest.

kbps.........................  KILOBITS PER SECOND. 1,000 bits per second.

Long Distance Carrier........  A long distance carrier providing services between local exchanges on an intrastate or interstate basis, also
                               referred to in the industry as an "interexchange carrier". A long distance carrier may also be a long distance resale
                               company.

Mbps.........................  MEGABITS PER SECOND. Millions of bits per second.

Modem........................  An abbreviation of Modulator-Demodulator. An electronic signal-conversion device used to convert digital signals
                               from a computer to analog form for transmission over the
                               telephone network. At the transmitting end, a modem working as a modulator converts the computer's digital signals into analog signals that can be transmitted over a telephone
                               line. At the receiving end, another modem working as a
                               demodulator converts analog signals back into digital
                               signals and sends them to the receiving computer.

Multiplexing.................  An electronic or optical process that combines several lower speed transmission signals into one higher speed signal.

Network......................  An integrated system composed of switching equipment and transmission facilities designed to provide for the
                               direction, transport and recording of telecommunications
                               traffic.

OC-3.........................  OPTICAL CARRIER 3. Standard telecommunications industry digital single format, which is distinguishable by bit
                               rate -- the number of binary digits transmitted per second.
                               OC-3 service has a bit rate of 155.5 Mbps.

OC-12........................  OPTICAL CARRIER 12. Standard telecommunications industry digital single format, which is distinguishable by bit
                               rate -- the number of binary digits transmitted per second.
                               OC-12 service has a bit rate of 622.8 Mbps.

Packets......................  Information represented as bytes grouped together through a communication node with a common destination address and
                               other attribute information.

Resellers....................  Generally used to refer to a telecommunications provider who does not own any switching or transmission facilities. In
                               reality, a large number of providers furnish services
                               through a combination of owned and resold facilities.

Router.......................  A device that accepts the Internet Protocol from a local area network or another wide area network device and
                               switches/routes Internet Protocol packets across a network backbone. Routers also provide protocol conversion services to transfer Internet Protocol packets over frame relay,
                               Asynchronous Transfer Mode, and other backbone network
                               services.

T-1..........................  This is a Bell System term for a digital transmission link with a capacity of 1.544 Mbps.

TCP/IP.......................  TRANSMISSION CONTROL PROTOCOL/INTERNET PROTOCOL. A set of
                               network protocols that allow computers with different
                               architectures and operating system software to communicate with other computers on the Internet.

Upstream.....................  Refers to the transmission speed of a connection between the end user and our connection point.

                          RHYTHMS NETCONNECTIONS INC.

CONTENTS

Report of Independent Accountants...........................    F-2
Financial Statements:
  Consolidated Balance Sheets...............................    F-3
  Consolidated Statements of Operations.....................    F-4
  Consolidated Statements of Comprehensive Income (Loss)....    F-5
  Consolidated Statements of Cash Flows.....................    F-6
  Consolidated Statements of Stockholders' Equity...........    F-7
  Notes to Consolidated Financial Statements................    F-9

Report of Independent Accountants on Financial Statement
  Schedule..................................................    S-1
Schedule II--Valuation and Qualifying Accounts..............    S-2

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Rhythms NetConnections Inc.

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of comprehensive income, of cash flows, and of stockholders' equity present fairly, in all material respects, the financial position of Rhythms NetConnections Inc. and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for the period from February 27, 1997, (Inception) through December 31, 1997, and for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Denver, Colorado
February 29, 2000, except for Note 10,
as to which the date is March 16, 2000

                          RHYTHMS NETCONNECTIONS INC.

                          CONSOLIDATED BALANCE SHEETS

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1998       1999        2000
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
                                     ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 21,315   $ 48,247   $    1,637
  Short-term investments....................................   115,497    292,008    1,044,736
  Restricted cash...........................................        --     36,707       38,863
  Accounts, loans, interest, and other receivables, net.....     2,376     10,844       19,570
  Inventory.................................................       340      4,071        6,139
  Prepaid expenses and other current assets.................       230      8,460       11,258
                                                              --------   --------   ----------
    Total current assets....................................   139,758    400,337    1,122,203
                                                              --------   --------   ----------
Equipment and furniture, net................................    11,510    124,831      137,170
Collocation fees, net.......................................    13,804     57,421       64,547
Restricted cash.............................................        --     59,526       59,395
Deferred business acquisition costs, net of accumulated
  amortization of $0, $4,765 and $6,327.....................        --     18,425       16,863
Deferred debt issue costs, net of accumulated amortization
  of $216, $924 and $1,178..................................     6,304     16,194       24,561
Other assets................................................       350      8,690       12,936
                                                              --------   --------   ----------
TOTAL ASSETS................................................  $171,726   $685,424   $1,437,675
                                                              ========   ========   ==========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........................  $    333   $    333   $      333
  Accounts payable..........................................    10,601     30,895       32,496
  Interest payable..........................................        39      8,787       24,397
  Accrued expenses and other current liabilities............     2,816     23,163       38,184
                                                              --------   --------   ----------
    Total current liabilities...............................    13,789     63,178       95,410
Long-term debt..............................................       472        111           56
Senior notes payable........................................   157,465    505,696      811,992
Other liabilities...........................................       180        110           74
                                                              --------   --------   ----------
    Total liabilities.......................................   171,906    569,095      907,532
                                                              --------   --------   ----------
Commitments and contingencies (Note 9)
Mandatorily redeemable common stock warrants................     6,567         42           42
Mandatorily redeemable preferred stock......................        --         --      465,793
                                                              --------   --------   ----------
Stockholders' equity (deficit):
  Preferred stock...........................................        17         --           --
  Common stock, $0.001 par value; 250,000,000 shares
    authorized; 8,042,530, 78,255,707, and 78,452,789 shares
    issued as of 1998, 1999 and 2000........................         8         78           78
  Treasury stock, at cost; 438,115, 988,894 and 1,107,440
    shares as of 1998, 1999 and 2000........................       (18)      (469)        (499)
  Additional paid-in capital................................    37,212    373,604      371,562
  Warrants..................................................        --     10,397       74,373
  Deferred compensation.....................................    (5,210)   (12,320)     (10,350)
  Accumulated deficit.......................................   (38,756)  (257,636)    (375,667)
  Accumulated other comprehensive income....................        --      2,633        4,811
                                                              --------   --------   ----------
    Total stockholders' equity (deficit)....................    (6,747)   116,287       64,308
                                                              --------   --------   ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)........  $171,726   $685,424   $1,437,675
                                                              ========   ========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                          RHYTHMS NETCONNECTIONS INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                 PERIOD FROM              YEAR ENDED             THREE MONTHS ENDED
                                             FEBRUARY 27, 1997,          DECEMBER 31,                 MARCH 31,
                                             (INCEPTION) THROUGH   ------------------------   -------------------------
                                              DECEMBER 31, 1997       1998         1999          1999          2000
                                             -------------------   ----------   -----------   -----------   -----------
                                                                                                     (UNAUDITED)
Revenue:
  Service and installation, net............      $       --        $      528   $    11,089   $       660   $     8,137
                                                 ----------        ----------   -----------   -----------   -----------
Operating Expenses:
  Network and service costs................              --             4,695        68,161         6,138        39,894
  Selling, marketing, general and
    administrative.........................           2,342            22,428       110,947        13,064        59,648
  Depreciation and amortization............               1             1,081        12,639           782         9,400
  Amortization of deferred business
    acquisition costs......................              --                --         4,765           131         1,563
  Deferred compensation....................             192               725         3,742           601         1,809
                                                 ----------        ----------   -----------   -----------   -----------
    Total operating expenses...............           2,535            28,929       200,254        20,716       112,314
                                                 ----------        ----------   -----------   -----------   -----------
Loss from operations.......................          (2,535)          (28,401)     (189,165)      (20,056)     (104,177)
                                                 ----------        ----------   -----------   -----------   -----------
Other Income (Expense):
  Interest income..........................             114             5,813        22,673         1,749         8,274
  Interest expense (including amortized
    debt discount and issue costs).........              (1)          (13,779)      (52,537)       (5,627)      (22,164)
  Other income.............................              --                33           149            35            36
                                                 ----------        ----------   -----------   -----------   -----------
    Total other income (expense)...........             113            (7,933)      (29,715)       (3,843)      (13,854)
                                                 ----------        ----------   -----------   -----------   -----------
Net Loss...................................      $   (2,422)       $  (36,334)  $  (218,880)  $   (23,899)  $  (118,031)
                                                 ==========        ==========   ===========   ===========   ===========
Preferred stock dividends and accretion....              --                --            --            --         2,609
                                                 ----------        ----------   -----------   -----------   -----------
Net Loss Available to Common
  Shareholders.............................      $   (2,422)       $  (36,334)  $  (216,247)  $   (23,899)  $  (120,640)
                                                 ==========        ==========   ===========   ===========   ===========
Net Loss Per Common Share:
  Basic....................................      $    (1.12)       $   (12.18)  $     (4.15)  $     (5.38)  $     (1.63)
                                                 ==========        ==========   ===========   ===========   ===========
  Diluted..................................      $    (1.12)       $   (12.18)  $     (4.15)  $     (5.38)  $     (1.63)
                                                 ==========        ==========   ===========   ===========   ===========
Weighted Average Common Shares Outstanding:
  Basic....................................       2,161,764         2,984,216    52,770,402     4,440,052    74,148,386
                                                 ==========        ==========   ===========   ===========   ===========
  Diluted..................................       2,161,764         2,984,216    52,770,402     4,440,052    74,148,386
                                                 ==========        ==========   ===========   ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                          RHYTHMS NETCONNECTIONS INC.

             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                                 (IN THOUSANDS)

                                          PERIOD FROM            YEAR ENDED         THREE MONTHS ENDED
                                      FEBRUARY 27, 1997,        DECEMBER 31,            MARCH 31,
                                      (INCEPTION) THROUGH   --------------------   --------------------
                                       DECEMBER 31, 1997      1998       1999        1999       2000
                                      -------------------   --------   ---------   --------   ---------
                                                                                       (UNAUDITED)
Net loss............................        $(2,422)        $(36,334)  $(218,880)  $(23,899)  $(118,031)

Cumulative translation adjustment...             --               --          --         --           5

Gain on available-for-sale
  securities........................             --               --       2,633         --       2,173
                                            -------         --------   ---------   --------   ---------

Total comprehensive income (loss)...        $(2,422)        $(36,334)  $(216,247)  $(23,899)  $(115,853)
                                            =======         ========   =========   ========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                          RHYTHMS NETCONNECTIONS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                PERIOD FROM             YEAR ENDED           THREE MONTHS ENDED
                                                             FEBRUARY 27, 1997,        DECEMBER 31,              MARCH 31,
                                                            (INCEPTION) THROUGH    ---------------------   ----------------------
                                                             DECEMBER 31, 1997       1998        1999        1999        2000
                                                            --------------------   ---------   ---------   --------   -----------
                                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss................................................        $(2,422)         $ (36,334)  $(218,880)  $(23,899)  $  (118,031)
  Adjustments to reconcile net loss to net cash used for
    operating activities:
    Depreciation and amortization of equipment, furniture,
      and collocation fees................................              1                539      12,639        651         9,400
    Amortization of deferred business acquisition costs...             --                 --       4,765        131         1,563
    Amortization of debt discount and deferred debt issue
      costs...............................................             --             13,882      23,939      5,612         6,550
    Amortization of deferred compensation.................            265                725       3,742        601         1,809
    Amortization of gain on sale of equipment to leasing
      company.............................................             --                 --        (142)       (35)          (36)
    Loss on sale of equipment to leasing company..........             --                387          --
    Changes in assets and liabilities:
      Increase in accounts, loans, interest, and other
        receivables, net..................................             --             (2,376)     (8,468)       (94)       (8,726)
      Increase in inventory...............................             --               (340)     (3,731)      (680)       (2,068)
      Increase in prepaid expenses and other current
        assets............................................            (95)              (135)     (8,230)        83        (2,798)
      Increase in other assets............................            (32)              (318)       (382)        (7)       (4,247)
      Increase in accounts payable........................            388              2,287      11,807       (869)      (11,328)
      Increase in interest payable........................             --                 39       8,748         --        15,610
      Increase in accrued expenses and other current
        liabilities.......................................            335              2,440      20,347        991        15,021
      Increase in other liabilities.......................             --                180          72         37            --
                                                                  -------          ---------   ---------   --------   -----------
        Net cash used for operating activities............         (1,560)           (19,024)   (153,774)   (17,478)      (97,281)
                                                                  -------          ---------   ---------   --------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of short-term investments.....................             --           (451,870)   (451,660)   (34,048)   (2,186,886)
  Maturities of short-term investments....................             --            336,373     275,149     33,989     1,434,158
  Purchases of government securities as restricted cash...             --                 --     (96,233)        --        (2,025)
  Investment in common stock..............................             --                 --      (5,325)        --         2,178
  Purchases of equipment and furniture....................         (1,018)            (9,973)   (147,358)   (19,796)      (20,169)
  Payments of collocation fees............................           (327)           (13,562)    (45,974)   (12,111)       (8,696)
                                                                  -------          ---------   ---------   --------   -----------
        Net cash used for investing activities............         (1,345)          (139,032)   (471,401)   (31,966)     (781,440)
                                                                  -------          ---------   ---------   --------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from leasing company for equipment.............             --              6,606      23,755      1,755            --
  Proceeds from issuance of senior notes and warrants.....             --            150,365     325,000         --       300,000
  Payments of debt issue costs............................             --             (6,519)    (10,598)    (1,169)       (8,621)
  Proceeds from borrowings on long-term debt..............            568                432          --         --            --
  Repayments of long-term debt............................             --               (195)       (361)      (111)          (55)
  Proceeds from issuance of common stock..................             13                242     248,748      1,406           728
  Proceeds from issuance of preferred stock and
    warrants..............................................         12,490             18,292      75,000     60,000       527,160
  Payments of equity issue costs..........................             --                 --     (17,473)        --            --
  Bank overdraft..........................................             --                 --       8,487         --        12,929
  Purchase of treasury stock..............................             --                (18)       (451)        --           (30)
                                                                  -------          ---------   ---------   --------   -----------
  Net cash provided by financing activities...............         13,071            169,205     652,107     61,881       832,111
                                                                  -------          ---------   ---------   --------   -----------
        Net increase in cash and cash equivalents.........         10,166             11,149      26,932     12,437       (46,610)
Cash and cash equivalents at beginning of period..........             --             10,166      21,315     21,315        48,247
                                                                  -------          ---------   ---------   --------   -----------
Cash and cash equivalents at end of period................        $10,166          $  21,315   $  48,247   $ 33,752   $     1,637
                                                                  =======          =========   =========   ========   ===========
Supplemental schedule of cash flow information:
  Cash paid for interest..................................        $     3          $      66   $  19,850   $     16   $         5
Supplemental schedule of non-cash financing activities:
  Equipment and furniture purchases payable...............        $   604          $   7,363   $     547   $ 19,890   $       428
  Business acquisition costs from issuance of preferred
    stock and warrants....................................        $    --          $      --   $  22,010   $ 10,250   $        --
  Warrants issued to leasing companies....................        $    --          $      --   $   1,180   $     --   $        --

  The accompanying notes are an integral part of these consolidated financial statements.

                          RHYTHMS NETCONNECTIONS INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                        PREFERRED STOCK          COMMON STOCK         TREASURY STOCK
                                       $0.001 PAR VALUE        $0.001 PAR VALUE           AT COST         ADDITIONAL
                                     ---------------------   --------------------   -------------------    PAID-IN       DEFERRED
                                       SHARES      AMOUNT     SHARES      AMOUNT     SHARES     AMOUNT     CAPITAL     COMPENSATION
                                     ----------   --------   ---------   --------   --------   --------   ----------   ------------
Issuance of common stock to
  Founders at inception............          --     $--      2,161,764     $ 2           --      $ --       $    --      $    --
Issuance of Series A preferred
  stock for cash...................  12,490,000      12             --      --           --        --        12,477           --
Issuance of common stock upon
  exercise of options..............          --      --        320,458      --           --        --            12           --
Grant of options to purchase Series
  A preferred stock................          --      --             --      --           --        --            73           --
Deferred compensation from grants
  of options to purchase common
  stock............................          --      --             --      --           --        --         1,450       (1,450)
Amortization of deferred
  compensation.....................          --      --             --      --           --        --            --          192
Net loss...........................          --      --             --      --           --        --            --           --
                                     ----------     ---      ---------     ---      -------      ----       -------      -------
Balance at
  December 31, 1997................  12,490,000      12      2,482,222       2           --        --        14,012       (1,258)
Issuance of Series A preferred
  stock for cash...................     365,094       1             --      --           --        --           291           --
Issuance of Series B preferred
  stock for cash...................   4,044,943       4             --      --           --        --        17,996           --
Issuance of common stock upon
  exercise of options..............          --      --      5,560,308       6           --        --           236           --
Purchase of treasury stock for
  cash.............................          --      --             --      --      438,115       (18)           --           --
Deferred compensation from grants
  of options to purchase common
  stock............................          --      --             --      --           --        --         4,908       (4,908)
Amortization of deferred
  compensation.....................          --      --             --      --           --        --            --          725
Reversal of deferred compensation
  from cancellation of grants to
  purchase common stock............          --      --             --      --           --        --          (231)         231
Net loss...........................          --      --             --      --           --        --            --           --
                                     ----------     ---      ---------     ---      -------      ----       -------      -------
Balance at
  December 31, 1998................  16,900,037     $17      8,042,530     $ 8      438,115      $(18)      $37,212      $(5,210)

                                                    ACCUMULATED
                                                       OTHER            TOTAL
                                     ACCUMULATED   COMPREHENSIVE    STOCKHOLDERS'
                                       DEFICIT        INCOME       EQUITY (DEFICIT)
                                     -----------   -------------   ----------------
Issuance of common stock to
  Founders at inception............   $     --       $     --          $      2
Issuance of Series A preferred
  stock for cash...................         --             --            12,489
Issuance of common stock upon
  exercise of options..............         --             --                12
Grant of options to purchase Series
  A preferred stock................         --             --                73
Deferred compensation from grants
  of options to purchase common
  stock............................         --             --                --
Amortization of deferred
  compensation.....................         --             --               192
Net loss...........................     (2,422)            --            (2,422)
                                      --------       --------          --------
Balance at
  December 31, 1997................     (2,422)            --            10,346
Issuance of Series A preferred
  stock for cash...................         --             --               292
Issuance of Series B preferred
  stock for cash...................         --             --            18,000
Issuance of common stock upon
  exercise of options..............         --             --               242
Purchase of treasury stock for
  cash.............................         --             --               (18)
Deferred compensation from grants
  of options to purchase common
  stock............................         --             --                --
Amortization of deferred
  compensation.....................         --             --               725
Reversal of deferred compensation
  from cancellation of grants to
  purchase common stock............         --             --                --
Net loss...........................    (36,334)            --           (36,334)
                                      --------       --------          --------
Balance at
  December 31, 1998................   $(38,756)      $     --          $ (6,747)

  The accompanying notes are an integral part of these consolidated financial statements.

                          RHYTHMS NETCONNECTIONS INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                 PREFERRED STOCK           COMMON STOCK           TREASURY STOCK
                                                                 $0.001 PAR VALUE        $0.001 PAR VALUE            AT COST
                                                              ----------------------   ---------------------   --------------------
                                                                SHARES       AMOUNT      SHARES      AMOUNT     SHARES      AMOUNT
                                                              -----------   --------   ----------   --------   ---------   --------
Balance at December 31, 1998................................   16,900,037     $ 17      8,042,530     $ 8        438,115    $ (18)
Issuance of common stock in initial public offering.........           --       --     10,781,250      11             --       --
Issuance of common stock upon exercise of options for
  cash......................................................           --       --      2,711,247       3             --       --
Issuance of common stock in secondary offering..............           --       --        594,279      --             --       --
Issuance of common stock upon cashless exercise of
  warrants..................................................           --       --      4,954,085       5             --       --
Issuance of Series C preferred stock and warrants for
  cash......................................................    8,395,655        8             --      --             --       --
Issuance of Series D preferred stock and warrants for
  cash......................................................      441,176       --             --      --             --       --
Business relationship value arising from issuance of Series
  C and D preferred stock...................................           --       --             --      --             --       --
Costs arising from issuances of Series C and D preferred
  stock.....................................................           --       --             --      --             --       --
Conversion of preferred stock to common upon initial public
  offering..................................................  (25,736,868)     (25)    51,076,051      51             --       --
Costs arising from public offerings.........................           --       --             --      --             --       --
Purchase of treasury stock for cash.........................           --       --             --      --        550,779     (451)
Issuance of warrants to leasing companies...................           --       --             --      --             --       --
Issuance of warrants to business partner....................           --       --             --      --             --       --
Stock issuance under employee stock purchase plan...........           --       --         96,265      --             --       --
Deferred compensation from grants of options to purchase
  common stock..............................................           --       --             --      --             --       --
Amortization of deferred compensation.......................           --       --             --      --             --       --
Reversal of deferred compensation from cancellation of
  grants to purchase common stock...........................           --       --             --      --             --       --
Net loss....................................................           --       --             --      --             --       --
Unrealized gain on available-for-sale securities............           --       --             --      --             --       --
                                                              -----------     ----     ----------     ---      ---------    -----
Balance at December 31, 1999................................           --       --     78,255,707      78        988,894     (469)
Issuance of common stock upon exercise of options for
  cash......................................................           --       --        194,195      --             --       --
Issuance of Series E preferred stock warrants for cash......           --       --             --      --             --       --
Purchase of treasury stock for cash.........................           --       --             --      --        118,546      (30)
Accrued Series E and F preferred stock dividends............           --       --             --      --             --       --
Accretion of Series E and F preferred stock.................           --       --             --      --             --       --
Stock issuance under employee stock purchase plan...........           --       --          2,887      --             --       --
Amortization of deferred compensation.......................           --       --             --      --             --       --
Reversal of deferred compensation from cancellation of
  grants to purchase common stock...........................           --       --             --      --             --       --
Net loss....................................................           --       --             --      --             --       --
Total comprehensive income..................................           --       --             --      --             --       --
                                                              -----------     ----     ----------     ---      ---------    -----
Balance at March 31, 2000 (unaudited).......................           --     $ --     78,452,789     $78      1,107,440    $(499)
                                                              ===========     ====     ==========     ===      =========    =====

                                                                                                                    ACCUMULATED
                                                              ADDITIONAL                                               OTHER
                                                               PAID-IN                  DEFERRED     ACCUMULATED   COMPREHENSIVE
                                                               CAPITAL     WARRANTS   COMPENSATION     DEFICIT        INCOME
                                                              ----------   --------   ------------   -----------   -------------
Balance at December 31, 1998................................   $ 37,212    $    --      $ (5,210)     $ (38,756)      $   --
Issuance of common stock in initial public offering.........    226,395         --            --             --           --
Issuance of common stock upon exercise of options for
  cash......................................................      3,333         --            --             --           --
Issuance of common stock in secondary offering..............     17,233         --            --             --           --
Issuance of common stock upon cashless exercise of
  warrants..................................................      6,520         --            --             --           --
Issuance of Series C preferred stock and warrants for
  cash......................................................     60,368      7,124            --             --           --
Issuance of Series D preferred stock and warrants for
  cash......................................................      6,317      1,183            --             --           --
Business relationship value arising from issuance of Series
  C and D preferred stock...................................     21,100         --            --             --           --
Costs arising from issuances of Series C and D preferred
  stock.....................................................       (245)        --            --             --           --
Conversion of preferred stock to common upon initial public
  offering..................................................        (26)        --            --             --           --
Costs arising from public offerings.........................    (17,224)        --            --             --           --
Purchase of treasury stock for cash.........................         --         --            --             --           --
Issuance of warrants to leasing companies...................         --      1,180            --             --           --
Issuance of warrants to business partner....................         --        910            --             --           --
Stock issuance under employee stock purchase plan...........      1,769         --            --             --           --
Deferred compensation from grants of options to purchase
  common stock..............................................     11,428         --       (11,428)            --           --
Amortization of deferred compensation.......................         --         --         3,742             --           --
Reversal of deferred compensation from cancellation of
  grants to purchase common stock...........................       (576)        --           576             --           --
Net loss....................................................         --         --            --       (218,880)          --
Unrealized gain on available-for-sale securities............         --         --            --             --        2,633
                                                               --------    -------      --------      ---------       ------
Balance at December 31, 1999................................    373,604     10,397       (12,320)      (257,636)       2,633
Issuance of common stock upon exercise of options for
  cash......................................................        648         --            --             --           --
Issuance of Series E preferred stock warrants for cash......         --     63,976            --             --           --
Purchase of treasury stock for cash.........................         --         --            --             --           --
Accrued Series E and F preferred stock dividends............     (2,548)        --            --             --           --
Accretion of Series E and F preferred stock.................        (61)        --            --             --           --
Stock issuance under employee stock purchase plan...........         80         --            --             --           --
Amortization of deferred compensation.......................         --         --         1,809             --           --
Reversal of deferred compensation from cancellation of
  grants to purchase common stock...........................       (161)        --           161             --           --
Net loss....................................................         --         --            --       (118,031)          --
Total comprehensive income..................................         --         --            --             --        2,178
                                                               --------    -------      --------      ---------       ------
Balance at March 31, 2000 (unaudited).......................   $371,562    $74,373      $(10,350)     $(375,667)      $4,811
                                                               ========    =======      ========      =========       ======


                                                                   TOTAL
                                                               STOCKHOLDERS'
                                                              EQUITY(DEFICIT)
                                                              ---------------
Balance at December 31, 1998................................     $  (6,747)
Issuance of common stock in initial public offering.........       226,406
Issuance of common stock upon exercise of options for
  cash......................................................         3,336
Issuance of common stock in secondary offering..............        17,233
Issuance of common stock upon cashless exercise of
  warrants..................................................         6,525
Issuance of Series C preferred stock and warrants for
  cash......................................................        67,500
Issuance of Series D preferred stock and warrants for
  cash......................................................         7,500
Business relationship value arising from issuance of Series
  C and D preferred stock...................................        21,100
Costs arising from issuances of Series C and D preferred
  stock.....................................................          (245)
Conversion of preferred stock to common upon initial public
  offering..................................................            --
Costs arising from public offerings.........................       (17,224)
Purchase of treasury stock for cash.........................          (451)
Issuance of warrants to leasing companies...................         1,180
Issuance of warrants to business partner....................           910
Stock issuance under employee stock purchase plan...........         1,769
Deferred compensation from grants of options to purchase
  common stock..............................................            --
Amortization of deferred compensation.......................         3,742
Reversal of deferred compensation from cancellation of
  grants to purchase common stock...........................            --
Net loss....................................................      (218,880)
Unrealized gain on available-for-sale securities............         2,633
                                                                 ---------
Balance at December 31, 1999................................       116,287
Issuance of common stock upon exercise of options for
  cash......................................................           648
Issuance of Series E preferred stock warrants for cash......        63,976
Purchase of treasury stock for cash.........................           (30)
Accrued Series E and F preferred stock dividends............        (2,548)
Accretion of Series E and F preferred stock.................           (61)
Stock issuance under employee stock purchase plan...........            80
Amortization of deferred compensation.......................         1,809
Reversal of deferred compensation from cancellation of
  grants to purchase common stock...........................            --
Net loss....................................................      (118,031)
Total comprehensive income..................................         2,178
                                                                 ---------
Balance at March 31, 2000 (unaudited).......................     $  64,308
                                                                 =========

  The accompanying notes are an integral part of these consolidated financial statements.

                          RHYTHMS NETCONNECTIONS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

OPERATIONS

    Rhythms NetConnections Inc. (the Company), a Delaware corporation, was organized under the name Accelerated Connections Inc. effective February 27, 1997. The Company's name was changed to Rhythms NetConnections Inc. as of August 15, 1997. The Company is in the business of providing broadband local access communication services to businesses and consumers. The Company's services include high-speed "always on" connections to the Internet and to private networks. The Company began offering commercial services in the U.S. in April 1998.

    The Company's ultimate success depends upon, among other factors, rapidly expanding the geographic coverage of its network services; entering into interconnection agreements with ILECs, some of which are competitors or potential competitors of the Company; deploying network infrastructure; attracting and retaining customers; accurately assessing potential markets; continuing to develop and integrate its operational support system and other back office systems; obtaining any required governmental authorizations; responding to competitive developments; continuing to attract, retain and motivate qualified personnel; and continuing to upgrade its technologies and commercialize its network services incorporating such technologies. There can be no assurance that the Company will be successful in addressing these matters and failure to do so could have a material adverse effect on the Company's business, prospects, operating results and financial condition. As the Company continues the development of its business, it will seek additional sources of financing to fund its development. If unsuccessful in obtaining such financing, the Company will continue expansion of its operations on a reduced scale based on its existing capital resources.

PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the transactions and balances of Rhythms NetConnections Inc. and its wholly owned subsidiaries Rhythms Links Inc. and Rhythms Links Inc.--Virginia. All significant intercompany balances and transactions have been eliminated in consolidation.

    INTERIM RESULTS (UNAUDITED): The interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and, therefore, do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring accruals, that are necessary for the fair statement of results for the unaudited interim periods. The operating results for the interim periods are not necessarily indicative of the results to be expected for a full fiscal year or for any future periods. All information subsequent to March 16, 2000 is unaudited.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

                          RHYTHMS NETCONNECTIONS INC.

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) REVENUE RECOGNITION

    Revenue consists of recurring fees for monthly DSL service, and nonrecurring fees for equipment and installation. Customer contracts are renewable and range from one to three years in duration with payments due on a monthly basis. Monthly recurring service revenue is recorded in the month the services are rendered. Revenue for installations is recognized to the extent of installation costs in the month incurred. Costs in excess of revenue related to installation services are deferred and amortized to network and service costs on a straight-line basis over the term of the customer contracts.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include cash on hand, money market funds, certificates of deposit, obligations of the U.S. government and its agencies and commercial paper with a maturity of three months or less at the time of purchase. Included in accounts payable are outstanding checks in excess of cash balances of $8.5 million at December 31, 1999.

SHORT-TERM INVESTMENTS

    Short-term investments consist of obligations of the U.S. government and its agencies and commercial paper that have a maturity between 91 days and one year from the date of purchase. Management determines the appropriate classification of marketable debt and equity securities at the time of purchase.

RESTRICTED CASH

    Restricted cash is made up of a portfolio of U.S. government securities purchased to secure payment of the first six scheduled interest payments on the 1999 senior notes.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the balance sheets for cash and cash equivalents, short-term investments, accounts receivable, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amounts reported for long-term debt other than the 12 3/4% senior notes and 13 1/2% senior discount notes approximate fair value based upon management's best estimates of what interest rates would be available for the same or similar instruments. The senior notes are publicly traded securities. The combined quoted fair market value and the combined carrying amount of the senior notes at December 31, 1999 are $471.9 million and $505.7 million, respectively.

INVESTMENT IN OCI COMMUNICATIONS INC.

    On October 29, 1999, the Company completed a strategic investment in OCI Communications Inc. (OCI), a provider of telecommunications services in Canada. In exchange for a $5.3 million cash investment, the Company received warrants convertible into 763,680 shares of Class B non-voting stock in OCI. These warrants were converted in December 1999. As part of this investment, the Company received various rights, including the ability to appoint a representative to OCI's Board of Directors, among others. This investment is classified as an available-for-sale security and is carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of stockholders'

                          RHYTHMS NETCONNECTIONS INC.

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) equity. As part of this strategic relationship, in January 2000, the Company formed a joint venture with OCI to offer DSL-based services in selected Canadian markets. See Note 10.

INVENTORY

    Inventory consists of communications equipment that will be installed at customer locations. Inventory is accounted for using the first-in, first-out method at the lower of cost or market.

EQUIPMENT AND FURNITURE

    Equipment and furniture consists of purchased equipment, furniture, computer software, and leasehold improvements. Equipment and furniture is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to seven years or the lease term, if shorter. When equipment and furniture are retired, sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and gains and losses resulting from such transactions are reflected in operations.

COLLOCATION FEES

    Collocation fees represent nonrecurring fees paid to secure central office space for location of certain Company equipment. The fees are amortized over their estimated useful lives of ten years.

IMPAIRMENT OF LONG-LIVED ASSETS

    The Company investigates potential impairments of its long-lived assets on an exception basis when evidence exists that events or changes in circumstances may have made recovery of an asset's carrying value unlikely. An impairment loss is recognized when the sum of the expected undiscounted future net cash flows is less than the carrying amount of the asset. No such losses have been identified.

CONCENTRATIONS OF CREDIT RISK

    Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash equivalents and short-term investments. Cash in excess of operating requirements is conservatively invested in money market funds, certificates of deposit with high quality financial institutions, obligations of the U.S. government and its agencies, and commercial paper rated A-1, P-1 to minimize risk.

    At December 31, 1998 and 1999, accounts receivable balances from two significant customers were 22.4% and 33.2%, respectively, of the total net accounts receivable balance and 50.4% and 40.8%, respectively, of revenues. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. The Company maintains an allowance for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations. At December 31, 1998 and 1999, the allowance for doubtful accounts was $50,000 and $0.4 million, respectively. The Company's customer base is widespread geographically.

                          RHYTHMS NETCONNECTIONS INC.

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) ADVERTISING COSTS

    Advertising costs are expensed as incurred. Approximately $0.7 million and $6.9 million of advertising costs were incurred in 1998 and 1999, respectively. No such material amounts were incurred in 1997.

INCOME TAXES

    The Company provides for income taxes utilizing the liability method. Under the liability method, current income tax expense or benefit represents income taxes expected to be payable or refundable for the current period. Deferred income tax assets and liabilities are established for both the impact of differences between the financial reporting bases and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax credits and tax loss carryforwards. Deferred income tax expense or benefit represents the change during the reporting period in the net deferred income tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NET LOSS PER SHARE

    Basic earnings per share (EPS) is calculated by dividing the income or loss available to common stockholders by the weighted average number of common shares outstanding for the period without consideration for common stock equivalents. Diluted EPS is computed by dividing the income or loss available to common stockholders by the weighted average number of common shares outstanding for the period in addition to the weighted average number of common stock equivalents outstanding for the period. Shares subject to repurchase by the Company are considered common stock equivalents for purposes of this calculation. Shares issuable upon conversion of the Series A and Series B preferred stock, upon the exercise of outstanding stock options and warrants and shares issued subject to repurchase by the Company totaling 36,653,940 and 52,958,513, at December 31, 1997 and 1998, respectively, have been excluded from the computation since their effect would be antidilutive. Shares issuable upon conversion of the exercise of outstanding stock options and warrants and shares issued subject to repurchase by the Company totaling 6,897,060 at December 31, 1999 have been excluded from the computation since their effect would be antidilutive.

STOCK OPTIONS AND STOCK PURCHASE WARRANTS

    Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees," is applied in accounting for all employee stock option and stock purchase warrant arrangements. Compensation cost is recognized for all stock options and stock purchase warrants granted to employees when the exercise price is less than the market price of the underlying common stock on the date of grant. Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation" requires pro forma disclosures regarding earnings (loss) as if compensation cost for stock options and stock purchase warrants had been determined in accordance with the fair value based method prescribed in SFAS No.123. Estimates of the fair market value are made for each stock option and stock purchase warrant at the date of grant by the use of the Black-Scholes option pricing model.

                          RHYTHMS NETCONNECTIONS INC.

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) NEW ACCOUNTING PRONOUNCEMENTS

    In December 1999, the SEC issued Staff Accounting Bulletin No. 101 (SAB
No. 101), "Revenue Recognition in Financial Statements." SAB 101 provides specific guidance, among other things, as to the recognition of revenue related to up-front non-refundable fees and services charges received in connection with a contractual arrangement. The Company will adopt SAB No. 101 as required in 2000. The Company is in the process of evaluating the impact on its consolidated financial statements.

    In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," was issued. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. The Company will adopt SFAS No. 133 as required in 2001. The Company expects that adoption will have no impact on the consolidated financial statements.

RECLASSIFICATIONS

    Certain balances in the 1997 and 1998 financial statements have been reclassified to conform to the 1999 presentation. The reclassifications had no effect on financial condition, results of operations or cash flows.

2. SHORT-TERM INVESTMENTS

    The Company's marketable debt securities are classified as held-to-maturity and carried at amortized cost, which approximates fair value. Short-term investments consist of the following:

                                                             DECEMBER 31,
                                                          -------------------
                                                            1998       1999
                                                          --------   --------
                                                            (IN THOUSANDS)
Short-term investments:
Commercial paper........................................  $ 33,170   $ 75,902
U.S. government securities..............................    82,327    216,106
                                                          --------   --------
                                                          $115,497   $292,008
                                                          ========   ========

3. COMPOSITION OF CERTAIN BALANCE SHEET COMPONENTS

                                                              DECEMBER 31,
                                                           -------------------
                                                             1998       1999
                                                           --------   --------
                                                             (IN THOUSANDS)
Accounts, loans, interest and other receivables, net:
  Interest...............................................  $ 2,135    $  5,011
  Trade, net of allowance for doubtful accounts of $50
    and $367 in 1998 and 1999, respectively..............      197       4,016
  Other receivables from third parties...................       --       1,701
  Employee expense advances and loans....................       44         116
                                                           -------    --------
                                                           $ 2,376    $ 10,844
                                                           =======    ========

                          RHYTHMS NETCONNECTIONS INC.

3. COMPOSITION OF CERTAIN BALANCE SHEET COMPONENTS (CONTINUED)

                                                              DECEMBER 31,
                                                           -------------------
                                                             1998       1999
                                                           --------   --------
                                                             (IN THOUSANDS)
Equipment and furniture, net:
  Operating equipment....................................  $ 9,633    $101,611
  Office furniture.......................................      917       4,815
  Leasehold improvements.................................      668       3,199
  Computer software......................................      456       7,993
  Computer equipment.....................................      274      17,239
  Lab equipment..........................................       17         605
  Accumulated depreciation...............................     (455)    (10,631)
                                                           -------    --------
                                                           $11,510    $124,831
                                                           =======    ========
Collocation fees, net:
  Collocation fees.......................................   13,889      59,860
  Accumulated amortization...............................      (85)     (2,439)
                                                           -------    --------
                                                           $13,804    $ 57,421
                                                           =======    ========
Accrued expenses and other current liabilities:
  Accrued payroll........................................  $ 1,524    $  8,851
  Carrier services and other operating costs.............      991       8,492
  Other..................................................      301       5,820
                                                           -------    --------
                                                           $ 2,816    $ 23,163
                                                           =======    ========

                          RHYTHMS NETCONNECTIONS INC.

4. DEBT

    Outstanding debt consists of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
                                                                (IN THOUSANDS)
Note payable to bank; due in monthly installments of $28;
  interest at prime plus 0.25% (8.0% and
  8.75%,respectively); collateralized by certain assets;
  matures April 2001........................................  $    805   $    444
12 3/4% senior notes; due April 2009; unsecured.............        --    325,000(a)
13 1/2% senior discount notes; due May 2008; net of
  unamortized discount of $109,304; unsecured...............   157,465    180,696(b)
                                                              --------   --------
Total debt..................................................   158,270    506,140
Less current portion........................................      (333)      (333)
                                                              --------   --------
                                                              $157,937   $505,807
                                                              ========   ========

------------------------

(a) Cash proceeds from the issuance of the 1999 senior notes were approximately $314.5 million of which approximately $113.2 million was used to purchase a portfolio of U.S. government securities to secure payment of the first six scheduled interest payments on the 1999 senior notes. These senior notes are unsecured obligations of the Company and mature on April 15, 2009. The notes are redeemable at the Company's option, in whole or in part, at any time after April 15, 2004, at predetermined redemption prices, together with any accrued and unpaid interest through the date of redemption. Upon a change of control, each holder of the senior notes may require the Company to purchase the notes at 101% of the principal amount thereof, plus any accrued and unpaid interest to the date of purchase. The 1999 senior notes contain restrictive covenants, including limitations on future indebtedness, restricted payments, transactions with affiliates, liens, sale of stock of subsidiaries, entering new lines of business, dividends, mergers and transfers of assets.

(b) The sale of the 1998 senior discount notes included warrants to purchase 4,732,800 shares of common stock at an exercise price of $0.004 per share. The notes were issued at a discount and cash proceeds from the issuance of the notes and warrants were $150.4 million. The value ascribed to the warrants of $6.6 million resulted in additional debt discount. The debt issue costs are being amortized to interest expense using the effective interest method over the period that the notes are outstanding. The notes will accrete in value through May 15, 2003, at a rate of 13 1/2% per annum, compounded semi-annually; no cash interest will be payable prior to that date. Upon a change in control or upon certain asset sales, the Company must offer to repurchase all or a portion of the outstanding notes. In addition, the Company has the option to repurchase the notes upon payment of a premium of accreted value at that point in time. The notes contain restrictive covenants including limitations on future indebtedness, restricted payments, transactions with affiliates, liens, sale of stock of subsidiaries, dividends, mergers and transfers of assets.

    Effective November 20, 1998, the Company completed an exchange offer of the 13 1/2% senior discount notes that allowed for registration of such notes under the Securities Act of 1933, as amended. Of the original issue notes, $289.0 million were tendered for exchange. The registered notes have

                          RHYTHMS NETCONNECTIONS INC.

4. DEBT (CONTINUED)
substantially the same terms and conditions as the unregistered notes, except that the registered notes are not subject to the restrictions on resale or transfer that applied to the unregistered notes.

    Effective September 17, 1999, the Company completed an exchange offer of the 12 3/4% senior notes that allowed for registration of such notes under the Securities Act of 1933, as amended. The original issue notes of $325.0 million were tendered for exchange. The registered notes have substantially the same terms and conditions as the unregistered notes, except that the registered notes are not subject to the restrictions on resale or transfer that applied to the unregistered notes.

    Future maturities of outstanding debt are $0.3 million in 2000, $0.1 million in 2001, none in 2002, none in 2003, none in 2004, and $615.0 million thereafter.

5. STOCKHOLDERS' EQUITY

    The Company was initially capitalized in February 1997 with common stock.

    On July 3, 1997, the Company issued 12,280,000 shares of its Series A preferred stock to new and existing investors for an aggregate purchase price of $12.3 million, which converted into 29,472,000 shares of common stock upon the closing of the initial public offering of the Company's common stock as discussed below. In addition, 210,000 shares of Series A preferred stock was sold to certain investors for an aggregate purchase price of $0.2 million, which converted into 504,000 shares of common stock upon the closing of the initial public offering of the Company's common stock as discussed below. The Company also issued 365,094 shares of Series A preferred stock at a purchase price of $0.80 per share which converted into 876,226 shares of common stock upon the closing of the initial public offering of the Company's common stock in April 1999 as discussed below. On March 12, 1998, the Company issued 4,044,943 shares of its Series B preferred stock to new and existing investors at a price of $4.45 per share. The Company received proceeds totaling $18.0 million, which converted into 9,707,863 shares of common stock upon the closing of the initial public offering of the Company's common stock in April 1999 as discussed below.

    In March 1999, the Company issued 3,731,410 shares of Series C preferred stock to MCI WorldCom's investment fund for an aggregate purchase price of $30.0 million, which converted into 4,477,692 shares of common stock upon the closing of the initial public offering of the Company's common stock in April 1999 as discussed below. The terms of the transaction also provide for the Company and MCI WorldCom to enter into various business relationships, including MCI WorldCom's commitment to sell 100,000 of the Company's DSL lines over a period of five years, subject to penalties for failure to reach target commitments. This transaction included certain warrants as discussed in Note 6.

    In March 1999, the Company issued 3,731,409 shares of Series C preferred stock to Microsoft for an aggregate purchase price of $30.0 million, which converted into 4,477,691 shares of common stock upon the closing of the initial public offering of the Company's common stock in April 1999 as discussed below. The terms of the transaction also provide for the Company and Microsoft to enter into various business relationships. In connection with these business relationships, the Company capitalized $10.0 million in business acquisition costs that is being amortized to operating expense over a three-year period. This transaction included certain warrants as discussed in Note 6.

                          RHYTHMS NETCONNECTIONS INC.

5. STOCKHOLDERS' EQUITY (CONTINUED)

    In April 1999, the Company issued 932,836 shares of Series C preferred stock to Qwest, which converted into 1,119,403 shares of common stock upon the closing of the initial public offering of the Company's common stock in April 1999, as discussed below. Also included was 441,176 shares of Series D preferred stock, that converted into 441,176 shares of common stock upon the closing of the initial public offering of the Company's common stock. The aggregate purchase price for these transactions was $15.0 million. In accordance with provisions of the agreement underlying this investment, the Company and Qwest have entered into certain business relationships. In connection with this business relationship, the Company capitalized $11.1 million in business acquisition costs that is being amortized to operating expense over a five-year period. This transaction included certain warrants as discussed in Note 6.

    Effective April 12, 1999, the Company completed an initial public offering of its common stock. A total of 10,781,250 common shares were issued at $21.00 per share; net proceeds to the Company were approximately $210.1 million after payment of underwriting fees and related issue costs. Upon completion of the offering, all classes of preferred stock automatically converted to common stock, resulting in an additional 51,076,051 shares of common stock being issued leaving no shares of preferred stock issued and outstanding.

    Effective August 17, 1999, the Company completed a secondary public offering of its common stock in a transaction that allowed certain holders of warrants issued in connection with the 13 1/2% senior discount notes to exercise those warrants and sell the resulting common stock at $29.00 per share. A total of 3,961,862 shares were issued in the transaction; the company received no proceeds from the sale of these shares. In connection with the secondary offering, the underwriters of the offering were allowed to purchase 594,279 shares of common stock from the Company for $29.00 per share. The sale of these shares was completed on September 14, 1999 and the Company received proceeds of $16.4 million, net of underwriting discount.

    Effective November 4, 1998, the Company completed a two-for-one split of its common stock. Effective March 19, 1999, the Company completed a six-for-five split of its common stock. The accompanying consolidated financial statements have been restated for all periods presented to reflect the stock splits.

6. STOCK OPTIONS AND WARRANTS

    The Company has established the 1999 Stock Incentive Plan (the 1999 Plan) as the successor equity incentive program to the 1997 Option/Stock Issuance Plan (the 1997 Plan). The 1999 Plan provides for the grant of options to employees, directors and outside consultants for purchase of up to an aggregate of 17,173,530 shares of common stock. All outstanding options under the 1997 Plan were incorporated into the 1999 Plan, and no further options grants may be made under the 1997 Plan. Options granted under the 1997 Plan are immediately exercisable and expire within ten years after the date of grant. Shares acquired upon exercise are subject to repurchase by the Company ratably over a four-year period from the date of grant, at the option of the Company and at the exercise price. Options granted under the 1999 Plan are exercisable ratably over a four-year period from date of grant and expire within ten years of the date of the grant. The 1999 Plan provides for both incentive option and non-statutory option grants and for accelerated vesting in the event of a 50% or more change in control of the Company.

                          RHYTHMS NETCONNECTIONS INC.

6. STOCK OPTIONS AND WARRANTS (CONTINUED)
    The 1999 Plan activity is as follows:

                                                           WEIGHTED       WEIGHTED
                                             NUMBER OF     AVERAGE        AVERAGE
                                               SHARES     FAIR VALUE   EXERCISE PRICE
                                             ----------   ----------   --------------
Granted, below market......................   5,801,714     $ 0.29         $ 0.04
Exercised..................................    (320,458)      0.29           0.04
                                             ----------     ------         ------
  Outstanding at December 31, 1997.........   5,481,256     $ 0.29         $ 0.04
Granted, below market......................   3,364,680     $ 2.62         $ 0.84
Exercised..................................  (5,560,308)      0.30           0.04
Canceled...................................    (136,348)      1.10           0.22
                                             ----------     ------         ------
  Outstanding at December 31, 1998.........   3,149,280     $ 2.73         $ 0.89
Granted, at market.........................   6,160,030     $31.58         $31.58
Granted, below market......................   2,081,298       6.36          12.54
Exercised..................................  (2,711,247)      3.11           1.23
Canceled...................................    (962,100)     19.23          13.65
                                             ----------     ------         ------
  Outstanding at December 31, 1999.........   7,717,261     $26.87         $25.12
                                             ==========     ======         ======

    The following summarizes the outstanding and exercisable options under the 1999 Plan at December 31, 1999:

                                       OPTIONS OUTSTANDING     OPTIONS EXERCISABLE
                                      ---------------------   ----------------------
                                       WEIGHTED    WEIGHTED                 WEIGHTED
                                       AVERAGE     AVERAGE                  AVERAGE
      EXERCISE            NUMBER      REMAINING    EXERCISE     NUMBER      EXERCISE
        PRICE           OUTSTANDING      LIFE       PRICE     EXERCISABLE    PRICE
---------------------   -----------   ----------   --------   -----------   --------
$ 0.21 to $ 0.25           174,384    8.53 years    $ 0.23       174,384     $ 0.23
$ 1.67 to $ 1.88           481,223    8.86 years    $ 1.72       481,223     $ 1.72
$ 3.33 to $ 6.37           897,176    9.08 years    $ 4.37       897,176     $ 4.37
$14.23 to $16.00         1,780,598    9.26 years    $15.93     1,702,262     $15.98
$43.50 to $56.94           940,680    9.47 years    $52.65            --         --
$26.69 to $35.25         3,443,200    9.77 years    $32.27            --         --

    During 1997, 1998, and 1999, options were granted to employees at less than fair value on the date of grant, resulting in $1.5 million, $4.9 million, and $11.4 million, respectively, of deferred compensation recorded as a reduction of stockholders' equity. These amounts are being amortized as a charge to deferred compensation expense over the vesting periods of the applicable options; such amortization totaled $0.2 million, $0.7 million, and $3.7 million for the periods ended December 31, 1997, 1998, and 1999, respectively.

    An option to purchase 365,094 shares of Series A preferred stock at $0.80 per share was granted to an employee during 1997. The Company recorded $73,000 in compensation expense during 1997 related to this grant.

    Had compensation expense for the Company's 1999 Plan and the preferred stock option been determined based on the fair value method of accounting for stock-based compensation, the Company's net loss and net loss per share for the periods ended December 31, 1997, 1998, and 1999 would have

                          RHYTHMS NETCONNECTIONS INC.

6. STOCK OPTIONS AND WARRANTS (CONTINUED) been increased by $11,000, $60,000, and $10.8 million and $0.01, $0.02, and
$0.20 per share, respectively. For purposes of determining this compensation expense, the fair value of each option grant is estimated on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the periods ended December 31, 1997, 1998, and 1999, respectively: no dividend yield; risk-free interest rates of 5.3%, 4.9%, and 5.5%, respectively; expected volatility of nil for pre-initial public offering grants; and 50% for post--initial public offering grants and expected term of four years for common options and six months for the preferred option.

    The following summarizes the issued, outstanding, and exercised warrants at December 31, 1999:

                                                 NUMBER OF
                                                 ORIGINAL    NUMBER OF    NUMBER OF
                                                 WARRANTS    WARRANTS     WARRANTS     EXERCISE PRICE    EXPIRATION
                                                  ISSUED     EXERCISED   OUTSTANDING     PER SHARE          DATE
                                                 ---------   ---------   -----------   --------------   ------------
Warrants issued with 13 1/2% senior discount
  notes........................................  4,732,800   4,701,973       30,827        $0.004         May 2008
Warrants issued with Series C preferred
  stock........................................  1,440,000          --    1,440,000          6.70        March 2004
Warrants issued with Series C preferred
  stock........................................    136,996                  136,996         21.00        April 2004
Warrants issued with Series D preferred
  stock........................................    180,000          --      180,000          6.70        April 2004
May 1998 warrants issued with lease
  agreement....................................    574,380     258,472      315,908          1.85        March 2009
March 1999 warrants issued with lease
  agreement....................................     45,498          --       45,498         10.55        March 2009
April 1999 warrants issued with lease
  agreement....................................     75,000          --       75,000         10.55        April 2002
July 1999 warrants issued with lease
  agreement....................................     10,000          --       10,000         50.00        July 2004

    In August 1999, after a "net exercise" of the warrants associated with the 13 1/2% senior discount notes, 3,961,862 of these shares were sold and an additional 740,111 shares were sold by the selling stockholders in November 1999. The Company received no proceeds from these sales. The remaining warrants have an expiration date of May 15, 2008. The warrants may be required to be repurchased by the Company for cash upon the occurrence of a repurchase event, such as a consolidation, merger, or sale of assets to another entity, as defined in the provisions of the Warrant Agreement, at a price to be determined by an independent financial expert selected by the Company. In the event a repurchase event occurs, the difference between the repurchase price and the carrying value of the warrants would be charged to equity.

    During May 1998, the Company entered into a 36-month lease line that provides for $24.5 million in equipment on an operating lease basis. In connection with this lease agreement, the Company issued 574,380 warrants to purchase common stock at a price of $1.85 per share, exercisable immediately. In March 1999, the Company entered into additional 36-month lease lines for an aggregate of up to $24.0 million in lease financing. In connection with these March 1999 leases, the Company issued warrants to purchase an aggregate of 45,498 shares of common stock at a price of $10.55 per share. These warrants are immediately exercisable. In April 1999, the Company entered into an agreement for up to $20.0 million in equipment lease financing and issued a warrant to purchase up to 75,000 shares of common stock at an exercise price per share of $10.55. This warrant is immediately exercisable. In July 1999, the Company entered into an additional 36-month lease line for an aggregate of up to $26.0 million in lease financing to be used for equipment. In connection with this July 1999 lease, the Company issued a warrant to purchase 10,000 shares of common stock at a price of $50.00 per share. This warrant is immediately exercisable.

                          RHYTHMS NETCONNECTIONS INC.

7. INCOME TAXES

    As of December 31, 1999, the Company had net operating loss carryforwards of approximately $210.2 million, which are available to offset future taxable income through 2019 for federal tax, a portion of which will be subject to the limitations of Internal Revenue Code Section 382 relating to changes in ownership of the Company. The deferred tax asset arising from the loss carryforwards has been fully offset by a valuation allowance since the utilization is uncertain. The valuation allowance increased by approximately $1.0 million, $13.9 million, and $84.0 million during 1997, 1998, and 1999, respectively, primarily as a result of the losses in each of these periods.

    Components of deferred income taxes are as follows:

                                                            1998       1999
                                                          --------   --------
                                                            (IN THOUSANDS)
Deferred tax assets:
  Net operating loss carryforwards......................  $ 14,724   $ 85,028
  Original issue discount and other.....................       178     13,885
                                                          --------   --------
Gross deferred tax asset................................    14,902     98,913
Valuation allowance.....................................   (14,902)   (98,913)
                                                          --------   --------
Net deferred income taxes...............................  $     --   $     --
                                                          ========   ========

                                                    1997          1998          1999
                                                  --------      --------      --------
Statutory federal tax rate......................   (34.0)%       (34.0)%       (35.0)%
State income tax, net of federal benefit........    (5.4)%        (5.4)%        (5.3)%
Other (including non-deductible items)..........    (1.8)%          0.9%          1.7%
Deferred tax asset valuation allowance..........     41.2%         38.5%         38.6%
                                                   ------        ------        ------
                                                       --%           --%           --%
                                                   ======        ======        ======

8. RELATED TRANSACTIONS

    The Company's in-house legal counsel is also a partner in a law firm used externally by the Company. During 1998 and 1999, the Company incurred legal fees and expenses of approximately $1.3 million and $2.4 million, respectively, to the external firm in addition to the salary paid to the in-house counsel. At december 31, 1999, the Company had a balance payable of approximately
$0.7 million to this entity.

    Two members of the Company's Board of Directors serve as directors to a company that supplies equipment to the Company. The total purchases during 1998 and 1999 from the equipment supplier were approximately $13.0 million and $54.0 million, respectively. At December 31, 1999, the Company had a balance payable of approximately $0.4 million to this entity.

    One member of the Company's Board of Directors serves as President of MCI WorldCom Venture Fund and a Senior Vice President of MCI WorldCom. In March 1999, the Company entered into a strategic arrangement with MCI WorldCom. No revenue was received from MCI WorldCom in 1999 under this arrangement.

                          RHYTHMS NETCONNECTIONS INC.

9. COMMITMENTS AND CONTINGENCIES

    The Company leases office space and certain office equipment, telecommunications equipment, network equipment and furniture under non-cancelable operating lease agreements. The leases range in term from 24 months to 60 months and, in certain instances, provide for options to extend. Rent expense under the operating leases for 1997, 1998, and 1999 totaled $46,000, $2.0 million, and $21.0 million, respectively. Future minimum rental payments under the leases are $41.1 million in 2000, $40.6 million in 2001, $25.2 million in 2002, $3.5 million in 2003, $1.8 million in 2004, and $58,000 thereafter.

    On February 18, 1999, the Company filed a complaint for declaratory relief in San Diego County Superior Court, North County against Thomas R. Lafleur.
Mr. Lafleur is a former employee of the Company. After he left, he was sent a check for the repurchase or buy-back of his unvested shares. Mr. Lafleur refused to cash this check. The declaratory relief action is to determine that his shares were unvested and thus properly repurchased. The Company has since amended its complaint to allege additional causes of action, including fraud, breach of contract, and interference with prospective economic advantage. On or about March 26, 1999, Mr. Lafleur filed an answer to the complaint and also filed a cross-complaint against the Company. The cross-complaint has been amended a number of times and seeks compensatory and punitive damages. The Company intends to defend vigorously against the claims asserted in the current cross-complaint. The Company is currently accounting for these 438,115 shares as treasury stock.

    The Company is aware of the filing of a legal action by i2
Technologies, Inc. in the United States District Court in the Northern District of Texas on January 7, 2000, challenging its use of the name "Rhythms" on various grounds and alleging that its use of that name infringes certain trademarks owned by i2 Technologies. The Company denies that it infringes any legitimate trademark rights of i2 Technologies, in part on the grounds that the Company has priority in the Rhythms name with respect to the goods and services provided by it and that its use of those marks is not likely to cause confusion among the consumers of our services and the services provided by i2 Technologies, respectively. The Company intends to vigorously defend the continued use of its name in the manner in which we have used it in the past and the Company's interests in the name "Rhythms."

    In addition, the Company is subject to state commission, Federal Communications Commission and court decisions as they relate to the interpretation and implementation of the 1996 Telecommunications Act, the interpretation of competitive carrier interconnection agreements in general and our interconnection agreements in particular. In some cases, the Company may be deemed to be bound by the results of ongoing proceedings of these bodies. The Company therefore, may participate in proceedings before these regulatory agencies or judicial bodies that affect, and allow it to advance, its business plans.

10. SUBSEQUENT EVENTS

    In January 2000, the Company formed a joint venture with OCI to offer DSL-based services in selected Canadian markets. The Company and OCI each received 100,000 shares of Class A voting stock. OCI also purchased 10,000,000 shares of Series A preferred shares with a redemption amount of US $1.00 per share for $10.0 million. The Series A preferred shares have no voting or conversion rights, but will earn dividends at a rate of six percent per annum payable only upon redemption. To the extent the joint venture is unable to receive sufficient financing through third parties, the Company and OCI shall be obligated to provide additional capital contributions through installments.

                          RHYTHMS NETCONNECTIONS INC.

10. SUBSEQUENT EVENTS (CONTINUED)
    In January and February 2000, the Company entered into an additional 36-month lease line for an aggregate of up to $50.0 million in lease financing with GATX Capital Corporation to be used for network equipment. In
February 2000, the Company entered into an additional 36-month lease line for $25.0 million in lease financing with Cisco Systems Capital Corporation to be used for network equipment.

    In February 2000, the Company issued $300.0 million aggregate principal amount of 14% senior notes due 2010. Net proceeds of approximately
$291.3 million were raised. These senior notes are general unsecured obligations of the Company and mature on February 15, 2010. The notes are redeemable at the Company's option, in whole or in part, at any time after February 15, 2005, at predetermined redemption prices, together with any accrued and unpaid interest through the date of redemption. Upon a change of control, each holder of the senior notes may require the Company to purchase the notes at 101% of the principal amount thereof, plus any accrued and unpaid interest to the date of purchase. The 2000 senior notes contain restrictive covenants, including limitations on future indebtedness, restricted payments, transactions with affiliates, liens, sale of stock of subsidiaries, entering new lines of business, dividends, mergers and transfer of assets.

    In February and March 2000, the Company issued 3,000,000 shares of 6 3/4% Series F cumulative convertible preferred stock in a private placement. Net proceeds were approximately $291.0 million. Each share of Series F preferred stock is convertible into 2.35 shares of common stock at any time at a conversion price of $42.56 per share, subject to adjustment. Holders of Series F preferred stock are entitled to dividends on a cumulative basis at an annual rate of 6 3/4%, payable quarterly in cash. The preferred stock is redeemable at the Company's option, in whole or in part, at any time after March 6, 2003, at predetermined redemption prices, together with any accrued and unpaid dividends through the date of redemption. Upon a change of control, each holder of the preferred shares may require the Company to purchase any or all of the shares at 100% of the liquidation preference, plus any accrued and unpaid dividends to the date of purchase. The Series F preferred stock is subject to mandatory redemption on March 3, 2012.

    In March 2000, the Company sold $250.0 million of 8 1/4% Series E convertible preferred stock to Hicks, Muse, Tate & Furst Inc. (Hicks Muse). Each share of Series E preferred stock is convertible into shares of common stock at any time at a conversion price of $37.50 per share, subject to adjustment. In addition, the Company issued Hicks Muse warrants to purchase 1,875,000 shares of common stock at an exercise price of $45.00 per share, exercisable for three years; 1,875,000 shares of common stock at an exercise price of $50.00 per share, exercisable for five years; and 1,875,000 shares of common stock at an exercise price of $55.00 per share, exercisable for seven years.

    As part of the Hicks Muse agreement, holders of Series E preferred stock affiliated with Hicks Muse have the right to appoint one representative to the Company's Board of Directors provided that they continue to hold 40% of the Series E preferred stock purchased by them or the underlying common stock or any combination thereof. In addition, holders of the Company's Series E preferred stock are be entitled to vote on all matters upon which the Company's common stockholders can vote.

11. SUBSEQUENT EVENT (UNAUDITED)

    In April 2000, the Company entered into a multiyear strategic relationship with Excite @Home. Excite @Home is a leading broadband provider. Under the terms of the agreement, the Company will

                          RHYTHMS NETCONNECTIONS INC.

11. SUBSEQUENT EVENT (UNAUDITED) (CONTINUED) make a $15.0 million investment in @Home Solutions, an affiliate of Excite @Home. The Company will become @Home Solutions' exclusive provider of a residential DSL connectivity for Excite @Home in several specific markets outside of Excite @Home's current cable footprint. Excite @Home will be a preferred internet service provider (ISP) for new consumers in those markets. The new relationship will offer broadband connectivity, a custom software package, Excite for broadband content and ISP services such as e-mail.

12. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

    The following table sets forth certain unaudited consolidated statement of income data for each of the Company's last eight quarters. This data has been derived from unaudited consolidated financial statements that have been prepared on the same basis as the annual audited consolidated financial statements and, in the opinion of the Company, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such information. These unaudited quarterly results should be read in conjunction with the consolidated financial statements and notes. The consolidated results of operations for any quarter are not necessarily indicative of the results for any future period.

                                                                       QUARTER ENDED
                                                         -----------------------------------------
                                                         MARCH 31   JUNE 30    SEPT. 30   DEC. 31
                                                         --------   --------   --------   --------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
1998:
Revenue................................................  $    10    $    71    $    166   $    281
Total costs and expenses...............................  $ 2,536    $ 5,147    $  8,935   $ 12,311
Loss from operations...................................  $(2,526)   $(5,076)   $ (8,769)  $(12,030)
Net loss...............................................  $(2,380)   $(6,769)   $(11,881)  $(15,304)
                                                         -------    -------    --------   --------
Net loss per share (basic and diluted).................  $ (1.10)   $ (2.84)   $  (3.47)  $  (0.68)
                                                         =======    =======    ========   ========

                                                                     QUARTER ENDED
                                                       -----------------------------------------
                                                       MARCH 31   JUNE 30    SEPT. 30   DEC. 31
                                                       --------   --------   --------   --------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
1999:
Revenue..............................................  $    660   $  1,641   $  3,317   $  5,471
Total costs and expenses.............................  $ 20,716   $ 37,370   $ 55,980   $ 86,188
Loss from operations.................................  $(20,056)  $(35,729)  $(52,663)  $(80,717)
Net loss.............................................  $(23,899)  $(42,857)  $(61,778)  $(90,346)
                                                       --------   --------   --------   --------
Net loss per share (basic and diluted)...............  $  (5.38)  $  (0.68)  $  (0.89)  $  (1.23)
                                                       ========   ========   ========   ========

                       REPORT OF INDEPENDENT ACCOUNTANTS
                        ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors of
Rhythms NetConnections Inc.

    Our audits of the consolidated financial statements referred to in our report dated February 29, 2000, except for Note 10, as to which the date is March 16, 2000 included in this Registration Statement on Form S-4 also included an audit of the financial statement schedule listed in the index on page F-1 of this Registration Statement. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP
Denver, Colorado
February 29, 2000

                                  SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                              BALANCE AT
                                             BEGINNING OF   CHARGED TO COSTS   DEDUCTIONS/    BALANCE AT
                                                PERIOD        AND EXPENSES     WRITE-OFFS    END OF PERIOD
                                             ------------   ----------------   -----------   -------------
Allowance for uncollectible trade
  receivables:
  Year ended December 31, 1997.............      $ --             $ --             $ --          $ --
  Year ended December 31, 1998.............      $ --             $ 50             $ --          $ 50
  Year ended December 31, 1999.............      $ 50             $325             $ (8)         $367

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                          RHYTHMS NETCONNECTIONS INC.

                       OFFER TO EXCHANGE ALL OUTSTANDING
               14% SENIOR NOTES DUE 2010, SERIES A (UNREGISTERED)
           FOR UP TO $300,000,000 IN PRINCIPAL AMOUNT OUTSTANDING OF
                14% SENIOR NOTES DUE 2010, SERIES B (REGISTERED)

                         -----------------------------

                                   PROSPECTUS

                         -----------------------------


                                 JUNE 16, 2000


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Section 145 of the Delaware General Corporation Law permits indemnification of the Registrant's officers and directors under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

    Article VII, Section 1 of the Registrant's Restated Bylaws provides that the Registrant shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law. The rights to indemnify thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant's request as a director of officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the Delaware General Corporation Law.

    As permitted by Section 102(b)(7) of the Delaware General Corporation Law,
Article V, Section (A) of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

    The Registrant has entered into indemnification agreements with each of its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Registrant (except to the extent the court determines he or she is fairly and reasonable entitled to indemnity for expenses), for settlements not approved by the Registrant or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Registrant to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Registrant copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

    The Registrant has purchased director's and officers' liability insurance. The Registrant intends to enter into additional indemnification agreements with each of its directors and executive officers to effectuate these indemnity provisions.

    The Registrant has an insurance policy covering the directors and officers of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits.


     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
       3.1(8)           Restated Certificate of Incorporation of the Registrant.

       3.2(2)           Certificate of Designation of Series 1 Junior Participating
                        Preferred Stock of Registrant.

       3.3(2)           Restated Bylaws of the Registrant.

       3.4(7)           Certificate of Designation of 6 3/4% Series F Convertible
                        Preferred Stock of Registrant.

       3.5(7)           Certificate of Designation of 8.25% Series E Convertible
                        Preferred Stock of Registrant.

       3.6              Certificate of Amendment of Restated Certificate of
                        Incorporation.

       4.1(2)           Form of Certificate of common stock.

       4.2(1) Indenture, dated as of May 5, 1998, by and between the Registrant and State Street Bank and Trust Company of
                        California, N.A., as trustee, including form of the Registrant's 13 1/2% Senior Discount Notes due 2008,
                        Series A and form of Registrant's 13 1/2% Senior Discount
                        Notes due 2008, Series B.

       4.3(1) Warrant Agreement, dated as of May 5, 1998, by and between the Registrant and State Street Bank and Trust Company of
                        California, N.A.

       4.4(1)           Warrant Registration Rights Agreement, dated as of May 5,
                        1998, by and among the Registrant and Merrill Lynch & Co.,
                        Merrill Lynch, Pierce, Penner & Smith Incorporated, and
                        Donaldson, Lufkin & Jenrette Securities Corporation.

       4.5(2)           Warrant to Purchase Shares of Common Stock, dated May 19,
                        1998, by and between the Registrant and Sun Financial
                        Group, Inc.

       4.6(2) Common Stock Purchase Warrant, dated March 3, 1999, by and between the Registrant and MCI WorldCom Venture Fund, Inc.

       4.7(2)           Common Stock Purchase Warrant, dated March 16, 1999, by and between the Registrant and Microsoft Corporation.

       4.8(2)           Warrant to Purchase Shares of Common Stock, dated March 31,
                        1999, by and between Registrant and GATX Capital
                        Corporation.

       4.9(2) Warrant Purchase Agreement, dated as of April 6, 1999, by and between Registrant and MCI WorldCom Venture Fund, Inc.

       4.10(2) Common Stock Purchase Warrant, dated April 6, 1999, by and among the Registrant and MCI WorldCom Venture Fund, Inc.

       4.11(2) Common Stock Purchase Warrant, dated April 6, 1999, by and among the Registrant and U.S. Telesource, Inc.

       4.12(2)          Common Stock Purchase Warrant, dated April 5, 1999, by and among the Registrant and Cisco Systems Capital Corporation.

       4.13(2)          Rights Agreement, dated April 2, 1999, by and among
                        Registrant and American Securities Transfer & Trust, Inc.

       4.14(3) Indenture, dated as of April 23, 1999, by and between the Registrant and State Street Bank and Trust Company of
                        California, N.A., as trustee, Including form of the Registrant's 12 3/4% Senior Notes due 2009, Series A and form of the Registrant's 12 3/4% Senior Notes due 2009,
                        Series B.

     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
       4.15(3)          Notes Registration Rights Agreement, dated as of April 23,
                        1999, by and among the Registrant and Merrill Lynch & Co.,
                        Merrill Lynch, Pierce Fenner & Smith Incorporated, Salomon
                        Smith Barney Inc. and Chase Securities Inc.

       4.16(3) Pledge and Escrow Agreement, dated as of April 23, 1999, from the Registrant as Pledgor to State Street Bank and Trust Company of California, N.A., as trustee.

       4.17(4)          Amendment No. 1 to Warrant Agreement, dated as of August,
                        1999 between the Registrant and State Street Bank and Trust
                        Company of California, N.A.

       4.18(7)          Indenture, dated February 23, 2000, by and between the
                        Registrant and State Street Bank and Trust Company of
                        California, N.A., as trustee, including form of the
                        Registrant's 14% Senior Notes due 2010, Series A and form of the Registrant's 14% Senior Notes due 2010, Series B.

       4.19(7)          Notes Registration Statement, dated as of February 23, 2000, among the Registrant, Merrill Lynch & Co., Merrill Lynch,
                        Pierce, Fenner and Smith Incorporated, and Salomon Smith
                        Barney Inc., Chase Securities Inc., and Credit Suisse First
                        Boston.

       4.20(7) Registration Rights Agreement, dated March 3, 2000, by and among the Registrant and Merrill Lynch, Pierce, Fenner and
                        Smith Incorporated and Salomon Smith Barney Inc.

       4.21(7)          Registration Rights Agreement, dated March 16, 2000, by and among the Registrant and the entities listed on Schedule I thereto.

       5.1(8)           Opinion of Brobeck, Phleger & Harrison LLP.

       9.1(1)           Voting Trust Agreement, dated as of May 5, 1998, by and
                        among Sprout Capital VII, L.P., Donaldson Lufkin & Jenrette
                        Securities Corporation, and First Union Trust Company,
                        National Association, as trustee.

       9.2(1)           Voting Trust Agreement, dated as of March 12, 1998, by and between Enron Communications Group, Inc. and the Registrant, as trustee.

      10.1(1)           Series A Preferred Stock Purchase Agreement, dated July 3,
                        1997, by and among the Registrant and the Investors listed on Schedule A thereto.

      10.2(1)           Subsequent Closing Purchase Agreement, dated December 23,
                        1997, by and among the Registrant and the Investors listed on Schedule A thereto.

      10.3(1)           Series B Preferred Stock Purchase Agreement, dated
                        March 12, 1998, by and among the Registrant and the Investors listed on Schedule A thereto.

      10.4(2)           Enterprise Services Solution Agreement between Cisco
                        Systems, Inc. and the Registrant, dated December 3, 1998

      10.5(2)           Series C Preferred Stock Purchase Agreement, dated March 3,
                        1999, by and among the Registrant and MCI WorldCom Venture
                        Fund, Inc.

      10.6(2)           Amended and Restated Investors' Rights Agreement, dated
                        March 3, 1999, by and among the Registrant and the Investors listed on Schedule A thereto.

      10.7(2) Agreement, dated March 3, 1999, by and between the Registrant and MCI WorldCom, Inc.

      10.8(2) Series C Preferred Stock and Warrant Purchase Agreement, dated March 16, 1999, by and among the Registrant and Microsoft Corporation.

      10.9(2)           Amended and Restated Investors' Rights Agreement, dated
                        March 16, 1999, by and among the Registrant and the Investors listed on Schedule A thereto.

      10.10(2) Distribution Agreement, dated March 16, 1999, by and among the Registrant and Microsoft Corporation.

     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
      10.11(1)          Master Lease Agreement No. 1642 and Addendum thereto, each dated November 19, 1997, and Second Addendum thereto, dated as of May 19, 1998, between the Registrant and Sun Financial
                        Group, Inc.

      10.12(2)          Business Lease (Single Tenant) between the Registrant and BR
                        Venture, LLC dated September 1998.

      10.13(1)          Employment Agreement between the Registrant and Catherine M.
                        Hapka, dated June 10, 1997.

      10.14(1)          1997 Stock Option/Stock Issuance Plan.

      10.15(2)          1999 Stock Incentive Plan.

      10.16(2)          1999 Employee Stock Purchase Plan.

      10.17(1)          Form of Indemnification Agreement between the Registrant and each of its directors.

      10.18(1)          Form of Indemnification Agreement between the Registrant and each of its officers.

      10.19(2)          QuickStart Loan and Security Agreement, dated October 29,
                        1997, between the Registrant and Silicon Valley Bank.

      10.20(2)          Third Addendum, dated March 31, 1999, to Master Lease
                        Agreement, dated November 19, 1997, by and among Company and
                        GATX Capital Corporation

      10.21(2)          Master Lease Agreement, dated March 31, 1999, by and among
                        Company and GATX Capital Corporation.

      10.22(2)          First Addendum, dated March 31, 1999, to Master Lease
                        Agreement, dated March 31, 1999, by and among Company and GATX Capital Corporation.

      10.23(2)          Amendment No. 1, dated April 6, 1999, to Framework
                        Agreement, dated March 3, 1999, by and among the Registrant and MCI WorldCom, Inc.

      10.24(2) Series C Preferred Stock and Warrant Purchase Agreement, dated April 6, 1999, by and among the Registrant and U.S
                        Telesource, Inc.

      10.25(2)          Series D Preferred Stock Purchase Agreement, dated April 6,
                        1999, by and among the Registrant and the Investors listed on Schedule A thereto.

      10.26(2)          Amended and Restated Investors' Rights Agreement, dated
                        April 6, 1999, by and among the Registrant and the Investors listed on Schedule A thereto.

      10.27(2)          Lease Agreement, dated April 5, 1999, by and among the
                        Registrant and Cisco Systems Capital Corporation.

      10.28(3)          Amendment No. 2, dated May 10, 1999, to Framework Agreement, dated March 3, 1999, by and among the Registrant and MCI
                        WorldCom, Inc.

      10.29(4)          Employment Agreement with Steve Stringer.

      10.30(2)          Employment Agreement with Michael Lanier.

      10.31(5)          Master Lease Agreement, dated July 30, 1999, by and between the Company and GATX Capital Corporation

      10.32(6) ACI Plus Service Agreement, dated April 6, 1999, by and between the Company and Qwest Communications Corporation.

      10.33(7) Joint Venture Agreement, dated January 1, 2000, by and between the Company, Rhythms Links, Inc. and Optel
                        Communications Corporation.

      10.34(7)          Preferred Stock and Warrant Purchase Agreement, dated
                        February 6, 2000 by and between the Registrant and the Purchasers listed on Schedule I thereto.

     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
      10.35(7)          Purchase Agreement, dated February 16, 2000, by and between the Registrant and the Initial Purchasers listed on Schedule
                        I thereto.

      10.36(7) Purchase Agreement, dated February 28, 2000 by and between the Registrant and Merrill Lynch & Co., Merrill Lynch,
                        Pierce, Fenner & Smith Incorporated and Salomon Smith
                        Barney Inc.

      10.37(7)          Employment Agreement with David J. Shimp.

      10.38(7)          Employment Agreement with Scott C. Chandler.

      10.39(4)          Plus Service Agreement, dated April 6, 1999, by and between the Registrant and Qwest Communications Corporation.

      10.40(8) Sublease, dated January 1, 2000, by and between the Registrant and Cyprus Amax Minerals Company

      21.1(2)           Subsidiaries of the Registrant.

      23.1              Consent of PricewaterhouseCoopers LLP

      23.2(8)           Consent of Brobeck, Phleger & Harrison LLP (filed with
                        Exhibit 5.1).

      24.1(8)           Powers of Attorney (included on signature page).

      25.1(8)           Statement of Eligibility of Trustee on Form T-1.

      99.1              Form of Letter of Transmittal

      99.2              Form of Guarantee

      99.3              Exchange Agency Letter Agreement


------------------------

(1) Previously filed with the Commission as an exhibit to the registration statement on Form S-4 (File No. 333-59393) and incorporated herein by reference.

(2) Previously filed with the Commission as an exhibit to the registration statement on Form S-1 (File No. 333-72409) and incorporated herein by reference.

(3) Previously filed with the Commission as an exhibit to the registration statement on Form S-4 (File No. 333-82637) and incorporated herein by reference.

(4) Previously filed with the Commission as an exhibit to the registration statement on Form S-1 (File No. 333-82867) and incorporated herein by reference.

(5) Previously filed with the Commission as an exhibit to Form 10-Q filed November 11, 1999 and incorporated herein by reference.

(6) Previously filed with the Commission as an exhibit to Form 10-Q filed August 11, 1999 and incorporated herein by reference.

(7) Previously filed with the Commission as an exhibit to Form 10-K filed March 30, 2000 and incorporated herein by reference.


(8) Previously filed with the Commission as an exhibit to Form S-4 filed on May 23, 2000 and incorporated herein by reference.


    (b) Financial Statement Schedules included separately in the Registration Statement.

    All other schedules are omitted because they are not required, are not applicable or the information is included in the Financial Statements or notes thereto.

                                  UNDERTAKINGS

    We hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rule and regulations prescribed by the SEC under Section 305(b)(2) of Act.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the state of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Triangle pursuant to the foregoing provisions, Delaware Corporation law, the Underwriting Agreement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 13th day of June, 2000.


                                                       RHYTHMS NETCONNECTIONS, INC.

                                                       By:            /s/ JOHN W. BRAUKMAN
                                                            ----------------------------------------
                                                                        John W. Braukman
                                                                     CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:



                  SIGNATURE                                     TITLE
                  ---------                                     -----
                      *                        Chairman of the Board and                June 13, 2000
    ------------------------------------         Chief Executive Officer
             Catherine M. Hapka                  (Principal Executive Officer)

                      *                        President and Chief Operating Officer    June 13, 2000
    ------------------------------------
               Steve Stringer

                      *                        Chief Financial Officer                  June 13, 2000
    ------------------------------------         (Principal Financial and Accounting
              John W. Braukman                   Officer)

                      *                        Director                                 June 13, 2000
    ------------------------------------
              Kevin R. Compton

                      *                        Director                                 June 13, 2000
    ------------------------------------
              Keith B. Geeslin

                      *                        Director                                 June 13, 2000
    ------------------------------------
                 Susan Mayer

                  SIGNATURE                                     TITLE
                  ---------                                     -----
                      *                        Director                                 June 13, 2000
    ------------------------------------
             William R. Stensrud

                      *                        Director                                 June 13, 2000
    ------------------------------------
               John L. Walecka

                      *                        Director                                 June 13, 2000
    ------------------------------------
              Edward J. Zander

                      *                        Director                                 June 13, 2000
    ------------------------------------
               Michael Levitt



 *             /s/ JOHN W. BRAUKMAN
         --------------------------------
                 John W. Braukman
                 Attorney-in-Fact

                                 EXHIBIT INDEX


     EXHIBIT NO.                                DESCRIPTION
---------------------   ------------------------------------------------------------
       3.1(8)           Restated Certificate of Incorporation of the Registrant.

       3.2(2)           Certificate of Designation of Series 1 Junior Participating
                        Preferred Stock of Registrant.

       3.3(2)           Restated Bylaws of the Registrant.

       3.4(7)           Certificate of Designation of 6 3/4% Series F Convertible
                        Preferred Stock of Registrant.

       3.5(7)           Certificate of Designation of 8.25% Series E Convertible
                        Preferred Stock of Registrant.

       3.6              Certificate of Amendment of Restated Certificate of
                        Incorporation.

       4.1(2)           Form of Certificate of common stock.

       4.2(1) Indenture, dated as of May 5, 1998, by and between the Registrant and State Street Bank and Trust Company of
                        California, N.A., as trustee, including form of the Registrant's 13 1/2% Senior Discount Notes due 2008,
                        Series A and form of Registrant's 13 1/2% Senior Discount
                        Notes due 2008, Series B.

       4.3(1) Warrant Agreement, dated as of May 5, 1998, by and between the Registrant and State Street Bank and Trust Company of
                        California, N.A.

       4.4(1)           Warrant Registration Rights Agreement, dated as of May 5,
                        1998, by and among the Registrant and Merrill Lynch & Co.,
                        Merrill Lynch, Pierce, Penner & Smith Incorporated, and
                        Donaldson, Lufkin & Jenrette Securities Corporation.

       4.5(2)           Warrant to Purchase Shares of Common Stock, dated May 19,
                        1998, by and between the Registrant and Sun Financial
                        Group, Inc.

       4.6(2) Common Stock Purchase Warrant, dated March 3, 1999, by and between the Registrant and MCI WorldCom Venture Fund, Inc.

       4.7(2)           Common Stock Purchase Warrant, dated March 16, 1999, by and between the Registrant and Microsoft Corporation.

       4.8(2)           Warrant to Purchase Shares of Common Stock, dated March 31,
                        1999, by and between Registrant and GATX Capital
                        Corporation.

       4.9(2) Warrant Purchase Agreement, dated as of April 6, 1999, by and between Registrant and MCI WorldCom Venture Fund, Inc.

       4.10(2) Common Stock Purchase Warrant, dated April 6, 1999, by and among the Registrant and MCI WorldCom Venture Fund, Inc.

       4.11(2) Common Stock Purchase Warrant, dated April 6, 1999, by and among the Registrant and U.S. Telesource, Inc.

       4.12(2)          Common Stock Purchase Warrant, dated April 5, 1999, by and among the Registrant and Cisco Systems Capital Corporation.

       4.13(2)          Rights Agreement, dated April 2, 1999, by and among
                        Registrant and American Securities Transfer & Trust, Inc.

       4.14(3) Indenture, dated as of April 23, 1999, by and between the Registrant and State Street Bank and Trust Company of
                        California, N.A., as trustee, including form of the Registrant's 12 3/4% Senior Notes due 2009, Series A and form of the Registrant's 12 3/4% Senior Notes due 2009,
                        Series B.

     EXHIBIT NO.                                DESCRIPTION
---------------------   ------------------------------------------------------------
       4.15(3)          Notes Registration Rights Agreement, dated as of April 23,
                        1999, by and among the Registrant and Merrill Lynch & Co.,
                        Merrill Lynch, Pierce Fenner & Smith Incorporated, Salomon
                        Smith Barney Inc. and Chase Securities Inc.

       4.16(3) Pledge and Escrow Agreement, dated as of April 23, 1999, from the Registrant as Pledgor to State Street Bank and Trust Company of California, N.A., as trustee.

       4.17(4)          Amendment No. 1 to Warrant Agreement, dated as of August,
                        1999 between the Registrant and State Street Bank and Trust
                        Company of California, N.A.

       4.18(7)          Indenture, dated February 23, 2000, by and between the
                        Registrant and State Street Bank and Trust Company of
                        California, N.A., as trustee, including form of the
                        Registrant's 14% Senior Notes due 2010, Series A and form of the Registrant's 14% Senior Notes due 2010, Series B.

       4.19(7)          Notes Registration Statement, dated as of February 23, 2000, among the Registrant, Merrill Lynch & Co., Merrill Lynch,
                        Pierce, Fenner and Smith Incorporated, and Salomon Smith
                        Barney Inc., Chase Securities Inc., and Credit Suisse First
                        Boston.

       4.20(7) Registration Rights Agreement, dated March 3, 2000, by and among the Registrant and Merrill Lynch, Pierce, Fenner and
                        Smith Incorporated and Salomon Smith Barney Inc.

       4.21(7)          Registration Rights Agreement, dated March 16, 2000, by and among the Registrant and the entities listed on Schedule I thereto.

       5.1(8)           Opinion of Brobeck, Phleger & Harrison LLP.

       9.1(1)           Voting Trust Agreement, dated as of May 5, 1998, by and
                        among Sprout Capital VII, L.P., Donaldson Lufkin & Jenrette
                        Securities Corporation, and First Union Trust Company,
                        National Association, as trustee.

       9.2(2)           Voting Trust Agreement, dated as of March 12, 1998, by and between Enron Communications Group, Inc. and the Registrant, as trustee.

      10.1(1)           Series A Preferred Stock Purchase Agreement, dated July 3,
                        1997, by and among the Registrant and the Investors listed on Schedule A thereto.

      10.2(1)           Subsequent Closing Purchase Agreement, dated December 23,
                        1997, by and among the Registrant and the Investors listed on Schedule A thereto.

      10.3(1)           Series B Preferred Stock Purchase Agreement, dated
                        March 12, 1998, by and among the Registrant and the Investors listed on Schedule A thereto.

      10.4(2)           Enterprise Services Solution Agreement between Cisco
                        Systems, Inc. and the Registrant, dated December 3, 1998

      10.5(2)           Series C Preferred Stock Purchase Agreement, dated March 3,
                        1999, by and among the Registrant and MCI WorldCom Venture
                        Fund, Inc.

      10.6(2)           Amended and Restated Investors' Rights Agreement, dated
                        March 3, 1999, by and among the Registrant and the Investors listed on Schedule A thereto.

      10.7(2) Agreement, dated March 3, 1999, by and between the Registrant and MCI WorldCom, Inc.

      10.8(2) Series C Preferred Stock and Warrant Purchase Agreement, dated March 16, 1999, by and among the Registrant and Microsoft Corporation.

      10.9(2)           Amended and Restated Investors' Rights Agreement, dated
                        March 16, 1999, by and among the Registrant and the Investors listed on Schedule A thereto.

      10.10(2) Distribution Agreement, dated March 16, 1999, by and among the Registrant and Microsoft Corporation.

     EXHIBIT NO.                                DESCRIPTION
---------------------   ------------------------------------------------------------
      10.11(1)          Master Lease Agreement No. 1642 and Addendum thereto, each dated November 19, 1997, and Second Addendum thereto, dated as of May 19, 1998, between the Registrant and Sun Financial
                        Group, Inc.

      10.12(2)          Business Lease (Single Tenant) between the Registrant and BR
                        Venture, LLC dated September 1998.

      10.13(1)          Employment Agreement between the Registrant and Catherine M.
                        Hapka, dated June 10, 1997.

      10.14(1)          1997 Stock Option/Stock Issuance Plan.

      10.15(2)          1999 Stock Incentive Plan.

      10.16(2)          1999 Employee Stock Purchase Plan.

      10.17(1)          Form of Indemnification Agreement between the Registrant and each of its directors.

      10.18(1)          Form of Indemnification Agreement between the Registrant and each of its officers.

      10.19(1)          QuickStart Loan and Security Agreement, dated October 29,
                        1997, between the Registrant and Silicon Valley Bank.

      10.20(2)          Third Addendum, dated March 31, 1999, to Master Lease
                        Agreement, dated November 19, 1997, by and among Company and GATX Capital Corporation

      10.21(2)          Master Lease Agreement, dated March 31, 1999, by and among
                        Company and GATX Capital Corporation.

      10.22(2)          First Addendum, dated March 31, 1999, to Master Lease
                        Agreement, dated March 31, 1999, by and among Company and GATX Capital Corporation.

      10.23(2)          Amendment No. 1, dated April 6, 1999, to Framework
                        Agreement, dated March 3, 1999, by and among the Registrant and MCI WorldCom, Inc.

      10.24(2) Series C Preferred Stock and Warrant Purchase Agreement, dated April 6, 1999, by and among the Registrant and U.S
                        Telesource, Inc.

      10.25(2)          Series D Preferred Stock Purchase Agreement, dated April 6,
                        1999, by and among the Registrant and the Investors listed on Schedule A thereto.

      10.26(2)          Amended and Restated Investors' Rights Agreement, dated
                        April 6, 1999, by and among the Registrant and the Investors listed on Schedule A thereto.

      10.27(2)          Lease Agreement, dated April 5, 1999, by and among the
                        Registrant and Cisco Systems Capital Corporation.

      10.28(4)          Amendment No. 2, dated May 10, 1999, to Framework Agreement, dated March 3, 1999, by and among the Registrant and MCI
                        WorldCom, Inc.

      10.29(4)          Employment Agreement with Steve Stringer.

      10.30(4)          Employment Agreement with Michael Lanier.

      10.31(5)          Master Lease Agreement, dated July 30, 1999, by and between the Company and GATX Capital Corporation

      10.32(6) ACI Plus Service Agreement, dated April 6, 1999, by and between the Company and Qwest Communications Corporation.

      10.33(7) Joint Venture Agreement, dated January 1, 2000, by and between the Company, Rhythms Links, Inc. and Optel
                        Communications Corporation.

     EXHIBIT NO.                                DESCRIPTION
---------------------   ------------------------------------------------------------
      10.34(7)          Preferred Stock and Warrant Purchase Agreement, dated
                        February 6, 2000 by and between the Registrant and the
                        Purchasers listed on Schedule I thereto.

      10.35(7)          Purchase Agreement, dated February 16, 2000, by and between the Registrant and the Initial Purchasers listed on Schedule
                        I thereto.

      10.36(7) Purchase Agreement, dated February 28, 2000 by and between the Registrant and Merrill Lynch & Co., Merrill Lynch,
                        Pierce, Fenner & Smith Incorporated and Salomon Smith
                        Barney Inc.

      10.37(7)          Employment Agreement with David J. Shimp.

      10.38(7)          Employment Agreement with Scott C. Chandler.

      10.39(4)          Plus Service Agreement, dated April 6, 1999, by and between the Registrant and Qwest Communications Corporation.

      10.40(8) Sublease, dated January 1, 2000, by and between the Registrant and Cyprus Amax Minerals Company

      21.1(2)           Subsidiaries of the Registrant.

      23.1              Consent of PricewaterhouseCoopers LLP

      23.2(8)           Consent of Brobeck, Phleger & Harrison LLP (filed with
                        Exhibit 5.1).

      24.1(8)           Powers of Attorney (included on signature page).

      25.1(8)           Statement of Eligibility of Trustee on Form T-1

      99.1              Form of Letter of Transmittal

      99.2              Form of Guarantee

      99.3              Exchange Agency Letter Agreement


------------------------

(1) Previously filed with the Commission as an exhibit to the registration statement on Form S-4 (File No. 333-59393) and incorporated herein by reference.

(2) Previously filed with the Commission as an exhibit to the registration statement on Form S-1 (File No. 333-72409) and incorporated herein by reference.

(3) Previously filed with the Commission as an exhibit to the registration statement on Form S-4 (File No. 333-82637) and incorporated herein by reference.

(4) Previously filed with the Commission as an exhibit to the registration statement on Form S-1 (File No. 333-82867) and incorporated herein by reference.

(5) Previously filed with the Commission as an exhibit to Form 10-Q filed November 11, 1999 and incorporated herein by reference.

(6) Previously filed with the Commission as an exhibit to Form 10-Q filed August 11, 1999 and incorporated herein by reference.

(7) Previously filed with the Commission as an exhibit to Form 10-K filed March 30, 2000 and incorporated herein by reference.


(8) Previously filed with the Commission as an exhibit to Form S-4 filed on May 23, 2000 and incorporated herein by reference.